EXECUTION COUNTERPART

AGREEMENT OF LEASE

Stamford Washington Office LLC

Landlord

- and -

WORLD WRESTLING ENTERTAINMENT, INC.

Tenant

677 and 707 WASHINGTON BOULEVARD,

STAMFORD, CONNECTICUT

Dated as of March 7, 2019

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EXHIBITS

EXHIBIT A	The Premises
EXHIBIT B	The Land
EXHIBIT C	Rules and Regulations
EXHIBIT D	Cleaning Specifications
EXHIBIT E	Office Tower HVAC Specifications
EXHIBIT F	Landlord's Work
EXHIBIT G	Tenant's Work Letter
EXHIBIT H	Intentionally Omitted
EXHIBIT I	Form of Landlord Consent to Transfer
EXHIBIT J	(Intentionally Omitted)
EXHIBIT L	Pavilion Lobby Mezzanine Work
EXHIBIT M	(Intentionally Omitted)
EXHIBIT O	Pavilion Building Directional Signage
EXHIBIT Q	Cafeteria Plans
EXHIBIT R	Reserved Parking Plans
EXHIBIT S	Fitness Center and Conference Center Plans
EXHIBIT T	Notice of Lease/Release of Notice of Lease

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This AGREEMENT OF LEASE (this "Lease"), is dated as of March 7, 2019, between Stamford Washington Office LLC, a Delaware limited liability company, with an office at c/o George Comfort  & Sons, Inc., 200 Madison Avenue, New York, New York  10016 ("Landlord"), and WORLD WRESTLING ENTERTAINMENT, INC., a Delaware corporation, with an office at 1241 East Main Street, Stamford, Connecticut 06902 ("Tenant").

WI T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1
Definitions

Section 1.01    Definitions.  For the purposes of this Lease, unless the context otherwise requires:

(a)    "Alterations" shall mean alterations, installments, improvements, additions or other changes (other than temporary partition walls and decorations), in the Premises, or, to the extent expressly permitted pursuant to the terms of this Lease, outside of the Premises, including, without limitation, Tenant's Alterations.

(b)    "Building" shall mean, collectively, the Tower Building and the Pavilion Building.

(c)    "Building Common Areas" shall mean all of the non-rentable areas in the interior and exterior of the Building designated by Landlord as available in common for or for the common benefit of, the tenants of the Building, including, without limitation, restrooms on multitenant floors, fire stairs, common space on the ground floor of the Tower Building (the "Plaza"), any common loading docks, and the Complex Garages.

(d)    "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, life-safety, roof and balcony drainage and other service systems of the Building, located in the Building Common Areas and the Premises or serving the Premises or Building Common Areas.

(e)    "City" shall mean Stamford, Connecticut.

(f)    "Complex" shall mean the Tower Building, the Pavilion Building, and the related facilities, parking areas, interconnected garages, roadways and any other buildings or improvements constructed on the Land and currently known as and having an address at 677 and (subject to approval of Governmental Authorities) 707 Washington Boulevard. Landlord and Tenant have agreed that for the purpose of this Lease, as of the date hereof, the rentable square footage of the Complex is deemed to be 633,156 rentable square feet.  Said Complex rentable square footage shall be subject to change, from time to time, based on any actual, physical additions or deletions of rentable square footage (and/or amenities) to the Complex, or pursuant to the terms of this Lease.  Notwithstanding anything to the contrary contained in this Lease, from and after the date Landlord actually commences development construction or re-development construction to either Development Parcel for purposes of non-Complex amenities or uses, such Development Parcel shall be excluded from the Complex and appropriate adjustments shall be made to Tenant's Additional Rent payable under Article 6 hereof, including equitable adjustments to Base Taxes, Cost of Operation and Maintenance, Complex Operating Expenses, Base Expenses, Tax Payments, Cost Increases, and applicable proportionate shares relating thereto, for the balance of the Term.  Any disputes between the parties under the immediately preceding sentence shall be subject to arbitration pursuant to Article 25 hereof, initiated by either party.

(g)    "Complex Common Areas" shall mean all of the areas in and around the buildings comprising the Complex which are designated by Landlord as being available for common use by or the common benefit of all tenants of the Complex, subject to such commercially reasonable access restrictions which Landlord may impose, including, without limitation, the Complex Garages (hereinafter defined); the exterior parking areas located adjacent to the buildings comprising the Complex; Complex common parking spaces; any Complex common loading and unloading areas; any common facilities which are designated for the use of tenants of the Complex; and the Land and the roadways located adjacent to the buildings in the Complex. Complex Common Areas shall not include (i) the buildings within the Complex, and (ii) parking spaces reserved for the exclusive use by Landlord.

(h)    "Complex Garages" shall mean all of the motor vehicle parking garages which are located in or underneath the buildings comprising the Complex, currently comprised of the parking garage facilities located under the Pavilion Building.  In addition to the Complex Garages, Complex parking facilities include outdoor parking lots off of Atlantic Street and Washington Boulevard.

(i)    "Complex Standard" shall mean the customary standard then maintained at comparable, first-class, multi-tenant, investor-owned office complexes in Stamford, Connecticut.

(j)    "Control" shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and/or control interest if not a corporation and/or the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities or interests or by statute.

(k)    "Controllable Operating Expenses" shall mean Landlord's Costs of Operation and Maintenance and Complex Operating Expenses other than utility expenses, Taxes, snow and ice removal, insurance premiums and any other costs or expenses incurred for the Complex and permitted under Article 6 which are genuinely beyond Landlord's reasonable control.  Any disputes between the parties concerning the determination of Controllable Operating Expenses shall be determined by arbitration pursuant to Article 25 hereof initiated by either party.

(l)    "Development Parcel(s)" shall mean, individually or together, the East Development Parcel off of Atlantic Street and the Northwest Development Parcel off of Washington Boulevard.

(m)    "East Development Parcel" shall mean the portion of the Land shown and designated on Exhibit B-1 attached hereto as the East Development Parcel.

(n)    "Environmental Laws" shall mean all applicable Federal, state, county, and local statutes, laws, regulations, rules, ordinances, codes, standards, guidelines, orders, licenses and permits of any Governmental Authorities relating to environmental, health or safety matters, including by way of illustration and not by way of limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act of 1970, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1970, the Toxic Substances Control Act and any state and local equivalents of all for the preceding laws, including, but not limited to Connecticut General Statutes §22a-1 et seq., including any amendments or extensions thereof and all future similar statutes, laws, rules, regulations, and directives and any rules, regulations, standards or guidelines issued pursuant to any of said Environmental Laws.

(o)    "Governmental Authorities" or a "Governmental Authority" shall mean any federal, state, county, municipal or local government or any quasi-governmental authority, now or hereafter created and all departments, commissions, boards, bureaus and offices thereof having or claiming jurisdiction over the Building or Complex or any portion thereof.

(p)    "Hazardous Materials" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product, or substance, including, without limitation, asbestos, mold, polychlorinated biphenyls, lead, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation, or handling of which is now, or may in the future be, prohibited, controlled or regulated by Environmental Laws.

(q)    "Land" shall mean the parcel or parcels of land situated in the County of Fairfield, State of Connecticut and the City upon which the Complex stands.

(r)    "Lease Year" shall mean every period of twelve (12) consecutive months during the Term of this Lease commencing on the Rent Commencement Date (as hereinafter defined) and with the first Lease Year ending on the last day of the calendar month which includes the first anniversary of the Rent Commencement Date, and each subsequent twelve (12) month period, provided that the last Lease Year shall end on the Expiration Date (as hereinafter defined).

(s)    "Northwest Development Parcel" shall mean the portion of the Land shown and designated on Exhibit B-1 attached hereto as the Northwest Development Parcel.

(t)    "Occupancy Date" shall mean the date on which Tenant commences its business operations in the Premises following the substantial completion of Tenant's Work.

(u)    "Pavilion Building" shall mean the pavilion building (distinct from the Tower Building) being a part of the Complex located at 707 Washington Boulevard, Stamford, Connecticut (such 707 Washington Boulevard street number being subject to approval by Governmental Authorities).

(v)    "Possession Date" shall mean the date which is the later to occur of (i) July 1, 2019,  and (ii) the date on which Landlord delivers the Premises to Tenant with Landlord's Delivery Work (as hereinafter defined) substantially complete in accordance with Exhibit F.

(w)    "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus affecting the Complex or the Building, as applicable, or any respective portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof.

(x)    "Superior Lease" shall mean all ground or underlying leases of the Land, Complex or the Building and all renewals, extensions, supplements, amendments and modifications thereof.

(y)    "Superior Mortgages" shall mean any trust indenture or mortgage which may now or hereafter affect the Land, the Complex or the Building or any Superior Lease and the leasehold interest created thereby or any condominium declaration or similar common interest ownership structure, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor and advances made thereunder.

(z)    "Tenant's Alterations" shall mean the improvements and Alterations made by Tenant to the Premises, excluding Tenant's Property, during the Term of this Lease, including, without limitation, improvements to the any Mezzanine Expansion Space, ROFO Space, ROFR Space, First Expansion Space and Second Expansion Space, if any.

(aa)    "Tenant's Property" shall mean Tenant's moveable trade fixtures and moveable partitions, telephone, computers and other equipment, furniture, furnishings, work stations, decorations and other items of personal property.

(bb)    "Tower Building" shall mean the office tower building (distinct from the Pavilion Building) being a part of the Complex located at 677 Washington Boulevard, Stamford, Connecticut.

(cc)    "Unavoidable Delays" shall mean any and all delays beyond the reasonable control of a party, including, without limitation, delays caused by the other party hereto, governmental restrictions, governmental regulations, governmental controls, order of civil, military or naval authority, governmental preemption, strikes, labor disputes, lock-outs, shortage of labor or materials, inability to obtain materials or reasonable substitutes therefor, Acts of God, earthquake, floods, explosions, actions of the elements, extreme weather conditions, enemy action, civil commotion, riot or insurrection, fire or other unavoidable casualty or any other cause beyond such party's reasonable control. Notwithstanding the foregoing, (i) lack of funds shall not be deemed a cause beyond either party's reasonable control, and (ii) the provisions of this Section 1.01(cc) shall not excuse Tenant from its obligation to pay Fixed Rent and/or Additional Rent as and when due.

ARTICLE 2
Demise; Premises; Term; Renewal Options

Section 2.01    Demise; Premises; Pavilion Mezzanine Expansion; Sixth Floor of Pavilion Building; Tower Expansion; Terraces; Master Plan and Site Plan.

(a)    Demise; Premises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, (a) the interior area comprising the lobby and the interior rentable areas comprising the entire fifth (5th), sixth (6th), and seventh (7th) floors of the Pavilion Building (collectively, the "Pavilion Premises"), and (b) the interior rentable areas comprising the entire sixth (6th), seventh (7th), twelfth (12th), and thirteenth (13th) floors of the Tower Building (collectively, the "Tower Premises"; which Tower Premises, together with the Pavilion Premises, are collectively referred to herein as the "Premises"), all as more particularly outlined on Exhibit A attached hereto and made a part hereof, situated on a portion of the Land as more particularly described on Exhibit B attached hereto and made a part hereof, for the Term hereinafter stated, and for the rents, covenants and conditions (including limitations, restrictions and reservations) hereinafter provided.

(b)    Pavilion Mezzanine Expansion. Tenant, at Tenant's sole option and expense, shall have the right, exercisable (and to be performed) subject to the terms hereof, to expand the existing mezzanine on the seventh (7th) floor in the Pavilion Building (along with modifying the Pavilion lobby in connection therewith, as conceptually shown on the Gensler renderings attached hereto as Exhibit L) by up to an additional fifty thousand (50,000) rentable square feet in the aggregate (the "Mezzanine Expansion Space"), which expansion work shall be performed by Tenant in accordance with (i) the standards set forth in Exhibit G for Tenant's Work, (ii) all applicable Requirements, and (iii) final plans and specifications to be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.  If Tenant elects to expand the mezzanine on the seventh (7th) floor (and/or the Pavilion lobby) in accordance with this Section 2.01(b), then (i) Tenant shall not be obligated to pay any Fixed Rent with respect to the Mezzanine Expansion Space for the initial Term hereunder and, to the extent applicable, for each of the first three (3) Extended Terms, and (ii) Tenant shall be responsible, throughout the Term, for the payment of one hundred percent (100%) of all Taxes that may be allocable to the Mezzanine Expansion Space.  For purposes of clarification, Tenant shall pay Fixed Rent, as determined in accordance with Section 2.05 below, with respect to the Mezzanine Expansion Space for any Extended Term after the first three (3) Extended Terms.  Landlord hereby represents to Tenant that: (i) to Landlord's  actual knowledge, the Building and the Complex have sufficient available FAR, as of the date hereof, to permit Tenant's construction of the Mezzanine Expansion Space;; and (ii) Landlord has no actual knowledge of any title encumbrances or restrictive covenants that will prevent Tenant from constructing the Mezzanine Expansion Space;  however, to the extent Tenant elects to construct such Mezzanine Expansion Space, Tenant shall do so subject to and in compliance with all applicable Requirements.  Landlord hereby agrees not to take any actions with respect to its operation, construction or development of the Complex which will reduce the available Complex FAR below that necessary for Tenant to exercise its rights hereunder to construct the Mezzanine Expansion Space.  At any time following the last day of the fifth (5th) Lease Year, if Tenant has not commenced construction on all of the available 50,000 rentable square feet of Mezzanine Expansion Space, Landlord may provide Tenant with written notice of Landlord's desire to terminate Tenant's right to construct the Mezzanine Expansion Space in addition to that which has then been completed or with respect to which Tenant has submitted plans to Landlord for Landlord’s approval (the "Unused Mezzanine Expansion Space").  Within sixty (60) days following Tenant's receipt of said notice, Tenant may elect to proceed with construction of the Unused Mezzanine Expansion Space, in which case Tenant must actually commence construction of the Unused Mezzanine Expansion Space within twelve (12) months following said notice from Landlord and thereafter diligently perform such work until completion.  If Tenant fails to respond within said sixty (60) day period or responds in writing confirming that Tenant does not plan on building the Unused Mezzanine Expansion Space or fails to timely commence construction the Unused Mezzanine Expansion Space, then Tenant's right under this Section 2.01(b) to build the Unused Mezzanine Expansion Space shall be terminated and of no further force or effect.

(c)    Sixth Floor of Pavilion Building. Tenant, at Tenant's sole option and as part of Tenant's Work subject to the Tenant Improvement Allowance, shall have the right, exercisable (and to be performed) at any time during the Term, to remove portions of the sixth (6th) floor of the Pavilion Premises to accommodate Tenant's occupancy, architectural and access plans, which work shall be performed by Tenant in accordance with (i) the standards set forth in Exhibit G for Tenant's Work and (ii) final plans and specifications to be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.  Notwithstanding anything to the contrary contained in this Lease, each of Landlord and Tenant hereby acknowledge and agree that the stated rentable square feet of the sixth (6th) floor of the Pavilion Premises (i.e.,  124,104 rentable square feet) for all purposes and calculations in this Lease shall not be decreased if Tenant exercises its right under this Section 2.01(c) to remove a portion thereof.

(d)    Tower Expansion.  Tenant, at Tenant's sole option, shall have the right exercisable upon written notice to Landlord delivered within six (6) months after the Commencement Date, to expand the Premises by adding thereto and leasing up to two (2) entire  floors (but no partial floors) of the Tower Building contiguous to the initial Tower Premises demised hereunder (the "Additional Tower Floor(s)"), which Additional Tower Floor(s) shall thereafter be deemed part of the Premises on the same terms and conditions as the initial Premises demised hereunder with Fixed Rent payable as follows: (i) if the Additional Tower Floor(s) are located on floors four (4), five (5) or eight (8) of the Tower Building, then Fixed Rent (on a per rentable square foot basis) therefor shall be the same as Fixed Rent payable hereunder for floors six (6) and seven (7) of the Tower Building; and (ii) if the Additional Tower Floor(s) are located on floors nine (9) through eleven (11) of the Tower Building, then Fixed Rent (on a per rentable square foot basis) therefor shall be the same as Fixed Rent payable hereunder for floors twelve (12) and thirteen (13) of the Tower Building.  If Tenant shall exercise the foregoing expansion option, (A) the Rent Commencement Date for the Additional Tower Floors shall be adjusted to reflect an initial abatement of the Fixed Rent in an amount equal to the product of (1) the applicable Fixed Rent rate per rentable square foot of the Additional Tower Floor(s) multiplied by (2) the rentable area of the Additional Tower Floor(s) multiplied by (3) a fraction, the numerator of which is the number of full calendar months in the period commencing on the date Tenant exercises its rights to lease the Additional Tower Floor(s) and ending on the Expiration Date and the denominator of which is 204,  (B) the Tenant Improvement Allowance shall be increased by an amount equal to the product of (X) Ninety

Dollars ($90.00) multiplied by (Y) rentable square footage of the Additional Tower Floors multiplied by (Z) a fraction, the numerator of which is the number of full calendar months in the period commencing on the date Tenant exercises its rights lease the Additional Tower Floors and ending on the Expiration Date and the denominator of which is 204, and (C) the number of parking spaces required to be provided shall be increased by 2.9 parking spaces for each 1,000 rentable square feet contained in the Additional Tower Floors.

(e)    Terraces.  Subject to the terms hereof, throughout the Term Tenant shall have exclusive use of and access to each of the following: (i) a portion of the terrace located on the fifth (5th) floor of the Pavilion Building as shown on Exhibit Q (the "Fifth Floor Pavilion Terrace") (but subject to any Cafeteria Outdoor Space, as defined below); (ii) the mezzanine terrace located on the seventh (7th) floor of the Pavilion Building; (iii) the set-back area located on the seventh (7th) floor of the Tower Building; (iv) the terrace and the balcony located on the twelfth (12th) floor of the Tower Building; and (v) the balcony located on the thirteenth (13th) floor of the Tower Building (collectively, the "Outdoor Areas").  Landlord, at Landlord's sole cost and expense, shall deliver the Outdoor Areas in code-compliant condition and in compliance with all applicable Requirements for their current "as-is" condition, and in good working order and repair, with Tenant being responsible for the payment and performance of any additional work or improvements to the Outdoor Areas, including, without limitation, any work required to ensure compliance with Requirements applicable to Tenant's intended use thereof, which Tenant shall perform in a good and workmanlike and code-compliant manner and in compliance with all applicable Requirements.  The Outdoor Areas shall not be included in the rentable square footage of the Premises and the Fixed Rent and Additional Rent shall be inclusive of Tenant's use and occupancy of the Outdoor Areas, however, for all other purposes under this Lease, the Outdoor Areas shall be deemed to be a part of the Premises, such that Tenant's use thereof shall be subject to all of the other terms and conditions of this Lease (including, without limitation, with respect to any Alterations to the Outdoor Area, restrictions on assignment or subletting, and Tenant's indemnification covenants and surrender obligations hereunder) and the Rules and Regulations (as hereinafter defined).  Tenant shall maintain the Outdoor Areas, at its sole cost and expense, and promptly make all repairs and replacements as and when needed to preserve the Outdoor Areas in good working order and condition, reasonable wear and tear and damage by casualty, excepted, all in a manner and scope consistent with the Complex Standard and Tenant's obligations under Section 10.01.  Tenant's use of the Outdoor Areas shall not impair or otherwise diminish the services, operations, or occupancies of the Building and Complex, nor shall Tenant create or permit any loud noises, odors, or public or private nuisances to emanate from the Outdoor Areas. Tenant may not use the Outdoor Areas for any grilling, cooking, or other form of food preparation, except for the Outdoor Areas located on the Fifth Floor Pavilion Terrace.  As used herein, the "Cafeteria Outdoor Space" shall mean a portion of the Fifth Floor Pavilion Terrace that:  (i) is located on the fifth floor of the Pavilion Building and is shown on Exhibit Q; (ii) is available for the non-exclusive use of all tenants in the Tower Building, including Tenant; (iii) is accessible from Building Common Areas located in the Tower Building and not through any portion of the Premises or the Fifth Floor Pavilion Terrace.

(f)    Master Plan and Site Plan.  Throughout the Term, Landlord shall keep Tenant reasonably apprised of the Master Plan and Site Plan development and approval process for the Complex, and Tenant shall be entitled to provide commercially reasonable input thereto, although, except as expressly set forth in this Section 2.01(f), Landlord's decisions with respect thereto shall be final; provided, however, that any future development at the Complex shall be performed by Landlord in accordance with all applicable Requirements and in a commercially reasonable manner which does not materially impair or detract from the Complex Standard, with Tenant hereby agreeing that its use of the Premises shall be conducted in accordance with all applicable Requirements and in a manner that does not materially detract from or materially impair the Complex Standard.  Any buildings and improvements to be developed on that portion of the East Development Parcel directly in front of the Pavilion Building shall be constructed in a manner that shall not directly block the windows on the fifth (5th) nor sixth (6th) floor of the Pavilion Building.  A preliminary site diagram for Landlord's presently intended development on the East Development Parcel is attached hereto as Exhibit B-2, Landlord being entitled to make commercially reasonable changes thereto to accommodate Landlord's construction and/or development of the site.  If the termination of the existing surface parking use on either or both of the Development Parcels causes Landlord to be unable to satisfy Tenant's parking requirements under Section 11.06 of this Lease at the Complex, Landlord shall not terminate such surface parking use of said Development Parcel(s) until Tenant has approved in writing Landlord's proposal for satisfying Tenant's parking requirements under Section 11.06 of this Lease, which proposal may include shared parking with the improvements to be built on the Development Parcel(s), which approval shall not be unreasonably withheld, conditioned or delayed by Tenant as long as Landlord’s proposed parking solution satisfies the requirements of Section 11.06, and complies with all applicable Requirements.

Section 2.02    Rentable Area.  Landlord and Tenant hereby stipulate that, as of the date hereof, the rentable square footage of the Premises shall be deemed to be as set forth in the table below.    Landlord and Tenant hereby stipulate that, as of the date hereof, the rentable square footage of the Tower Building shall be deemed to be as set forth in the table below.

Pavilion Premises
Location	Rentable Square Feet
Lobby	13,523
Fifth (5th) Floor	113,129
Sixth (6th) Floor	124,104
Seventh (7th) Floor	23,750
Pavilion Premises Total	274,506
Tower Premises
Sixth (6th) Floor	46,423
Seventh (7th) Floor	41,332
Twelfth (12th) Floor	32,980
Thirteenth (13th) Floor	20,025
Tower Premises Total	140,760
Premises Total	415,266

Tower Building
Fourth (4th) Floor	41,255
Fifth (5th) Floor	26,772[1]

__________________________

             1 [Drafting Note: Excludes Cafeteria]

Sixth (6th) Floor	46,423
Seventh (7th) Floor	41,332
Eighth (8th) Floor	38,806
Ninth (9th) Floor	38,806
Tenth (10th) Floor	38,806
Eleventh (11th) Floor	38,504
Twelfth (12th) Floor	32,980
Thirteenth (13th) Floor	20,025
Tower Building Total	363,709

The Premises rentable area shall be subject to change, from time to time, based on any actual, physical additions or deletions of rentable square footage to the Premises pursuant to Articles 12,  13,  36, or 38 of this Lease.

Section 2.03    Term; Possession/Rent Commencement Dates.

(a)    The Premises are leased for a term (as the same may be extended in accordance with the provisions of Section 2.05, the "Term") of approximately seventeen (17) years, commencing on the date hereof (the "Commencement Date") and expiring at 11:59 p.m. (Eastern Time) on the last day of the calendar month in which occurs the fifteenth (15th) anniversary of the Rent Commencement Date (the "Expiration Date"), unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.  If Tenant validly exercises any option to renew pursuant to the terms of this Lease, the Term shall include any such exercised Extended Terms.

Section 2.04    Inability to Deliver Premises.

(a)    Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to deliver possession of any portion of the Premises to Tenant in the condition required herein by any particular date, this Lease shall not be void or voidable, nor shall Landlord be liable for any damages or penalties in connection therewith, except as hereinafter expressly set forth in this Lease.

(b)    Notwithstanding the foregoing and provided such delay is not caused by any Tenant Delay, if the Possession Date does not occur on or prior to July 1, 2019, then (i) the Abatement Period shall be extended (without a corresponding extension or delay of the Expiration Date) by (A) one (1) day for each day of delay beyond July 1, 2019 for the first forty-five (45) days of such delay, and (B) two (2) days for each day of delay beyond the first forty-five (45) days of such delay, and (ii) if such delay extends beyond ninety (90) days after July 1, 2019, then Tenant shall have the right to complete any or all of Landlord's Delivery Work and to offset the reasonable, out-of-pocket third party costs actually incurred and documented by Tenant in connection therewith against Fixed Rent next becoming due and payable hereunder.   If the Possession Date does not occur on or prior to July 1, 2019 as a result of any Tenant Delay (or if any of Landlord's Post Delivery Work is delayed by any Tenant Delay), then the Possession Date (or the substantial completion of Landlord's Post Delivery Work, as applicable) shall be deemed to be the date on which the Possession Date (or such substantial completion of Landlord's Post Delivery Work, as applicable) would have occurred absent such Tenant Delay.

Section 2.05    Options to Renew.  Tenant shall have five (5) consecutive options (each, an "Option") to extend and renew the Term for successive periods of five (5) years each (each, an "Extended Term"), subject to and in accordance with all of the following terms and conditions:

(a)    Tenant shall be required to exercise each Option with respect to (i) the entire Pavilion Premises, and (ii) all or a portion of the Tower Premises; provided, however, that if Tenant elects to exercise the Option for less than the entire Tower Premises then demised under the Lease, then Tenant shall be required to exercise the Option with respect to (1) the entire Pavilion Premises; along with (2) the partial Tower Premises in full floor increments.  For the avoidance of doubt, Tenant may exercise each Option for the entire Pavilion Premises only pursuant to clause (i) above, or all or the entire Pavilion Premises, plus all or a portion of the Tower Premises in full floor increments pursuant to clause (ii) above;

(b)    Tenant shall exercise the Option by giving written notice to Landlord not less than fifteen (15) months prior to the Expiration Date (or, in the case of Tenant exercising subsequent Options, at least fifteen (15) months prior to the expiration of the then-current Extended Term), time being of the essence;

(c)    Each Extended Term shall be under the then applicable terms and conditions contained in this Lease, except that: (i) the annual Fixed Rent for the first three (3) Extended Terms shall be an amount equal to the lesser of (A) one hundred percent (100%) of the Annual Fair Market Rental Rate (as hereinafter defined) of the Premises as of the Expiration Date (or, in the case of Tenant exercising subsequent Options, as of the expiration date of the then-current Extended Term), and (B) the then-fully escalated Fixed Rent inclusive of (a) all accrued and continuing Cost of Operation and Maintenance, Complex Operating Expenses and Taxes above the Operational Base Year and Tax Base Year for the initial Term hereunder, and (ii) the continued escalations in Fixed Rent from the initial Term and any previous Extended Term(s) in accordance with the Fixed Rent schedule set forth in Section 4.01 hereof (by way of example, the annual Fixed Rent for the Pavilion Premises as calculated pursuant to the foregoing subsection (B) for the first three (3) Extended Terms would be as follows: (a) for the first (1st) Extended Term, $54.25 per rentable square foot; (b) for the second (2nd) Extended Term, $58.50 per rentable square foot; and (c) for the third (3rd) Extended Term, $62.75 per rentable square foot); (ii) the annual Fixed Rent for the fourth (4th) and fifth (5th) Extended Terms shall be an amount equal to one hundred percent (100%) of the Annual Fair Market Rental Rate of the Premises as of six (6) months prior to the expiration of the then-current Extended Term; and (iii) the Tax Base Year and Operational Base Year for the fourth (4th) and fifth (5th) Extended Terms shall be adjusted to reflect the first twelve (12) month period of such applicable Extended Term;

(d)    No Event of Default by Tenant shall exist either on the date that Tenant exercises such Option or on the date that the Extended Term is otherwise scheduled to commence;

(e)    Tenant's failure to give Landlord written notice exercising the Option to extend within the stipulated time shall result in the automatic forfeiture of the Option and any subsequent Option(s).  Landlord shall have no further obligation to solicit such notice, or to remind Tenant of its obligations hereunder.  If Tenant fails or declines to properly exercise any

Option, then Tenant shall have no right or option to exercise any subsequent Options hereunder, which subsequent Options shall be null and void and of no further force or effect; and

(f)    The Options to extend are offered exclusively to the named Tenant herein only (i.e., World Wrestling Entertainment, Inc.) and to any assignee of Tenant's interest in this Lease under a permitted assignment of Tenant's leasehold pursuant to the applicable terms of Article 19 of this Lease and may not otherwise be assigned, pledged or transferred to any other party.

(g)    The "Annual Fair Market Rental Rate" for the Extended Terms shall be determined as follows:  Upon Landlord's receipt of Tenant's timely notice of Tenant's exercise of the Option, and commencing on or about the date which is twelve (12) months before the start of the applicable Extended Term, Landlord shall deliver to Tenant, in writing, Landlord's good faith determination of the then annual fair market rental rate of the Premises as of the Expiration Date (or the last day of the then-current Extended Term or the day that is six (6) months prior to the last day of the then current Extended Term, as applicable), which shall be based on the annual fair market rental rate for comparable, first-class commercial office space (including any available in the Complex) on comparable terms and conditions in the Complex or in the Stamford, Connecticut commercial office rental market and taking into account all customary and relevant market factors (including, without limitation, landlord concessions, the new Tax Base Year and Operational Base Year for the applicable Extended Term, if applicable as set forth above).  Tenant shall have thirty (30) days following receipt of Landlord's determination to either accept or reject same, by written notice given to Landlord, time being of the essence.  If the parties are unable to so agree on the annual fair market rental rate for the Extended Term, then such figure shall be determined as follows, which determination shall be binding upon Landlord and Tenant:  Each party shall, within ten (10) days after the expiration of such thirty (30) day period, appoint a reputable, independent, commercial MAI appraiser, commercial real estate broker, or commercial real estate consultant, which, as to any such selected party, has had not less than ten (10) years' experience appraising and/or leasing comparable, first-class commercial premises in the Stamford, Connecticut, area (an "advisor").  The advisor shall not have the power to add to, modify or change any of the provisions of this Lease.  On the failure of either party to appoint such advisor within ten (10) days after notification of the appointment by the other party, the person appointed as an advisor shall appoint an advisor to represent the party who has not so appointed an advisor.  The two (2) advisors appointed in either manner above provided shall then proceed to act to determine such figure equaling such annual fair market rental rate as of such applicable date, in accordance with the above definition.  In the event of their inability to reach an agreement between them within thirty (30) days, they shall, within ten (10) days, appoint a third similarly qualified advisor who has had not less than ten (10) years' experience appraising comparable, first-class commercial premises in the Stamford, Connecticut, area.  If the three (3) advisors are then unable to reach an agreement within ten (10) days thereafter, the decision of the third advisor shall determine such figure equaling such annual fair market rental rate, in accordance with the above definition (which decision shall be made by the third advisor picking one of the two such submitted figures by the other advisor(s)).  The final decision of the advisors shall be delivered to the parties in writing not later than nine (9) months before the start of the applicable Extended Term (the "Decision Date"), time being of the essence.  Landlord and Tenant agree to each pay the expenses and fees of their own advisor and one-half (1/2) the expenses and fees of any third advisor and to be bound by their final decision.

(h)    If for any reason by the commencement of the applicable Extended Term, the annual Fixed Rent for such period shall not have been finally determined, Tenant shall, until such determination, pay the annual Fixed Rent at the last applicable annual Fixed Rent rate per rentable square foot of the Premises immediately preceding such Extended Term.  Upon such final determination, Tenant shall thereafter pay such annual Fixed Rent at a rate which is based upon the annual Fixed Rent for the Extended Term as so determined, and, within thirty (30) days after the date of such final determination, Tenant shall pay Landlord the balance (or Tenant shall receive a credit or refund from Landlord), as applicable, which shall be owing for the period preceding such determination.  Whenever the annual Fixed Rent for the Extended Term shall have been determined, the parties hereto, on request of either of them, shall enter into a stipulation accurately stating the annual Fixed Rent rate for the applicable Extended Term as hereinabove determined.

ARTICLE 3
As-is Condition of the Premises

Section 3.01    As-is Condition.  Tenant hereby acknowledges that it shall take the Premises, the Building and the Complex in their "as-is," "where-is" condition, and (except as expressly specified pursuant to the terms of this Lease) Landlord shall have no obligation to alter, repair or perform any work to prepare the Premises, the Building, the Complex or any portion thereof for Tenant's occupancy.  Notwithstanding the foregoing, Landlord shall, at its sole cost and expense, be responsible for the completion of the work identified in Exhibit F in accordance with the plans and specifications therefor ("Landlord's Work").

Section 3.02    Tenant Improvement Allowance.

(a)    Landlord has agreed to contribute a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $40,337,715.73 to reimburse Tenant for the costs of preparing the Premises for Tenant's initial occupancy, including, without limitation, (a) the actual hard costs of completing, constructing or installing the Tenant's Work to the Premises, (b) Tenant's actual "soft costs" for Tenant's Work, including, without limitation, architectural and engineering costs incurred for Tenant's Work and government permit fees relating to such Tenant's Work, and (c) Tenant's actual costs for computer cabling, furniture, fixtures and equipment in connection with Tenant's Work.  Tenant shall have the right to allocate the Tenant Improvement Allowance, in Tenant's sole discretion, between the Tower Premises and the Pavilion Premises, including to the design and renovation of the main lobby of the Pavilion Building.  The Tenant Improvement Allowance, or a portion thereof, will be disbursed by Landlord to Tenant no more frequently than monthly (the "Monthly Draws") within twenty (20) days (such period, the "Disbursement Date") after Tenant submits all of the following to Landlord: (i) a written certification from Tenant's architect stating that the improvements (to the extent completed during the period covered by the Monthly Draw) were completed in accordance with the Landlord-approved plans and specifications therefor, (ii) lien releases from all contractors and materialmen providing services or supplies, through the date of the pertinent Monthly Draw, in connection with the improvements, (iii) invoices or other reasonable evidence of the costs incurred in connection with the improvements, through the date of the pertinent Monthly Draw, and (iv) if applicable a certificate of completion or certificate of occupancy (but, only with respect to the final Monthly Draw, or sooner, if the pertinent improvements are completed sooner than the month of the final Monthly Draw) for the Premises (if required by applicable Requirements and if necessary pursuant to such Requirements, Landlord shall reasonably cooperate, at no expense to Landlord, with respect thereto).  Landlord acknowledges and agrees that the entire Tenant Improvement Allowance may be disbursed to Tenant before all or certain portions of Tenant's Work are completed and before Tenant is able to obtain a certificate of occupancy.  In such event, the issuance of a certificate of occupancy shall not be required as a condition to the applicable Monthly Draw, potentially including the final Monthly Draw, provided, however, that Tenant shall nonetheless be required to prosecute Tenant's Work to completion and to diligently pursue and in all events obtain such certificate of occupancy.  Tenant shall be solely responsible for any and all costs of designing and constructing improvements to the Premises in excess of the Tenant Improvement Allowance.  If Landlord fails to pay any installment of the Tenant Improvement Allowance within ten (10) Business Days following the satisfaction by Tenant of all conditions to said disbursement and written notice (the "Allowance Notice") from Tenant to Landlord that said disbursement of the Tenant Improvement Allowance is due and payable, then Tenant shall have the right to offset against Rent next becoming due and payable the amount of said disbursement of the Tenant Improvement Allowance.    Notwithstanding anything herein to the contrary, if Landlord disputes that Tenant is entitled to the amount covered by the Allowance Notice by notice given to Tenant within such ten (10) Business Day period (which notice sets forth in reasonable detail the reason(s) for why Landlord believes Tenant is not entitled to the disputed amount), then Tenant shall not be entitled to offset the disputed amount unless and until Tenant obtains the determination of the Arbitrator pursuant to Article 25 that Tenant is entitled to the disputed amount.  If Tenant obtains such determination, then Tenant may offset the disputed amount against the next installments of Rent coming due.

(b)    In addition to the Tenant Improvement Allowance, Tenant shall have the option, exercisable by written notice to Landlord prior to the Possession Date, to obtain from Landlord an additional cash allowance (the "Additional Allowance") in the amount of $8,305,320.00 (based on a rate of $20.00/rentable square foot of the Premises), which Additional Allowance shall be used for the same purposes as, and disbursed by Landlord in the same manner as, the Tenant Improvement Allowance.  The Additional Allowance shall be amortized on a straight-line basis over the initial Term at a seven percent (7%) annual interest rate and repaid to Landlord as Additional Rent in monthly installments of principal and interest starting on the first day of the month following the disbursement thereof to Tenant until fully repaid.

Section 3.03    Tenant shall cause to be performed, at Tenant's sole cost and expense (except for the Tenant Improvement Allowance due and payable hereunder and, if applicable, the Additional Allowance), subject to and in accordance with the provisions of the Work Letter attached hereto as Exhibit G, any and all alterations to the Premises necessary for Tenant to conduct its business in the Premises (collectively, the "Tenant's Work" or "Initial Alterations").

ARTICLE 4
Rent

Section 4.01    Fixed and Additional Rent.  Commencing on the date that is eighteen (18) months after the Possession Date (the "Rent Commencement Date"), Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at the office of Landlord or at such other place as Landlord may designate by written notice, without any set-off, offset, abatement or deduction, except as otherwise provided herein, annual fixed rent ("Fixed Rent") as follows:

Pavilion Premises [274,506 RSF]
Lease Years/Period	Annual Fixed Rent Per RSF	Monthly Fixed Rent Rate	Annual Fixed Rent Rate

1	$41.50	$949,333.25	$11,391,999.00
2	$41.50	$949,333.25	$11,391,999.00
3	$41.50	$949,333.25	$11,391,999.00
4	$41.50	$949,333.25	$11,391,999.00
5	$41.50	$949,333.25	$11,391,999.00
6	$45.75	$1,046,554.12	$12,558,659.50
7	$45.75	$1,046,554.12	$12,558,659.50
8	$45.75	$1,046,554.12	$12,558,659.50
9	$45.75	$1,046,554.12	$12,558,659.50
10	$45.75	$1,046,554.12	$12,558,659.50
11	$50.00	$1,143,775.00	$13,725,300.00
12	$50.00	$1,143,775.00	$13,725,300.00
13	$50.00	$1,143,775.00	$13,725,300.00
14	$50.00	$1,143,775.00	$13,725,300.00
15	$50.00	$1,143,775.00	$13,725,300.00

Tower Premises - Floors Six (6) and Seven (7) [87,755 RSF]
Lease Years/Period	Annual Fixed Rent Per RSF	Monthly Fixed Rent Rate	Annual Fixed Rent Rate

1	$51.00	$372,958.75	$4,475,505.00
2	$51.00	$372,958.75	$4,475,505.00
3	$51.00	$372,958.75	$4,475,505.00
4	$51.00	$372,958.75	$4,475,505.00
5	$51.00	$372,958.75	$4,475,505.00
6	$55.50	$405,866.88	$4,870,402.50
7	$55.50	$405,866.88	$4,870,402.50
8	$55.50	$405,866.88	$4,870,402.50
9	$55.50	$405,866.88	$4,870,402.50
10	$55.50	$405,866.88	$4,870,402.50
11	$60.00	$438,775.00	$5,265,300.00
12	$60.00	$438,775.00	$5,265,300.00
13	$60.00	$438,775.00	$5,265,300.00
14	$60.00	$438,775.00	$5,265,300.00
15	$60.00	$438,775.00	$5,265,300.00

Tower Premises - Floors Twelve (12) and Thirteen (13) [53,005 RSF]
Lease Years/Period	Annual Fixed Rent Per RSF	Monthly Fixed Rent Rate	Annual Fixed Rent Rate

1	$61.00	$269,442.08	$3,233,305.00
2	$61.00	$269,442.08	$3,233,305.00
3	$61.00	$269,442.08	$3,233,305.00
4	$61.00	$269,442.08	$3,233,305.00
5	$61.00	$269,442.08	$3,233,305.00
6	$66.00	$291,527.50	$3,498,330.00
7	$66.00	$291,527.50	$3,498,330.00
8	$66.00	$291,527.50	$3,498,330.00
9	$66.00	$291,527.50	$3,498,330.00
10	$66.00	$291,527.50	$3,498,330.00
11	$71.00	$313,612.92	$3,763,355.00
12	$71.00	$313,612.92	$3,763,355.00
13	$71.00	$313,612.92	$3,763,355.00
14	$71.00	$313,612.92	$3,763,355.00
15	$71.00	$313,612.92	$3,763,355.00

payable in advance on the first day of each and every calendar month thereafter occurring during the Term; and

(a)    Additional rent ("Additional Rent") consisting of all other sums of money as shall become due and payable by Tenant under this Lease (for default in the payment of which Landlord shall have the same rights and remedies as for a default in the payment of Fixed Rent). Unless otherwise expressly set forth in this Lease, all items of Additional Rent shall be due and payable not later than thirty  (30) days after receipt by Tenant of a statement therefor.  For purposes of this Lease, the term "Rent" shall mean Fixed Rent and Additional Rent.

(b)    There shall be no abatement of, deduction from, counterclaim or set off against Fixed Rent or Additional Rent except as otherwise expressly provided herein.

(c)    Notwithstanding anything to the contrary contained in this Lease, as long as no Event of Default by Tenant exists, Tenant shall be entitled to an abatement of Fixed Rent for the eighteen (18) month period between the Possession Date and the date immediately preceding the Rent Commencement Date (the "Abatement Period").  Notwithstanding the foregoing, if an Event of Default by Tenant occurs during the Abatement Period, all of Tenant's abated Fixed Rent shall become due and payable within ten (10) days after Landlord's written demand therefor.  Payment by Tenant of any abated Fixed Rent in the event of such default shall not limit or affect any of Landlord's rights, claims or remedies pursuant to the Lease or available at law or in equity, as a result of any such default.

Section 4.02    Interest.  If Tenant shall fail to pay when due any installment of Fixed Rent or any Additional Rent, then Tenant shall pay interest thereon at an annual rate of interest equal to three percent (3%) above the Base Rate (said rate or the maximum rate permitted by applicable usury laws, if any, whichever is less, is referred to herein as the "Default

Rate") from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent. For purposes of this Lease, the term "Base Rate" shall mean the annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by Citibank, N.A., or its successor, from time to time, for the rate presently referred to as its "prime lending rate").

ARTICLE 5
Use

Section 5.01    Use.  Subject to the terms hereof, Tenant may use and occupy the Premises for any use expressly permitted by applicable Requirements, including, without limitation, general office use, and to the extent so permitted by applicable Requirements, television and digital production, live studio audiences, and retail and fan exhibition and experience areas all within the Pavilion Premises, as well as limited television and digital production in the Tower Premises provided same is reasonably compatible with the office uses and occupancies in the Tower Building (the "Intended Uses"), and for no other purpose without the prior written consent of Landlord, which consent shall be determined by Landlord within its reasonable discretion.  Tenant shall not use or occupy or suffer or permit the use or occupancy of the Premises or any part thereof in any manner which in Landlord's reasonable judgment shall materially impair or materially detract from the Complex Standard or adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of any part of the Complex (taking into account Tenant's permitted television production use within the Pavilion Premises), or with the proper and economical rendition of any such service or with the use or enjoyment of any part of the Complex by any other tenant or occupant.    Tenant has no obligation to actually use and occupy all or any portion of the Premises, and Landlord expressly acknowledges the right of Tenant to vacate all or any portion of the Premises and "go-dark" as long as Tenant satisfies all of its obligations under this Lease with respect to the entire Premises.

Section 5.02    Restrictions on Use.  Tenant shall not use or occupy, suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way: (a) violate any applicable laws or requirements of any Governmental Authority; (b) make void or voidable any insurance policy then in force with respect to the Building or the Premises; (c) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of the Superior Mortgages or Superior Leases, if any; (d) cause, or be likely to cause, physical damage to the Building or Complex or any part thereof; (e) constitute a public or private nuisance; (f) materially or unreasonably impair the appearance or reputation of the Building; (g) discharge noxious fumes, vapors or odors into the Building's air conditioning system or into Building's flues or vents or otherwise in such a manner as may unreasonably offend other occupants; (h) cause substantial or objectionable noise or vibrations; (i) impair or interfere with any of the Building's or Complex's services or operations, including, without limitation, the furnishing of electrical energy, or the proper and economic cleaning, air conditioning or other servicing of the Building or the Premises or impair or interfere with the use of any of the other areas of the

Building or the Complex, or occasion material or unreasonable discomfort, annoyance or inconvenience to Landlord or any of the other tenants or occupants of the Building or of the Complex; or (j) for any certified public accounting business providing services to the general public (as opposed to Tenant employees and/or third party auditors, accountants and contractors providing accounting, valuation or audit services to Tenant in the ordinary course of Tenant's business).  The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any other Section of this Article or any of the Rules and Regulations referred to in Article 27 or set forth in Exhibit C attached hereto and made a part hereof.

Section 5.03    Certificate of Occupancy.  Tenant shall not at any time use or occupy, or suffer or permit to use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or the Building or any applicable zoning ordinances of the City and in the event that any department of the City or State of Connecticut shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall immediately notify Landlord and discontinue such use of the Premises; provided, however, if Tenant is permitted under applicable Requirements to contest said contention or declaration of a violation and to continue to use and occupy the Premises during such contest, Tenant shall be permitted to do so under this Lease, provided, however, that Tenant shall indemnify, defend and save Landlord and Landlord's agents harmless of and from all reasonable, actual, out-of-pocket loss, cost, liability, claim, damage and expense, including, without limitation, reasonable counsel fees, penalties and fines incurred by Landlord to the extent caused by Tenant's contest of (or use of the Premises during) such violation. Landlord represents to Tenant, to Landlord's actual knowledge, as of the date hereof, that the Intended Uses set forth in this Lease do not violate the current certificate of occupancy for the Building.

Section 5.04    Floor Load.  Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry  and which is allowed by certificate, rule, regulation, permit or law. Subject to the terms of the next preceding sentence, if Tenant wishes to place any safes, vaults, studio production equipment and/or other structural reinforcements in the Premises, it may do so at its own expense, in accordance with the provisions of Article 9 hereof. Landlord reserves the right to prescribe their weight and position. Business machines and mechanical equipment in the Tower Building shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's reasonable judgment to absorb vibration and noise and prevent material annoyance or inconvenience to Landlord or to any of the other tenants or occupants of the Tower Building.    Landlord represents that the current applicable floor loads for the Complex are as follows: (i) the floor load for the office floors in the Tower Building is 50 pounds per square foot;  (ii) the floor load for the Pavilion Building data center is 85 pounds per square foot;  (iii) the floor load for the trading floor in the Pavilion Building is 100 pounds per square foot;  (iv) the floor load for the storage area (heavy) is 250 pounds per square foot; (v) the floor load for the storage area (light) is 125 pounds per square foot;  (vi) the floor load for the lobbies is 100 pounds per square foot;  (vii) the floor load for the corridors (above the 1st Floor) is 80 pounds per square foot;  (viii) the floor load for the retail areas is 75 pounds per square foot;  (ix) the floor load for the assembly areas is 100 pounds per square foot; (x) the floor load for the loading dock is 250 pounds per square foot;  (xi) the floor load for the parking level(s) is 50 pounds per square foot;  (xii) the floor load for the mechanical areas is 100 pounds per square foot; and (xiii) the floor load for the roof is 30 pounds per square foot.  Landlord will reasonably share with Tenant, to the extent available and in Landlord's possession, any existing structural plans showing additional floor load information to that set forth above.

Section 5.05    Name.  Neither Tenant nor any occupant of the Premises shall use the name "677 Washington Boulevard and/or 707 Washington Boulevard", or any combination or simulation thereof, for any purpose whatsoever including, but not limited to, or as for any corporate, firm or trade name, trademark or designation or description of merchandise or services except that the foregoing shall not prevent the use of such name as part of Tenant's business address.

Section 5.06    Use of Hazardous Materials.

(a)    Tenant shall not use, generate, store, or dispose of in or about the Premises any Hazardous Materials, except for quantities of Hazardous Materials customarily used, generated, stored, and managed for disposal in connection with business office operations, provided Tenant uses, generates, stores, and manages for disposal such Hazardous Materials in accordance with Environmental Laws.

(b)    Landlord shall not use, generate, store, or dispose of in or about the Premises any Hazardous Materials, except for quantities of Hazardous Materials customarily used, generated, stored, and managed for disposal in the operation or management of office buildings, provided that such Hazardous Materials are used, generated, stored, and managed for disposal in accordance with Environmental Laws.  Landlord hereby represents to Tenant that, to Landlord's actual knowledge, as of the date hereof, there are no Hazardous Materials, including, without limitation, mold, polychlorinated biphenyls and lead-based paint, in violation of Environmental Laws at the Premises. Landlord further represents to Tenant that, to Landlord's actual knowledge, as of the date hereof, the Premises are in compliance with Environmental Laws, and there is no basis for the issuance of any notice of violation or the commencement of any enforcement or other action by any Governmental Authorities alleging violations of Environmental Laws.  If any such Hazardous Materials in violation of applicable Environmental Laws are discovered at the Premises, Landlord, at its sole cost and expense, shall investigate and remove, abate, cleanup, remediate, encapsulate, and/or handle same in compliance with Environmental Laws, with commercially reasonable diligence to completion, subject to Tenant Delays and conditions beyond Landlord's reasonable control.

Section 5.07    To the fullest extent permitted by law, Landlord shall indemnify, defend, protect, and hold harmless Tenant, and its agents and employees, and their respective successors and assigns, from any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (collectively, "Losses") that arise during or after the expiration or earlier termination of this Lease directly or indirectly from the use, generation, storage, disposal, or release of Hazardous Materials in violation of Environmental Laws by Landlord, its agents, employees, contractors and other tenants, and from the presence of Hazardous Materials in violation of Environmental Laws on, in or about the Premises or the Complex existing prior to the date of this Lease.  For the avoidance of doubt, if any such Hazardous Materials are present in or about the Premises or the Complex, and the presence of such Hazardous Materials was not caused by an act or omission of Tenant, or Tenant's agents, employees, contractors, subcontractors or parties holding by, under or through Tenant, Landlord shall indemnify, defend, protect, and hold harmless Tenant from and against any Losses associated with same. Landlord's obligations under this Section 5.06(c) will survive the expiration or earlier termination of this Lease.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to investigate, remove, abate, cleanup, remediate, encapsulate, and/or handle or otherwise comply with Environmental Laws, or to reimburse, release, indemnify, or defend Landlord with respect to Hazardous Materials which now are or hereafter become regulated by any Governmental Authorities, and which Tenant (or Tenant's agents, employees, contractors, subcontractors or parties holding by, under or through Tenant) did not use, generate, store, or manage at the Premises or Complex in violation of Environmental Laws.

Section 5.08    Exclusive Use.  Throughout the Term, as long as the named Tenant herein (i.e., World Wrestling Entertainment, Inc.) or any permitted assignee under Section 19.01(c) (as opposed to a third-party assignee under Section 19.01(a) that requires Landlord's consent) is occupying at least seventy-five percent (75%) of the Premises, Landlord shall not lease any space in the Complex to any Competitor (as hereinafter defined) or consent to any sublease or assignment of lease to the extent Landlord has such consent rights, to a Competitor.  A "Competitor" shall mean a direct competitor of Tenant primarily and actively engaged in the entertainment, media, broadcasting or sports industry (for purposes of clarification, entities such as the United States Golf Association, PGA of America, United States Tennis Association, etc., would not be deemed Competitors).

Section 5.09    Prohibited Uses.  Throughout the Term, as long as the named Tenant herein (i.e., World Wrestling Entertainment, Inc.) or any permitted assignee under Section 19.01(c) (as opposed to a third-party assignee under Section 19.01(a) that requires Landlord's consent) is occupying at least seventy-five percent (75%) of the Premises, Landlord shall not lease any space in the Complex (or consent to a sublease or assignment of lease to the extent Landlord has such consent rights) to (a) any governmental agencies and/or excessively high-density businesses, such as call centers, staffing centers or medical offices with regular patient visitations, or (b) any other tenant or subtenant that conducts a business or connotes an image that materially and adversely impairs the corporate and public image and reputation of Tenant as a major corporation conscious of maintaining a reputation for integrity, financial reliability, and good corporate and moral citizenship.  Tenant covenants that it shall not permit any portion of the Premises to be used or occupied by any of such businesses described in the foregoing sentence.

ARTICLE 6
Escalations

Section 6.01    Taxes; Cost of Operation and Maintenance.  As used herein:

(a)    The term "Taxes" shall mean all real estate taxes, assessments, special or otherwise, sewer rents, rates and charges, water rents, rates and charges, or any other charge of Governmental Authority of a similar or dissimilar nature which may be levied or assessed upon or with respect to the portion of the Land on which the Building stands and/or the Building and all taxes or charges levied or assessed upon or with respect to the Fixed Rent or Additional Rent or the gross receipts from the Building, or charges levied on Landlord's receipts from the Building which are in lieu of or a substitute for, any other tax or assessment or charge upon or with respect to the Building. Taxes shall also include the "Pavilion Building's Share" and the "Tower Building's Share" (as described in paragraphs (f) below) of the Taxes assessed against the Land. Taxes shall not be deemed to include:

(i)    franchise or similar taxes of Landlord,

(ii)    income taxes of Landlord,

(iii)    any real estate taxes or water or sewer rents exclusively chargeable to and reimbursable by another tenant,

(iv)    excise, inheritance, capital stock, gift, gains, transfer, conveyance, capital levy or other taxes not limited to real property or the revenues therefrom, as provided above, or

(v)    penalties or interest on Taxes if caused solely by Landlord's failure to submit such Taxes on a timely basis.

(b)    The term "Tax Year" shall mean each calendar year after the Tax Base Year.

(c)    The term "Landlord's Statement" shall mean an instrument containing a computation of any Additional Rent due pursuant to the provisions of this Article, together with, if requested by Tenant in writing and available to Landlord, reasonable back-up data, billings and other written materials sufficient to evidence the computation of such Additional Rent.

(d)    The term "Base Taxes" shall mean the Taxes for the calendar year commencing on January 1, 2020 and ending on December 31, 2020 (the "Tax Base Year").

(e)    The term "Tenant's Proportionate Pavilion Share" shall be 100%, the term "Tenant's Proportionate Tower Share" shall be 36.85%, and the term "Tenant's Proportionate Share" shall be 63.26%, as each may be subject to adjustment throughout the Term for any actual, physical additions or deletions of rentable square footage (and/or amenities) to the Premises or the Complex, or pursuant to the terms of this Lease.

(f)    The term "Pavilion Building's Share" shall be 41.81% and the term "Tower Building's Share" shall be 58.19%, as each may be subject to adjustment throughout the Term for any actual, physical additions or deletions of rentable square footage (and/or amenities) to the Pavilion Building, the Tower Building or the Complex. Subject to the provisions of Section 6.08 hereof, the term "Cost of Operation and Maintenance" shall mean any and all actual costs incurred by Landlord with respect to the operation, maintenance, replacement and repair of the Building and the improvements thereto and the Building Common Areas, including, without limitation, the cost incurred for air conditioning; mechanical ventilation; heating; cleaning of the Building; rubbish removal; window washing (interior and exterior, including inside partitions); elevators; porter and matron service; metered or unmetered (if or to the extent not separately metered and paid directly by tenants for tenant space in the Complex) cost of electric current, oil and gas used throughout the Building Common Areas; steam; protection and security service;

utility consultant's fees; repairs; maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees' sales, use and other similar taxes (the employee related expenses set forth in the immediately preceding four (4) clauses shall be included in the Cost of Operation and Maintenance only to the extent or percentage that said employees work at or for the benefit of the Complex); water rates; Permitted Capital Items (as hereinafter defined); all materials, supplies and equipment, purchased or hired therefor; replacement of tools and machinery and equipment which are not capital expenses; maintenance and repairs in and to Building Systems; repairing all rooftops, facades and foundations and all parts thereof; painting, whether decorative or otherwise; removal of snow, ice, trash, garbage or other refuse; extermination; sewer rents and competitive management fees not to exceed prevailing management fees then charged at comparable first-class office complexes located in the City.  The Cost of Operation and Maintenance shall also include the Pavilion Building's Share and the Tower Building's Share of the Complex Operating Expenses.

(g)    The term "Complex Operating Expenses" shall include, but not be limited to, all costs and expenses incurred by Landlord with respect to the operation, maintenance, replacement and repair of the Complex Common Areas (but shall exclude the charges related to the interior common areas of other buildings in the Complex), including the Complex Garages, and the property manager's office for the Complex including, without limitation, the following: maintenance and repair of grounds; all materials, supplies and equipment, purchased or hired therefor; service contracts for any of the foregoing; removal of snow, ice, trash, garbage and other refuse; all oil or gas used in connection with heating the Complex Garages; all electricity consumed by reason of the operation of the Complex Garages; the cost of lighting exterior Complex Common Areas; the cost of personnel engaged in the operation, maintenance or repair of the Complex Common Areas, including the Complex Garages, including all wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance (including the property manager's telephone charges pertaining to the operation of the Complex and Complex Common Areas); the property manager's office utilities; all taxes, charges and assessments levied or assessed against the personal property of Landlord used in the operation of the Complex Common Areas, including the Complex Garages; all insurance carried by Landlord applicable to Complex Common Areas, including the Complex Garages (including, without limitation, liability insurance for Complex Common Areas, including the Complex Garages and extended coverage replacement cost property damage insurance); Complex Garage and Complex management fees (to the extent same do not include Building management fees otherwise charged to and paid for by Tenant); legal fees and accounting fees; taxes (including, without limitation, sales and use taxes); Permitted Capital Items; energy; and any systems, measures, procedures and personnel which Landlord may provide to control access to Complex Common Areas; and any other reasonable costs and expenses in connection with the operation, maintenance and repair of the Complex Common Areas; line painting; repaving; traffic systems, and traffic personnel; the costs of maintaining and repairing all private roads forming a part of the Complex and used for access through the Complex and Complex Garages and/or to and from the Building. Costs and expenses incurred in connection with the operation, maintenance and repair of Complex Common Areas, including the Complex Garages shall be included in Complex Operating Expenses notwithstanding the fact that Tenant or other Complex tenants may have the controlled or designated use of portions of same.

Anything herein to the contrary notwithstanding, there shall be excluded from the Cost of Operation and Maintenance and from Complex Operating Expenses the following:

(i)    Taxes;

(ii)    debt service on mortgages, deeds of trust or other encumbrances upon the Complex or any part thereof and all interest on and amortization of any other debts of Landlord;

(iii)    any cost or expense for which Landlord is otherwise compensated through insurance or condemnation awards (to the extent such insurance proceeds or condemnation awards are actually received by Landlord), or is otherwise compensated or reimbursed by any tenant (including Tenant) of the Complex, or from any other source, other than through an operating expense provision such as the one contained in this Article 6;

(iv)    salaries and other compensation (such as benefits and other expenses for employees of Landlord or Landlord's affiliates) of personnel above the grade of manager of the Complex;

(v)    any fee or expenditure paid to any person or entity which shall Control, be under the Control of, or be under common Control with Landlord, in each case in excess of the amount which would be paid in the absence of such relationship;

(vi)    the cost of installations and other tenant improvements for tenants (including Tenant) incurred in connection with preparing space for a new tenant and all costs of obtaining new tenants or extending or renegotiating leases with existing tenants, including without limitation, brokerage commissions and other professional fees, including, without limitation, any legal, architectural and engineering fees, and relocation costs;

(vii)    the costs of installing a specialty improvement, including a cafeteria, lodging or private dining facility, or an athletic, luncheon or recreation club, provided, however, that the costs of operating or maintaining any such facility or amenity generally available to all tenants or other occupants of the Complex shall be included in Complex Operating Expenses (provided that Complex Operating Expenses per annum shall be reduced by the total amount of income, fees or charges collected per annum by Landlord, if any, with respect to such facilities);

(viii)    costs incurred in constructing additional stories, buildings, or additional rentable space at or to any part of the Complex (and, in the event of any such changes, Tenant's Proportionate Share, the Pavilion Building's Share, the Tower Building's Share, the Base Expenses and the Base Taxes shall be equitably adjusted), correcting defects in construction, and costs associated with the removal of any Hazardous Materials;

(ix)    the cost of any work performed for or service provided to any tenant of the Building exclusively or to a materially greater extent or in a materially more favorable manner than that provided generally to the other tenants and occupants (such as electricity and cleaning services provided to retail tenants);

(x)    the cost of any repairs, alterations, additions, changes, tools, equipment, replacements and the like that under generally accepted account principles and practices or for federal income tax purposes are properly classified as capital expenditures, except as expressly permitted for Permitted Capital Items;

(xi)    the cost of any repair or replacement occasioned by casualty or condemnation;

(xii)    insurance premiums to the extent any tenant causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance;

(xiii)    advertising, promotional and marketing expenses;

(xiv)    payments for rented items, the costs of which would constitute a capital expenditure if the equipment were purchased;

(xv)    depreciation and amortization, except as expressly permitted for Permitted Capital Items;

(xvi)    reserves for repairs, maintenance and replacement of all or any portion of the Complex;

(xvii)    rent paid under Superior Leases (other than in the nature of rent consisting of taxes or operating expenses or other "pass-through" escalations as permitted herein);

(xviii)    leasing commissions, advertising, promotion costs and other fees and expenses, including, without limitation, legal fees and brokerage fees and commissions  relating to procuring tenants to rent space in the Complex and lease takeover costs;

(xix)    Landlord's advertising and promotional costs;

(xx)    Legal fees and arbitration expenses, together with other similar professional fees, incurred in connection with any Superior Lease, Superior Mortgage, or procuring or leasing to other tenants or resolving disputes with other tenants in the Building or Complex;

(xxi)    franchise income, gains, estate, inheritance, transfer, conveyance, corporate, unincorporated business, succession, gift, capital stock, mortgage recording or other taxes imposed upon Landlord except that the amount of occupancy, rent or other similar tax attributable to the offices of the management for the Complex shall be includible in the Cost of Operation and Maintenance;

(xxii)    to the extent any costs that are otherwise includible in the Cost of Operation and Maintenance are incurred with respect to both the Complex and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Complex and such other properties), there shall be excluded from the cost of Operation and Maintenance and Complex Operating Expenses a fair and reasonable percentage thereof that is properly allocable to such other properties;

(xxiii)    any increased insurance costs reimbursed directly to Landlord by a tenant, including, without limitation, Tenant, pursuant to their respective leases;

(xxiv)    any interest, late charge or penalties incurred or payable by Landlord or any increase in insurance premium resulting from Landlord's violation of any Requirements or insurance requirement (unless said violation is caused by another tenant or occupant of the Complex);

(xxv)    all costs and expenses, and taxes and impositions, whatsoever, incurred in connection with a sale or transfer, financing or refinancing, of all or any portion of the Land and/or Buildings, and/or the Complex, or any interest therein or in any party of whatever tier owning an interest therein;

(xxvi)    all costs and expenses (including, without limitation, attorneys' fees and overtime pay) incurred in curing a default by Landlord under this Lease or any other lease at the Complex;

(xxvii)    the cost of performing special or exclusive services for any particular tenant to the extent that such services exceed those provided or available to other tenants in the Complex;

(xxviii)     the cost of Landlord's Work;

(xxix)    charitable or political contributions; and

(xxx)    the cost to replace major Building Systems (such as, without limitation, the Building's roof(s), elevators and core HVAC Systems).

(h)      "Operational Year" shall mean each calendar year after the calendar year 2020 (the "Operational Base Year").

(i)    "Tenant's Projected Share" shall mean the sum of (i) Tenant's Proportionate Pavilion Share multiplied by Landlord's written estimate of the reasonable increase of Cost of Operation and Maintenance allocable to the Pavilion Building for the ensuing calendar year over the Base Expenses (as hereinafter defined), and (ii) Tenant's Proportionate Tower Share multiplied by Landlord's written estimate of the reasonable increase of Cost of Operation and Maintenance allocable to the Tower Building, for the ensuing calendar year over the Base Expenses, said written estimate to be delivered by Landlord to Tenant during December of each year. Tenant's Projected Share shall be divided by twelve (12) and shall be payable on the first of each month, starting January 1 of the ensuing year, by Tenant to Landlord as Additional Rent.

(j)    The term "Base Expenses" shall mean the Cost of Operation and Maintenance for the Operational Base Year (i.e., the calendar year 2020).

(k)    The term "Permitted Capital Items" shall mean any structural and/or capital repairs, improvements, alterations, additions or replacements that are capitalized under generally accepted accounting principles and are (i) incurred or performed for the purpose of reducing or stabilizing Cost of Operation and Maintenance or Complex Operating Expenses, or (ii) necessary to comply with applicable Requirements or insurance rating standards or recommendations first enacted or imposed after the Commencement Date.  Only the annual amortization of any Permitted Capital Items shall be included in the Cost of Operation and Maintenance or Complex Operating Expenses, as applicable, and such amortization shall be calculated on a straight-line basis over the useful life thereof, as determined in accordance with generally accepted accounting principles, together with a commercially reasonable interest rate.

Section 6.02    Tax Increases; Contest.

(a)    (i)    If Taxes payable by Landlord in any Tax Year, falling wholly or partially within the Term shall be greater than the Base Taxes, Tenant shall pay as Additional Rent for such Tax Year a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Taxes.  Promptly after receipt of a tax bill, Landlord shall submit to Tenant a copy of a bill issued by the City or other applicable Governmental Authority for Taxes, together with Landlord's Statement consistent with the proportionate share allocation provided herein, and Tenant shall pay the Additional Rent set forth on such Statement within thirty (30) days after the date of receipt of such Statement by Landlord.

(ii)    The foregoing notwithstanding, in the event a Mortgagee (hereinafter defined) of Landlord shall require Taxes be paid in monthly installments, then Landlord shall render to Tenant a Landlord's Statement or Statements showing (i) a comparison and/or good faith estimate of the Taxes for the Tax Year with the Base Taxes, and (ii) the amount of Tenant's payment for the Taxes ("Tax Payment") resulting from such comparison and/or good faith estimate. On the first day of the month following the furnishing to Tenant of a Landlord's Statement or estimate, Tenant shall pay to Landlord a sum equal to 1/12th of the Tax Payment shown thereon to be due for such Tax Year multiplied by the number of months of the Term then elapsed since the commencement of such Tax Year. Tenant shall continue to pay to Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown on such Statement or estimate on the first day of each succeeding month until the first day of the month following the month in which Landlord shall deliver to Tenant a new Landlord's Statement or estimate. If Landlord furnishes a Landlord's Statement for a new Tax Year subsequent to the commencement thereof, promptly after the new Landlord's Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Tax Year was greater or less than the installments of the Tax Payment for the current tax year in accordance with the Landlord's Statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of Rent payable under this Lease. Tax Payments shall be collectible by Landlord in the same manner as Fixed Rent. Landlord's failure to render a Tax Statement shall not prejudice Landlord's right to render a Landlord's Statement during or with respect to any subsequent Tax

Year, and shall not eliminate or reduce Tenant's obligation to make Tax Payments for such Tax Year.

(iii)    If as a result of any application or proceeding brought by or on behalf of Landlord, which may be initiated by Landlord in its sole discretion or by Landlord upon reasonable request from Tenant, the Base Taxes actually paid by Landlord shall be decreased, Landlord's Statement next following such decrease shall include any adjustment for prior Tax Years reflecting such decrease in the Base Taxes (less Tenant's Proportionate Share of all costs and expenses, including counsel fees, incurred by Landlord in connection with such application or proceeding). After the Term, any such net adjustment in favor of Tenant shall be paid to Tenant. If, as a result of any application or proceeding brought by or on behalf of Landlord for review of the assessed valuation of the Land or Building for any fiscal year, there shall be a decrease in the Taxes actually paid by Landlord for any Tax Year with respect to which Landlord shall have previously rendered a Landlord's Statement and Tenant shall have paid Additional Rent hereunder, then Landlord's Statement next following such decrease shall include an adjustment applicable to prior Tax Years. If Landlord receives a rebate of past Taxes overpaid, Tenant shall receive Tenant's Proportionate Share of the net rebate for the period during which Tenant paid Additional Rent on account of said Taxes (less Tenant's Proportionate Share of all costs and expenses, including counsel fees, incurred by Landlord in connection with such application or proceeding). If Landlord receives a credit against future Taxes, that net credit shall be reflected in subsequent Additional Rent payments Tenant is required to make on account of such Taxes; provided with respect to any or all of the foregoing adjustments or credits benefitting Tenant, that no Event of Default by Tenant exists hereunder. If this Lease shall terminate prior to recoupment of the entire net credit due to Tenant, Landlord shall continue to make payments to Tenant as and to the extent that Landlord receives credits against future Taxes until such time as Tenant's credit is paid in full.

(b)    Any payments of Additional Rent or refunds due to Tenant hereunder for any period of less than a full Lease Year or any adjustment required due to the change in the area of the Premises, shall be equitably prorated to reflect any such event.

(c)    Following the expiration of this Lease in accordance with the provisions hereof (and provided Tenant is not in default hereunder), any overpayments by Tenant of any Tax Payment known to Landlord shall be refunded to Tenant within sixty (60) days of such Lease expiration.

(d)    Tenant shall be entitled to receive, as a credit against Additional Rent, one hundred percent (100%) of its proportionate share of any pass-through cost savings of any State or local incentives received for the Complex during the Term that reduce Taxes.

Section 6.03    Operating Expense Increases.

(a)    Commencing on January 1, 2021, Tenant shall pay to Landlord, as Additional Rent, Tenant's Projected Share, as set forth in Section 6.01(j) hereof.  Within one hundred eighty (180) days following the expiration of each Operational Year, Landlord shall furnish Tenant a Landlord's Statement (in commercially reasonable detail) prepared by Landlord's chief financial officer or Landlord's independent certified public accountant (in accordance with sound commercial real estate management practices), setting forth the Cost of Operation and Maintenance incurred for the immediately preceding Operational Year. Within thirty (30) days after receipt of such statement for each Operational Year setting forth Tenant's Proportionate Share of any increase of Cost of Operation and Maintenance during such Operational Year over the amount of the Base Expenses (said increase being referred to herein as the "Cost Increase"), Tenant shall pay the Cost Increase (less the amount of Tenant's Projected Share paid by Tenant on account thereof) to Landlord as Additional Rent.

(b)    If Landlord's Statement provided in accordance with the provisions of Section 6.03(a) for an Operational Year shall indicate that Tenant's Projected Share for said Operational Year exceeded Tenant's Proportionate Share of Cost Increase, Landlord shall permit Tenant to credit the amount of such excess against the next subsequent payment(s) of Rent due hereunder. If Landlord's Statement shall indicate that Tenant's Cost Increase exceeded Tenant's Projected Share for said Operational Year, Tenant shall, within thirty (30) days after demand therefor, pay the amount of such excess to Landlord in Additional Rent.

(c)    Following the expiration of this Lease in accordance with the provisions hereof (and provided no Event of Default by Tenant exists hereunder), any overpayments by Tenant of any Additional Rent shall be refunded to Tenant within sixty (60) days of such Lease expiration.

Section 6.04    Apportionment.  Additional Rent for the Lease Year in which the date of expiration of the Term shall occur shall be apportioned in that percentage which the number of days in the period from January 1st of such Lease Year to such date of expiration, both inclusive, shall bear to the total number of days in the calendar year in which such expiration occurs.

Section 6.05    Landlord's Statement; Dispute.

(a)    Landlord's failure to deliver to Tenant Landlord's Statement within twenty-four (24) months following the end of an Operational Year or Tax Year with respect to any Operational Year or Tax Year shall not prejudice Landlord's right to render a Landlord's Statement with respect to that Year or any subsequent Operational Year or Tax Year.  If Landlord fails to deliver to Tenant Landlord's Statement for any Operational Year or Tax Year within twenty-four (24) months following the expiration of said Operational Year or Tax Year, Landlord shall be barred from seeking any additional payment from Tenant for said Tax Year or Operational Year; however, upon Tenant's request, Landlord shall produce such Landlord's Statement and credit Tenant for any over payment by Tenant.  The obligations of Landlord and Tenant under the provisions of this Article shall survive the expiration or earlier termination of the Term.

(b)    Each Landlord's Statement shall be conclusive and binding upon Tenant unless within twenty-four (24) months after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. Pending the determination of such dispute as hereinafter provided, Tenant shall timely pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to Tenant's position. In the event Tenant disputes Landlord's Statement, Tenant may use, solely on a confidential basis pursuant to a confidentiality agreement in form and substance reasonably acceptable to Landlord, Tenant's own independent certified public accountant to reasonably inspect Landlord's records of the material reflected on said Statement, which records shall be maintained in Fairfield County, Westchester County, or Manhattan (and which shall be made available on a confidential basis to Tenant and its certified public accountant within a reasonable amount of time after written request by Tenant but not to exceed sixty (60) days); and in the event said independent certified public accountant determines that Landlord's Statement was in error, the dispute shall be referred to binding arbitration as provided in Article 25 hereof.  If the dispute shall be determined in Tenant's favor, Tenant shall be entitled to a one-time credit (or prompt payment if the Term has expired) against Rent thereafter payable in the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's Statement. If the arbitrator determines that the amount overcharged to Tenant exceeded the actual, total annual expenses payable by Tenant by more than five percent (5%), then Landlord shall reimburse Tenant for its reasonable, out-of-pocket expenses incurred (including its independent certified public accountant) in connection with Tenant's audit and the arbitration.  If the arbitration determines such overcharges do not exceed such five percent (5%) threshold, Tenant shall be solely responsible for all costs incurred by Landlord and/or Tenant in connection with such audit and one-half of the arbitration.

Section 6.06    Refunds.    Notwithstanding anything contained herein to the contrary, in no event shall the aggregate amount of the refunds allowable to Tenant in any Operational Year pursuant to this Article 6 exceed the Additional Rent payable by Tenant pursuant to this Article 6 for such Operational Year, it being the intention of Landlord and Tenant that the Fixed Rent payable by Tenant hereunder shall not be reduced by reason of any decrease in the Taxes or Cost of Maintenance and Operation or Complex Operating Expenses; however, any portion of the aggregate refunds to Tenant not allowed in any Operational Year due to this Section 6.06 shall be carried forward and used to offset Additional Rent payable by Tenant in each subsequent Operational Year in the same manner as described in this Section 6.06 until such credits have been exhausted.

Section 6.07    Remedies.  Any Additional Rent payable pursuant to Article 6 or elsewhere in this Lease shall be collectible by Landlord in the same manner as Fixed Rent and Landlord shall have the same rights and remedies for nonpayment thereof as Landlord has hereunder for non-payment of Fixed Rent.

Section 6.08    Gross-Up.  In determining the amount of the Cost of Operation and Maintenance for the Operational Base Year and any Operational Year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during the Operational Base Year and/or any such Operational Year, the Costs of Operation and Maintenance which vary based upon occupancy levels in the Building shall be determined for the Operational Base Year and/or such Operational Year to be an amount equal to the like expenses which would have been incurred if ninety-five percent (95%) of the Building rentable area had been occupied throughout such Operational Base Year and/or Operational Year. If less than ninety-five percent (95%) of the rentable area of the Complex shall have been occupied by tenant(s) at any time during any Operational Year, Complex Operating Expenses which vary based upon occupancy levels in the Complex shall be similarly grossed up.    For purposes of

computing the Base Taxes or Taxes for subsequent Tax Years, if the Building or Complex is not fully assessed for real estate tax purposes as a completed Building or Complex at any time during the Tax Base Year or subsequent Tax Years, then the Taxes shall be increased to reflect what such Taxes would have been if they had been calculated on the basis of a fully assessed Building and Complex having a full assessment of Taxes for the entire Tax Base Year or subsequent Tax Years.

Section 6.09    Adjustments for Changes in Complex.  Notwithstanding anything to the contrary contained in this Lease, Landlord may elect to separate or split portions of the Building and/or Complex into distinct ownership, condominium or operating structures.  To the extent such separate structure occurs, Tenant's Additional Rent charges under this Article 6 thereafter shall be equitably adjusted (without duplicative payments by Tenant) to reasonably reflect the percentage ratios of the then applicable rentable areas of the Premises, the Building and the Complex, based on such applicable structure.  In such event, Tenant's Proportionate Share, Tenant's Proportionate Pavilion Share, Tenant's Proportionate Tower Share, Tenant's Projected Share, the Pavilion Building's Share and the Tower Building's Share shall thereupon be equitably adjusted based on such new rentable areas, and Tenant shall pay its Additional Rent pursuant to Landlord's revised statements without prejudice to Tenant's position; however, any disputes between Landlord and Tenant in connection therewith that are not resolved in writing within sixty (60) days following notice of such dispute shall be resolved by binding, expedited arbitration pursuant to Article 25 hereof initiated by either party.

Section 6.10    Controllable Operating Expenses Cap. In addition, notwithstanding anything to the contrary contained herein, for Landlord's second Operational Year and each subsequent Operational Year during the Term, Tenant's total, annual Additional Rent payments for Tenant's Cost Increases ("Annual Operating Expense Payments") shall not exceed the Tenant's total, Annual Operating Expense Payments for the prior Operational Year by more than three and one-half percent (3.5%), except, however, that such three and one-half percent (3.5%) cap shall apply only to controllable Operating Expenses and shall not apply to (and shall not include) any and all components of Annual Operating Expense Payments with pricing or increases which are not genuinely within Landlord's reasonable control, such as, without limitation, taxes, insurance costs, energy and utility-related charges, snow removal costs, trash removal charges, third party service provider charges, etc.

ARTICLE 7
Insurance

Section 7.01    Prohibited Acts; Compliance.

(a)    Tenant shall not do anything, or suffer or permit anything to be done in or about the Premises, Land or Building which shall (i) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Premises, (ii) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein, or (iii) be prohibited by any license or other permit required or obtained pursuant to Section 5.03, including the certificate of occupancy for the Building.

(b)    Tenant, at Tenant's expense, shall comply with all rules, regulations or requirements of the Connecticut Board of Fire Underwriters and the Connecticut Fire Insurance Rating Organization or any similar body, provided that such compliance does not require structural changes to the Premises or capital expenditures by Tenant unless such changes are necessitated or occasioned by Tenant's particular manner of use of the Premises, including, but not limited to, Tenant's Alterations.

Section 7.02    Rate Increases.  If by reason of any act, omission or negligence on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord or any other tenant or occupant of the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord due to such act, omission or negligence on the part of Tenant.

Section 7.03    Tenant's Insurance Requirements.  Tenant, at its sole cost and expense, shall maintain during the Term:

(a)    Commercial general liability insurance (occurrence form), with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease, and with each location limits of not less than $1,000,000.00 per occurrence/ $2,000,000.00 aggregate per location, combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) per occurrence;

(b)    Workers' compensation insurance as required by applicable Requirements, and Employer's Liability Insurance in the amount of at least $1,000,000.00 each accident, each employee for disease, policy limit for disease;

(c)    Automobile liability insurance including non-owned & hired auto coverage with a limit of $1,000,000.00 per occurrence;

(d)    Umbrella/excess liability insurance with limits of $5,000,000.00 per occurrence and annual aggregate per location;

(e)    Special causes of loss property insurance (formerly known as "All-Risk" insurance coverage) covering Tenant's Property, furniture and fixtures, machinery and equipment, improvements and betterments and all Tenant's Alterations, with no water damage exclusion. Coverage shall also include business interruption insurance (including business income and extra expense).

(f)    All insurance required under this Section 7.03 shall be provided by responsible state licensed and admitted insurers rated at least "A X" in the current edition of A.M. Best's Reports Insurance Guide or its successor(s). Tenant's property damage insurance shall include full replacement cost coverage and the amount shall satisfy any co-insurance requirements under the applicable policy. Tenant's insurance shall be primary, and any insurance maintained by Landlord or any other additional insureds hereunder shall be excess and noncontributory.  All such liability insurance policies listed in this Section 7.03 shall name the Landlord, Managing Agent, George Comfort & Sons, Inc. and Comfort Maintenance Corp. and their respective members, partners, subsidiaries and affiliates, and its/their respective directors, officers, agents, servants, and employees, as additional insureds, with respect to this Lease.  Tenant shall also include any other parties reasonably requested in writing by Landlord from time to time as additional insureds, including, without limitation, Landlord's Mortgagee(s).

(g)    Tenant shall obtain such other insurance and/or coverages and amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly insured against, or resulting from a change in local practice in the case of comparable office buildings and/or in the case of premises similarly situated, due regard being given to the type of building, its location, construction, use and occupancy.

(h)    These insurance requirements shall apply to any contractors, subcontractors and/or vendors entering the Premises on the Tenant's behalf. In the event any such contractors, subcontractors and/or vendors fail to meet these insurance requirements, Tenant shall, to the fullest extent permitted by law, indemnify, defend and hold harmless Landlord, George Comfort & Sons, Inc., Comfort Maintenance Corp., and any of their respective partners, subsidiaries and affiliates (collectively, "indemnitees"), for any claims arising out of the activities of the contractors, subcontractors, and/or vendors while on the insured Premises or the Outdoor Areas, except to the extent caused by the gross negligence of the indemnitees.

Section 7.04    Certificates, Subrogation and Other Matters.  Tenant shall provide Landlord with  evidence of the insurance coverages described in Section 7.03 above in the form of certificate or certificates of insurance. Tenant shall provide such certificates prior to the Commencement Date or Tenant's access to or possession of the Premises or construction by Tenant of improvements therein (whichever first occurs).  Tenant shall maintain at all times throughout the Term and any extensions thereof, all insurance required of Tenant under this Article 7.  Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies.  Such certificates shall state that the coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord.  Landlord and Tenant mutually hereby waive all rights and claims against each other for all losses to the extent covered by their respective insurance policies, and waive all rights of subrogation of their respective insurers.  The parties agree that their respective insurance policies are now, or shall be, endorsed so that such waivers of subrogation shall not affect their respective rights to recover thereunder.

Section 7.05    Waiver of Claims.  Except for claims arising from Landlord's grossly negligent acts that are not covered by Tenant's insurance, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming through Tenant resulting from any occurrence in or upon the Premises.  To the extent that Tenant is required to or does carry insurance hereunder, Tenant agrees that Tenant's property loss risks shall be borne by such insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses.  Except for claims arising from the negligence or willful misconduct of the other party hereto (or such other party's agents, employees, contractors, subcontractors and any parties holding by, under or through such other party) (collectively, the "Excluded Claims") that are not covered by property insurance, Landlord and Tenant each hereby waives all claims against the other for damage to such waiving party's property or any party claiming through such waiving party resulting from any property damage in or upon the Premises.  To the extent that Landlord or Tenant is required to or does carry property insurance hereunder, each party agrees that its property loss risks shall be borne by such insurance (except for the Excluded Claims), and further agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses.  For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

Section 7.06    Landlord's Insurance Requirements.  Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, excluding Tenant's Alterations, as may be insurable under then available standard forms of property insurance policies, in a commercially reasonable amount which shall include full replacement cost (as reasonably determined by Landlord) (including an "agreed amount" endorsement), sufficient to avoid co-insurance.  In addition, Landlord shall maintain at all times during the Term commercial general liability insurance coverage in amounts not less than $3,000,000.00.  Tenant shall reasonably cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building.

ARTICLE 8
Compliance with Laws

Section 8.01    Tenant's Compliance Obligations.  Tenant, at Tenant's sole cost and expense, shall, with respect to its particular manner of use of or Alterations to the Premises and/or the Outdoor Areas (and the use of or Alterations to the Premises and/or the Outdoor Areas involving any parties claiming by, under or through Tenant) cause the Premises to be in compliance with all applicable Requirements (including, without limitation, those applicable requirements of the Americans with Disabilities Act (the "ADA")), and with all insurance policies, at any time duly issued or in force with respect to the Building and the Complex Common Areas, including without limitation, those applicable to the making of any Alterations therein or the result of the making thereof and those Requirements applicable by reason of the specific nature or type of business operated by Tenant in the Premises. If any structural changes, repairs or Alterations to the Premises, Building (including the Building Systems), or the Complex are required pursuant to any applicable Requirements, Landlord may elect to perform any such work within a commercially reasonable period and Tenant shall reimburse Landlord for the reasonable costs thereof, as Additional Rent, within thirty  (30) days after written demand, if such structural changes, repairs, or Alterations are necessitated or occasioned by Tenant's particular manner of use of the Premises (as opposed to being necessitated or occasioned merely because the permitted use of the Premises is the one specified in Section 5.01) or by Tenant's Alterations.

Section 8.02    Landlord's Compliance Obligations.  Landlord (subject to recoupment to the extent permitted under Article 6 hereof) shall comply with all Requirements (including, without limitation, those applicable requirements of the ADA) applicable to those portions of the Complex over which Landlord has exclusive control (subject to Landlord's right to contest the applicability or legality thereof); provided, the foregoing covenant shall not apply to Requirements with respect to which Tenant or other occupants of the Buildings shall be required to comply.

ARTICLE 9
Alterations; Improvements

Section 9.01    Restrictions.

(a)    Except as hereinafter provided, Tenant shall make no changes or Alterations in or to the Premises of any nature without reasonable prior written notice to Landlord, and without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, unless the changes or Alterations are of the type described in Section 9.04(e) with respect to which Landlord may withhold its consent in its sole discretion.  Subject to the provisions and limitations of this Article 9, Tenant, at Tenant's expense, without Landlord's prior consent, may make Alterations costing less than $2,000,000.00 in the aggregate per Alteration project, which are cosmetic and non-structural and which are located in or to the interior of the Premises, provided that such Alterations do not violate the following restrictions (the "Alteration Restrictions"): such Alterations do not (i) other than to a de minimis extent, affect any structural portions of the Building, or any Building Systems, or any utility services or plumbing and electrical lines outside of the Premises; or (ii) adversely affect the exterior appearance of the Building; or (iii) require the issuance of a building permit.  Tenant shall use contractors (other than painters and carpet installers; provided, Landlord is notified of the pending work and the identity of such painting or carpeting contractors) and/or subcontractors who are first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and who are licensed to do business in the State of Connecticut.  Landlord approves the following contractors: Blackwell, Andron Construction, AP Construction, Signature Construction, Magna Construction, Olympic Construction, Turner Construction Company, Clune Construction Company, Skanska, Pavarini, Gilbane Construction, and Petretti Associates.

(b)    All fixtures (other than Tenant's moveable trade fixtures) installed in the Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises. Upon the Expiration Date, (i) all Tenant's Property and (ii) Specialty Alterations (as hereinafter defined) designated in writing by Landlord for such removal at the time Landlord issues its consent to the construction thereof, shall be removed from the Premises by Tenant; provided, however, that in no event shall Tenant be required to remove the improvements in the Premises existing as of the date of this Lease including, without limitation, the existing raised flooring and interior staircases. Nothing in this Section shall be construed to prevent Tenant's removal of Tenant's Property, but upon removal of any of Tenant's Property from the Premises or upon removal of other installations as may be required or permitted by Landlord, Tenant shall immediately, and at its expense, repair and restore the Premises to the condition existing prior to installation, reasonable wear and tear expected, and repair any damage to the Premises or the Building due to such removal. All Tenant's Property left in the Premises after expiration or termination of this Lease and unclaimed by Tenant ten (10) days after notice of same by Landlord to Tenant (unless the Premises are sooner being occupied by a third party tenant) may be removed from the Premises and may be stored by Landlord at Tenant's expense, which costs will be repaid to Landlord on demand together with interest thereon at the Default Rate, or Landlord may dispose of said property at Tenant's cost and expense.  Tenant's obligations under this Section 9.01(b) shall survive the Term.

(c)    For purposes of this Lease, the term "Specialty Alterations" shall mean any and all alterations performed by Tenant or on Tenant's behalf or by any parties holding by, under or through Tenant which are not standard, typical and customary for a standard office occupancy as determined by Landlord in its reasonable, good faith judgment, including, without limitation, any such alterations which are part of Tenant's Alterations, any executive bathrooms, raised computer floors, vaults, internal staircases, dumbwaiters, pneumatic tubes, rooftop equipment or installations, vertical and horizontal transportation systems and/or internal stairways, any structural Alteration which is made to accommodate additional floor loads, and any supplemental HVAC and/or generator or UPS equipment.

Section 9.02    Permits; Mechanic's Liens.  Tenant shall, before making any Tenant's Alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workmen's compensation, commercial general liability, personal and property damage insurance as required under this Lease. As permitted by law, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanic's liens upon the Land, Building and Complex, for all work, labor and services performed to date and all materials to be furnished to date in connection with such work, signed by all contractors and subcontractors involved in such work. Notwithstanding the foregoing, if any mechanic's lien is filed against the Premises, Land, Complex or Building, for work claimed to have been done for, or materials furnished to, Tenant, such lien shall be bonded off or discharged by Tenant within twenty (20) days after Tenant receives notice of the filing (or such shorter period if required by the terms of any Superior Lease or Mortgage) at Tenant's expense.

Section 9.03    Expenses.  Landlord shall not charge Tenant any supervisory or review fees in connection with any permitted Tenant Alterations (including the Initial Alterations); although Landlord shall have the right to charge reasonably necessary third party review charges (which are commercially reasonable in amount) to review Tenant's Plans for any Alterations other than Tenant's Initial Alterations.

Section 9.04    Review of Tenant's Plans.

(a)    Tenant hereby agrees that, prior to Tenant commencing any Alterations for which Landlord's consent is required pursuant to Section 9.01(a), Tenant shall submit to Landlord four (4) sets of complete working plans, drawings and specifications (collectively, "Tenant's Plans"), including, but not limited to, all mechanical, electrical and other utility systems and facilities for Tenant's Alterations, prepared by an architect or engineer selected by Tenant and licensed as such in the State of Connecticut who maintains at least $1,500,000.00 of insurance ("Tenant's Architect"), and shall not commence any such Alteration without first obtaining Landlord's approval of such Tenant's Plans (such approval not to be unreasonably withheld, conditioned or delayed). Within twenty  (20) days following Landlord's receipt of Tenant's Plans, Landlord shall review or cause the same to be reviewed and shall thereupon return to Tenant one (1) set of Tenant's Plans with Landlord's approval or disapproval noted thereon, and if same shall be disapproved in any respect, Landlord shall state the reasons for such disapproval. If Landlord disapproves Tenant's Plans in any respect, Tenant shall cause Tenant's Architect to make such changes to Tenant's Plans as Landlord shall reasonably require and shall thereupon resubmit the same to Landlord for its approval.  If Landlord fails to respond to any request for consent within either twenty  (20) days following written receipt of the request for consent as applies to initial submissions of Tenant's Plans and ten (10) days following receipt of the request for consent as applies to submission of revised Tenant's Plans, Landlord's failure to respond within such time period shall be deemed to be a disapproval by Landlord.  Following the approval of Tenant's Plans, as aforesaid, the same shall be final and shall not be materially changed by Tenant without the prior approval of Landlord. Tenant acknowledges and agrees that Landlord's approval of Tenant's Plans shall be conditioned upon Tenant employing licensed persons and firms (where required by law) and such labor for the performance of Tenant's Alterations so as not to cause any jurisdictional or other labor disputes at the Building or Complex.

(b)    Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord's architect or engineer (or any preparation or designated by Landlord) with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof or otherwise.

(c)    Notwithstanding the provisions of Section 9.01(a), a copy of Tenant's construction contracts for Tenant's Alterations which cost $1,500,000.00 or more (other than carpeting or purely cosmetic work, such as painting or commercially reasonable, interior Premises data cabling and wiring installations that do not adversely affect any structural components, systems or electrical capacity for the Building or Complex) shall be furnished to Landlord prior to the commencement of any such work.

(d)    All of Tenant's Alterations shall be performed in a good and workmanlike manner diligently to completion and so as not to unreasonably interfere with other tenants, occupants or contractors, if any, in the Complex. Passenger elevators shall not be used by Tenant, its contractors, subcontractors, agents or employees to transport construction material and/or workers to the Premises or any part thereof. At all times during the progress of Tenant's Alterations, Tenant shall permit Landlord, at Landlord's sole cost and expense, upon no less than twenty-four (24) hours' notice (except in cases of emergency and in which case, no notice shall be required) its architect and other representatives of Landlord access to the Premises for the purpose of inspecting same, verifying conformance of Tenant's Alterations with Tenant's Plans and otherwise viewing the progress of Tenant's work.  All such inspections by Landlord, its architect and other representatives (other than during cases of emergency) shall be carried out in a commercially reasonable manner, which minimizes interference with (i) the progress of Tenant's Work and (ii) Tenant's business operations in the Premises.

(e)    The performance of Tenant's Alterations shall not (i) adversely affect the Building Structure or the Building Systems, (ii) adversely affect the certificate of occupancy for the Building or the Premises, (iii) other than to a de minimis extent, affect any part of the Building other than the Premises or require any Alterations to be performed in or made to any portion of the Building, Complex or the Land other than the Premises (other than those installations permitted under Article 40), (iv) other than to a de minimis extent,  affect utility services or plumbing and electrical lines outside of the Premises (other than those permitted under Section 11.03), (v) adversely affect the exterior appearance of the Building without Landlord's prior consent (which may be withheld, conditioned, or delayed by Landlord in its sole discretion), or (vi) materially impair or materially detract from the Complex Standard or materially interfere with the normal business operations of other tenants in the Building or Complex. All of Tenant's Alterations, other than those installations permitted under Article 40, shall be performed within the Premises. Tenant covenants and agrees that the performance of Tenant's Alterations shall not interfere with or impair the use, occupancy or operation of any portions of the Complex or its services, including, without limitation, the plumbing, heating, ventilating, air conditioning and electrical systems.

ARTICLE 10
Repairs

Section 10.01    Tenant's Obligations.  Tenant shall maintain and take good care of the Premises and the Outdoor Areas and all fixtures, equipment, systems, Building Systems installed by Tenant or Landlord exclusively serving the Premises, installations, Alterations and appurtenances serving same, at Tenant's sole cost and expense, and shall promptly make all repairs and replacements as and when needed to preserve the Premises, the Outdoor Areas and all Building Systems installed by Tenant or Landlord or that exclusively serve the Premises in good working order and condition, reasonable wear and tear and damage by casualty, excepted.

Section 10.02    Landlord's Obligations.

(a)    Landlord (subject to recoupment to the extent permitted under Article 6 hereof), shall maintain the Complex (including all Complex Common Areas and the structural components of the Building, including roof, downspouts, roof structure, foundation, footings, exterior walls, load bearing walls within and outside of the Premises, exterior glass (including the windows bounding the Premises), exterior drainage systems, all exterior walkways and Common Areas, landscaped areas surrounding the Building, private roads and other avenues of ingress and egress) in good working order and condition, reasonable wear and tear and damage by casualty excepted, and shall make such repairs and replacements, as and when needed in or to the Building, Building Common Areas or Building Systems, except for (i) those repairs for which Tenant is responsible pursuant to any other provision of this Lease, including but not limited to Section 10.01 above, or (ii) repairs to Tenant's Property; provided, however, that Landlord shall have no obligation or liability for repairs hereunder until receipt of written notice from Tenant specifying the repairs required, except in the case of emergencies where notice may be by telephone (or otherwise orally by a duly authorized officer) to Landlord's property manager, thereafter followed by a written notice.

(b)    Tenant shall be required to reimburse Landlord, within thirty  (30) days after receipt of a bill therefor as Additional Rent for the cost of repairing the following: (i) except to the extent covered by Landlord's insurance, any structural repairs or replacements necessitated or occasioned by the negligence or willful misconduct of Tenant, or any of its servants, employees, contractors, agents, guests, invitees or licensees; or (ii) unless covered by Landlord's insurance, the proceeds of which actually become available to Landlord, any structural repairs or replacements resulting from the particular manner of use or occupancy of the Premises by Tenant or any such person (as distinct from the use permitted by Section 5.01); or (iii) unless covered by Landlord's insurance, the proceeds of which actually become available to Landlord, any structural repairs or replacements necessitated or occasioned by or resulting from Tenant's Alterations; or (iv) unless covered by Landlord's insurance, the proceeds of which actually become available to Landlord, any repairs made to the distribution portions of the Building Systems located exclusively within the Premises if such repairs are necessitated by the negligence or willful misconduct of Tenant, or any of its servants, employees, contractors, agents, guests, invitees or licensees.

(c)    If Landlord shall materially default in the performance of Landlord's maintenance and repair obligations hereunder solely relating to the Premises or those portions of the Complex Common Areas, Building Systems, or Building elevators required for Tenant to use and occupy the Premises in accordance with this Lease, and such default renders the Premises untenantable for Tenant's business operations (an "Essential Services Default"), and such Essential Services Default shall not be cured within five (5) days after receipt of written notice thereof from Tenant (provided, however, that no such notice shall be required in the case of emergency), or, in the case of an Essential Services Default which cannot with due diligence be cured within a period of five (5) days, such longer period as may be reasonably necessary so long as Landlord duly institutes such cure and diligently prosecutes same to completion within an additional five (5) days, then, if same remains uncured, Tenant, shall have the option of reasonably curing such default and, if such default involves the expenditure of money, Landlord shall reimburse Tenant for Tenant's reasonable, out-of-pocket third party costs and expenses (plus interest thereon at the Default Rate) reasonably incurred to cure such Essential Services Default within thirty (30) days after Tenant's delivery of paid invoices therefor. If Landlord fails to reimburse Tenant within the foregoing time period, then Tenant shall have the right to offset against Fixed Rent next becoming due and payable such costs and expenses (including interest thereon at the Default Rate) until the total amount of such sums due Tenant has been recaptured by Tenant through such offset.

(d)    In the event of any material service disruption in any or all of the Premises for HVAC, electricity, life safety and Building envelope  (collectively, "Essential Premises Services"), Landlord shall have twenty four (24) hours from receipt of Tenant's notice to address and commence curing same. Tenant, at Tenant's option, shall have the right to immediately commence remedying any Essential Premises Services that actually and materially disrupt Tenant's mission critical business operations including any television production capabilities. Landlord shall reimburse Tenant for the reasonable, third party costs Tenant incurs for remedying Essential Premises Services disruption and repairs, should said disruption be due to Landlord's  negligent or wrongful actions or inactions as the case may be.  If Landlord fails to reimburse Tenant for any such costs, Tenant shall be entitled to the same reimbursement and offset rights set forth in subsection (c) above.

(e)    Landlord hereby represents to Tenant, as of the date hereof, that the Building has been constructed, and designed in a first-class manner and in compliance with all Requirements that existed at the time of the design and construction of the Building, and that the Building and the Premises will be suitable for the uses permitted by this Lease.  Landlord shall be fully responsible, at its sole cost and expense (which will not be included as Complex Operating Expenses), for making all alterations and repairs to the Building and the Premises for structural or latent defects necessitated by the failure of Landlord or its contractor or designer to comply with all Requirements in effect at the time of design and construction of the Building, or from any such party's utilization of asbestos or waste considered Hazardous Substances by the construction industry at the time of utilization.

ARTICLE 11
Utilities and Services

Section 11.01    HVAC; Elevators; Supplemental HVAC.

(a)    Landlord, at Landlord's expense, shall (i) furnish and distribute to the Tower Premises heated, cooled and outside air, at reasonable temperatures, pressures and degrees of humidity in accordance with the Office Tower HVAC performance specifications set forth in Exhibit E hereto (collectively "HVAC") on a year round basis on Business Days (as hereinafter defined) from 7:00 A.M. to 7:00 P.M. and on Saturdays from 9:00 A.M. to 1:00 P.M. The term "Business Days" shall mean all days, except Saturdays, Sundays and the following holidays: New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Day (or such other Complex-standard Business Days adopted by Landlord for the Complex which constitute legal holidays as declared by the State or Federal governments), and (ii) deliver the Pavilion Building HVAC System (the "Pavilion HVAC System") in working order and repair. Provided Tenant is not then in default under this Lease beyond any applicable notice and cure period,  Landlord shall also reimburse Tenant (or provide a Fixed Rent credit, documented to the parties' reasonable and mutual satisfaction) for up to $1,000,000.00 for the actual, out-of-pocket costs for Tenant's purchase and installation of a new, commercially reasonable HVAC chiller installed as part of Tenant's Work and in accordance with the terms of this Lease (collectively, the "Chiller Allowance").  The Chiller Allowance shall be paid to Tenant (or credited against Fixed Rent) within thirty (30) days after: (i) Landlord's receipt of reasonable documentation confirming Tenant's purchase and completion of such HVAC chiller installation; and (ii) Landlord's receipt of invoices reasonably documenting the cost of such purchase and installation.  If Landlord fails to pay Tenant when due the Chiller Allowance (or provide Tenant with a credit when due against Fixed Rent), Tenant shall have the same offset rights applicable to the Tenant Improvement Allowance subject to and in accordance with the terms of Section 3.02(a) hereof, and further subject to Landlord’s right to dispute any such offset as set forth thereunder.  Landlord shall reasonably cooperate with Tenant in connection with Tenant's installation of necessary connections to supply gas to the Pavilion Building in order to power the Pavilion HVAC System, with Tenant being responsible, throughout the Term, for the payment of all gas, electricity, and chilled water used, and consumption charges incurred, in connection with the Pavilion HVAC System.  Landlord shall make available to Tenant, on a rent-free basis, use of the fourth (4th) floor, perimeter mechanical core areas (designated as UPS Module Room B and UPS Battery Room B) in the Pavilion Building for the installation of Tenant's commercially reasonable chiller equipment; provided, however, that such areas shall be provided to Tenant in their AS-IS, WHERE-IS existing condition, with Tenant being responsible, at Tenant's sole cost and expense, for any and all alterations, modifications and/or improvements thereto, subject to and in accordance with the terms of this Lease.  Landlord shall also make available to Tenant, on a rent-free basis, a commercially reasonable, exterior location at the Complex (to be identified and designated by Landlord) for Tenant's installation of Tenant's commercially reasonable condenser water equipment; provided, however, that such location shall likewise be provided to Tenant in its AS-IS, WHERE-IS existing condition, with Tenant being responsible, at its sole cost and expense, for any and all alterations, modifications and/or improvements thereto (including, without limitation, any commercially reasonable screening as may be required by Landlord), subject to and in accordance with the terms of this Lease. If Tenant shall require HVAC service to the Tower Premises at any time other than as described in the first sentence of this Section 11.01(a) ("Overtime"), Landlord shall furnish Overtime HVAC upon reasonable advance notice from Tenant, given between the hours of 9:00 A.M. and 5:00 P.M. on any Business Day, and Tenant shall pay to Landlord Additional Rent for such services, within thirty (30) days after being billed therefor, the costs actually incurred by Landlord's for such services, plus commercially reasonable, Building-standard administration fees.  Landlord may reasonably increase the rates for after-hours HVAC from time to time (but not more frequently than one time in any 12 month period with no one increase being greater than five percent (5%)) on a Tower Building-wide basis.  If requested by Tenant, in lieu of Landlord providing Overtime HVAC on a Tenant-requested advance notice basis, Landlord may, at Landlord's option, make arrangements and/or installations, at Tenant's sole cost and expense, enabling Tenant to operate the Overtime HVAC systems for the Tower Premises on a seven (7) days per week, twenty-four (24) hours per day basis, provided Tenant pays, as Additional Rent, Landlord's standard after-hours rates for such Overtime HVAC usage.  Whenever said HVAC systems are in operation, Tenant shall cause all windows in the application portion of the Premises to be kept closed. Tenant shall also cause all the windows of the Premises to be closed whenever the Premises are not occupied.

(b)    Landlord shall maintain in good condition and repair consistent with the Complex Standard all automatic passenger elevators servicing the Premises (which shall be available to Tenant's employees and invitees on a 24 hour, 7 day per week basis), subject to the terms of this Lease.  Landlord shall reserve for the exclusive use of Tenant a single express elevator from the first (1st) floor lobby of the Tower Building to each floor comprising the Tower Premises.  Tenant shall have access to the Building on a 24 hour, 7 day per week basis, subject to the terms of this Lease. Landlord shall provide freight elevator service to the Premises and use of the Building's loading dock on a first come-first served basis (i.e., no advance scheduling) during Business Hours of Business Days.  Freight elevator service and use of the Building's loading dock shall also be provided to the Premises, subject to availability, on a reserved basis at all other times (provided that as of the date of this Lease such overtime service(s) must be reserved in blocks of at least four (4) consecutive hours if such reserved hours are non-consecutive to Business Hours).  If Tenant reserves the freight elevator after Business Hours of Business Days, then Tenant shall pay Landlord, within thirty (30) days after demand, as Additional Rent hereunder, the actual costs incurred by Landlord to provide the freight elevator / loading dock operator during such reservation, plus Landlord's commercially reasonable, Building-standard administrative fee.  The use of all freight elevators and the loading dock shall be on a non-exclusive basis (except when so reserved by Tenant on an overtime basis) and in all instances shall be subject to the Rules and Regulations.    Notwithstanding anything to the contrary set forth herein, (i) solely in connection with the performance of Tenant's Work and/or Tenant's initial move into the Premises, Landlord shall furnish freight elevator service to Tenant, without charge, and (ii) Tenant shall be entitled to receive 250 hours of overtime freight elevator usage free of charge solely during the twenty-four (24) month period commencing on the Occupancy Date (as hereinafter defined).

(c)    Any supplemental HVAC systems and equipment that now serve (or is hereafter installed to serve) the Premises (collectively, the "Supplemental HVAC") is separate and apart from the HVAC referenced in Section 11.01(a).  Tenant may install a commercially reasonable supplemental HVAC system as part of Tenant's Work subject to Landlord's reasonable, prior written approval, and provided Tenant complies with all of the applicable terms of this Lease.  Tenant shall be billed (and shall timely pay) for all electricity usage for the Supplemental HVAC pursuant to Section 11.03 below.  It shall be Tenant's obligation (at Tenant's sole cost and expense) to operate, maintain, repair or replace any and all Supplemental HVAC in compliance with all Requirements and such reasonable rules and procedures as Landlord may impose.  Without limiting the generality of the foregoing, during the Term, Tenant shall maintain in force a maintenance contract with a reputable HVAC service contractor approved by Landlord (which approval shall not be unreasonably withheld or delayed) providing for semi-annual inspection and maintenance of the Supplemental HVAC and reports of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement, and Tenant shall furnish to Landlord a copy of such contract or any such reports issued thereunder, from time to time, upon Landlord's request.  During the Term, Tenant shall pay to Landlord each month, within thirty (30) days after billing, for Tenant's usage (as reasonably determined by Landlord) of condenser water provided to the Supplemental HVAC units, at Landlord's cost therefor, with Landlord hereby agreeing to make available to Tenant throughout the Term up to one hundred twenty (120) tons per year of condenser water at the rate of $200.00 per ton per year for Tenant's Supplemental HVAC needs.  At Landlord's election, the condenser water provided to the Supplemental HVAC unit or units may be separately metered by Landlord at Tenant's expense, in which event Landlord shall bill to Tenant for the condenser water consumption reflected on such meters.  If any Supplemental HVAC unit exists on the date of mutual execution and delivery hereof (the "Existing Supplemental HVAC"), Tenant accepts such unit in its "as is" condition, without representation or warranty as to quality, condition, fitness for use or any other matter.

Section 11.02    Cleaning.  Landlord (subject to recoupment pursuant to Article 6 hereof) shall cause the Premises to be cleaned by a reputable, experienced and insured cleaning contractor five (5) days per week (Monday through Friday, inclusive (excluding holidays); however, the Friday cleaning services may be performed on weekend days) consistent with the cleaning specifications annexed hereto and made a part hereof as Exhibit D. Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after being billed therefor, Landlord's extra charges from its cleaning contractor for any special or unusual cleaning work in the Premises, including, without limitation, the cleaning of portions of the Premises with glass partitions, any executive bathrooms, or any areas used for the storage, preparation, service or consumption of food or beverages (if any).    Notwithstanding the foregoing, throughout the Term Tenant shall have the right one-time per calendar year to substitute its own reputable, experienced and insured cleaning contractor reasonably approved by Landlord to clean the Premises pursuant to such cleaning specifications, in which case (a) Tenant shall receive, at Landlord's election, a credit against either Tenant's Additional Rent or Fixed Rent equal to the savings actually realized by Landlord as a result of such substitution (the "Janitorial Credit"), and (b) Landlord shall adjust the Base Expenses to reflect any such annual Janitorial Credit for any future payments of Costs of Operation and Maintenance escalations under Article 6 hereof. If, at the time that the application of the Janitorial Credit becomes necessary pursuant to the provisions of this Section, the amount of the savings actually realized by Landlord has not been determined, then, in such event, Landlord shall reasonably estimate the same for the purpose of such application and, within thirty (30) days after the date that the actual Janitorial Credit becomes known, Landlord shall notify Tenant of such actual amount and within thirty (30) days following such notice Tenant shall pay to Landlord any deficiency in Rent owed to Landlord based upon Landlord's estimate of the Janitorial Credit and Landlord shall credit Tenant with any overpayment of Rent made by Tenant based on such estimate.

Section 11.03    Electricity.

(a)    Landlord shall provide electricity to (i) the Pavilion Premises on a direct metered basis, and (ii) the Tower Premises on a submetered basis (which submeter(s) shall be installed by Landlord as part of Landlord's Work and maintained, repaired and replaced by Tenant at Tenant's expense), and Tenant shall pay the applicable utility company or provider, as and when due, throughout the Term, for all electricity usage in the Premises, starting on the Possession Date, based on such electricity company or provider's applicable electricity charges, plus all applicable taxes and surcharges.  Landlord shall provide a minimum of ten (10) watts demand load per rentable square foot of the Premises, exclusive of the electricity required to operate the Building Systems.  Landlord may elect to furnish electricity to Tenant by means of other existing electrical facilities serving the Premises to the extent that the same are available, adequate, suitable and safe for such purposes. Landlord shall provide electricity from the applicable utility company or provider for operating the Building Systems serving the Building and for lighting the Garage, the Building Common Areas and the Complex Common Areas and the costs of electricity to such systems and common areas shall be included in Complex Operating Expenses or the Cost of Operation and Maintenance, as applicable.

(b)    Tenant, at Tenant's sole cost and expense, may obtain additional commercially reasonable amounts of electricity for Tenant's business operations in the Premises directly from the utility company furnishing electricity to the Building, provided same does not adversely affect any utility service to (or utility operations at) the Building or Complex or Landlord's contractual arrangements with any utility providers or other tenants. The cost of such additional electric service to the Premises shall be paid by Tenant directly to such utility company or provider. The installation of any additional meters, panel board, feeders, risers, wiring and other conductors and equipment shall constitute an Alteration, subject to Landlord's reasonable prior approval, any such installation shall be performed by Landlord at Tenant's sole cost and expense, and shall be chargeable and collectible as Additional Rent and paid within twenty (20) days after the rendition of a bill to Tenant therefor.

(c)    Tenant covenants that the use of electrical energy in the Premises shall not exceed the capacity of the existing feeders or wiring installations then serving the Premises. In the event that, in Landlord's or Tenant's reasonable judgment, Tenant's electrical requirements necessitate installation or an additional riser, risers, or other proper and necessary equipment, Landlord or Tenant, as applicable, shall so notify the other of same. Within five (5) Business Days after receipt of such notice, Tenant shall either cease such use of additional electricity or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. If Tenant so requests, Landlord and Tenant shall cooperate in connection with the installation of additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Landlord. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as Additional Rent and paid within thirty (30) days after the rendition of a bill to Tenant therefor. Tenant shall not, without prior consent of Landlord in each instance, not to be unreasonably withheld, conditioned or delayed, make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities that do not exclusively serve the Premises.  Landlord’s prior consent shall not be needed for any routine, customary, interior office data wiring and cabling installations for Tenant's commercially reasonable technology enhancements performed in the ordinary course that are code-compliant and exclusively serve and are located within the Premises.

(d)    To the extent required by applicable Requirements, Landlord may, at any time, elect to supply electricity to the Premises on a Rent inclusion basis. In the event of any such change in electric service by Landlord, Landlord agrees to give not less than thirty (30) days advance notice of any such change to Tenant, and this Lease shall remain in full force and effect and such change shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent or except or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents.  Any such Rent inclusion charges to Tenant shall be based on a commercially reasonable electrical survey of consumption and applicable rates, charges and taxes, performed by a reputable electrical engineering consultant selected by Landlord.

(e)    Intentionally Omitted.

(f)    Throughout the Term, Tenant shall have the exclusive use (except for Pavilion Building electric required for life safety and other essential services) of the three (3) existing generators exclusively serving the Pavilion Building.  Tenant shall maintain in force a maintenance contract with a reputable generator service contractor approved by Landlord (which approval shall not be unreasonably withheld or delayed) providing for semi-annual inspection and maintenance and repair of the generators and reports of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement, and Tenant shall furnish to Landlord a copy of such contract or any such reports issued thereunder, from time to time, upon Landlord's request.  At the end of the useful life of such generators as determined by Landlord's engineers, Landlord shall replace said generators, at Landlord's expense and without such cost being included in the Cost of Operation and Maintenance, with new generators of comparable or better capacity and quality, with Tenant being required to maintain, repair, and replace, at Tenant's sole cost and expense, any such new generators pursuant to a maintenance contract with a licensed, reputable and experienced service provider, such contract to include specifications reasonably approved of by Landlord.  With respect to the Tower Building, Tenant shall have the right to determine whether it requires any additional generator capacity above the Tower Building life safety system and Tower Building Common Areas, which such determination shall be subject to Landlord's reasonable approval.  If Tenant requires additional generators as a result of such determination, then Landlord and Tenant shall proceed in good faith to determine potential locations for the installation of such additional generators, which additional generator purchase and installation shall all be at Tenant's sole cost and expense.  In addition, Tenant shall have the right to install, at Tenant's sole cost and expense and pursuant to applicable Requirements and plans first approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, a roll-up generator connection at street level for connectivity to the Pavilion Building façade for a connection panel to the street.  Landlord shall provide adequate shaft space for the roll-up generator.  Landlord shall reasonably cooperate with Tenant's installation of the necessary connections for the roll-up generator installation contemplated as part of Tenant's Work.    Landlord agrees to make available to Tenant Tenant's proportionate share (based on the ratio of Tenant's rentable square footage of the Tower Premises and the rentable square footage of the Tower Building) of available power capacity for the existing emergency generator serving the Tower Building.

Section 11.04    Water.  Landlord shall supply reasonably adequate quantities of water to points in the Premises for ordinary office lavatory, kitchen and drinking purposes. If Tenant requires, uses or consumes water for any purpose in addition to the ordinary lavatory and drinking, Landlord may install a water meter and thereby measure Tenant's consumption of water for all purposes. Tenant shall pay to Landlord, as Additional Rent, within thirty  (30) days after being billed therefor, the cost of any such meter and its installation, and Tenant, at Tenant's sole cost and expense, shall maintain any such meter and any such installation equipment in good working order and repair. Tenant shall pay for water consumed as shown on said meter and sewer charges thereon, as Additional Rent, within thirty (30) days after being billed therefor.

Section 11.05    Interruption of Service.  Landlord reserves the right to stop the service of the air conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems of the Building when necessary by reason of accident or emergency, or mechanical breakdown, or requirement of law or any cause beyond Landlord's reasonable control or (upon at least two (2) Business Days' notice to Tenant, except in the event of an emergency in which case no notice shall be required) for any pre-planned repairs, alterations, replacements or Improvements, which in the reasonable judgment of Landlord, are necessary, until the reason for such stoppage shall have been eliminated. Anything herein to the contrary notwithstanding, and without regard to the effects of Unavoidable Delays, if such stoppage or interruption materially interrupts Tenant's business and shall result in Tenant vacating all or any substantial part of the Premises and continues for a period of five (5) consecutive Business Days after notice from Tenant, and such stoppage was not attributable to conditions caused by Tenant (or any parties holding by, under or through Tenant), then thereafter Fixed Rent shall abate for the portion of the Premises which have thus been vacated until the earlier of remediation of such stoppage or interruption or reoccupation of such part of the Premises by Tenant.

Section 11.06    Parking.  Tenant shall have the right to use, on a non-exclusive basis, 1,204 unreserved parking spaces (based on the ratio of 2.9 parking spaces per 1,000 rentable square foot of the Premises) in the Complex Garage and in the outdoor parking lot(s) adjacent to and exclusively dedicated to the Complex, for itself, its customers, invitees and employees and the loading and unloading of vehicles in connection with and incidental to the business conducted by Tenant in the Premises, all on a Rent-inclusive basis  Notwithstanding anything to the contrary contained in this Lease, all of Tenant's visitors to the Premises shall park in the non-exclusive visitor parking located at the Washington Boulevard exterior parking lot located at the Complex and/or the Northwest Development Parcel, unless otherwise directed by Landlord to other areas within the Complex and/or such Development Parcel.  Tenant may use the roadways located within the Complex Common Areas for the purposes of egress and ingress.  Tenant covenants to observe the parking rules for the Complex, including, without limitation, the exclusivity of parking spaces designated for other tenants, buildings and/or other areas of the

Complex.  Tenant shall have the right, at no cost, to eighty  (80) of said parking spaces allocated to Tenant hereunder available on an exclusive and reserved basis as set forth in Exhibit R hereto.  The location of said reserved parking spaces shall be as set forth in said Exhibit R.    Tenant may use a commercially reasonable number of parking spaces (the total(s) and location(s) of which shall be subject to Landlord's prior, reasonable approval), out of Tenant's parking space allocation provided under this Lease, on the lower levels of the parking garage under the Pavilion Building, for Tenant's reasonable mechanical equipment and storage purposes, provided same does not interfere with such garage operations and/or other tenants' parking rights.

Section 11.07    Complex Common Areas.  Landlord agrees to perform or cause performance of the following reasonably consistent with the Complex Standard and in compliance with all applicable Requirements: (a) to maintain and repair the Complex Common Areas and entrances to the Building, (b) to keep the surface of the parking area, driveways, entrances to the Building and sidewalks located on the Land reasonably free from snow, ice, dirt and rubbish, and (c) to insure, protect and maintain the Complex Common Areas, including the maintenance of shrubbery and grass areas in and around the Building.  The Pavilion Building's Share and Tower Building's Share of Landlord's expenses in performing such obligations shall be part of the Base Expenses and the Cost of Operation and Maintenance in accordance with the provisions of Article 6.

Section 11.08    Security.  Throughout the Term, Landlord shall maintain at the Complex 24 hour security service (including security personnel at the main lobby in the Tower Building 24/7 and 24/7 roving security, as well as commercially reasonable security cameras and controlled access to those areas of the Complex as Landlord determines in its sole, good faith judgment from time to time) reasonably consistent with the Complex Standard.  Landlord's security services shall be subject to commercially reasonable change from time to time, provided same are reasonably consistent with the Complex Standard.  Landlord shall have exclusive decision-making authority for all Tower Building (and Complex exterior) security measures, same to be consistent with the Complex Standard.  The foregoing shall not in any manner whatsoever be deemed to create any liability for Landlord under the Lease for the security of any person or property.  Throughout the Term, Tenant shall maintain, at its sole cost and expense, its own commercially reasonable security services and security arrangements through a reputable, experienced and insured contractor for Tenant's exclusive lobby in the Pavilion Building, subject to Tenant's compliance with all applicable Requirements.  Tenant shall be permitted to install, at Tenant's sole cost and expense, a commercially reasonable security and/or controlled access system in the Premises, which is compatible with the security and/or controlled access system serving the Building (the "Building Security System") so as to enable Tenant to utilize a single security/access card reader, provided in all events Tenant gives Landlord copies of duplicate keys, access codes, combinations, access cards and other access devices to enable Landlord's continued access to the Premises in accordance with this Lease.  Landlord shall implement commercially reasonable measures to reasonably direct Tenant's headquarters visitors who enter the Tower Building to Tenant's lobby entrance at the Pavilion Building, although no interior/exterior Tower Building signage shall be required.    Notwithstanding anything to the contrary contained in this Lease, if Landlord at any time (and for so long as) determines, in its sole, good faith judgment that Tenant's use, occupancy, business operations, or employees, agents, invitees, licensees or visitors require additional security and/or controlled access measures, Landlord may implement any or all such measures to any portions of the Complex, provided same comply with applicable Requirements.  Any and all costs to so implement, maintain, operate and continue such measures shall be paid by Tenant, as Additional Rent, within thirty (30) days of receipt of Landlord's invoices for same.

Section 11.09    Directory; Signage.

(a)    To the extent Landlord elects to provide a Tower Building directory, Tenant shall be provided with a directory listing in the Tower Building. From time to time, but not more frequently than two (2) times per year, Landlord shall, at Tenant's cost and expense, update Tenant's directory listing in the Tower Building.  Tenant shall also be entitled to install commercially reasonable identifying signage within the entrance areas to each office floor of the Tower Premises, provided such signage shall be at Tenant's sole cost and expense; same shall be subject to and comply with all applicable Requirements; and, for any multi-tenant floor, same shall be in a location and of a size and appearance that is subject to Landlord's reasonable, prior written approval (and compatible with the Complex's standard signage program).

(b)    Exterior Signage.  Tenant, at Tenant's sole cost and expense, subject to Tenant obtaining all required approvals of applicable Governmental Authorities and the terms hereinafter provided, shall have the right to install and maintain, a single, exterior backlit sign on each side of the Pavilion Building, for a total of five  (5) such signs, as well as two (2) exterior signs on the Tower Building facing U.S. I-95 (collectively, the "Exterior Signs"), which shall be consistent with the Complex Standard, and in the approximate locations shown on the preliminary renderings of Tenant's proposed Exterior Signs attached hereto as Exhibit K.  Landlord reserves the right to reasonably adjust and/or modify the final locations of the Exterior Signs if Landlord, in its good faith judgment, deems reasonably necessary to accommodate the Building's structural components, Building Systems and/or ventilation/mechanical needs.  For purposes of clarification, subject to the terms of this Section 11.09(b), Tenant's rights to the permitted Exterior Signs on the Pavilion Building shall be granted on an exclusive basis, and Tenant's right to the permitted Exterior Signs on the the Tower Building shall be granted on a non-exclusive basis with Landlord reserving the right to have exterior tenant signage on the Tower Building for up to three (3) additional tenants.    Tenant's Exterior Signs shall display only the name of Tenant and/or it's then current standard logo, and no other lettering, logo, design or other content. The size, form, design, dimensions, color, finish, illumination (if any), appearance and location of the Exterior Signs, the construction plans for and the size and color of the lettering on the Exterior Signs, the materials of which the Exterior Signs are constructed, the means and techniques of fabrication and installation, and any and all alterations to the Exterior Signs, shall all be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby approves the renderings of the Exterior Signs and the specifications therefor set forth on Exhibit K (including, without limitation, the size, design, dimensions, color, appearance and location of the Exterior Signs as shown thereon).  Tenant shall ensure, at Tenant's sole cost and expense, that the Exterior Signs comply with all applicable Requirements.  In addition, Tenant shall obtain, at its sole cost and expense, all required permits and approvals of applicable Governmental Authorities for the installation of the Exterior Signs and deliver copies thereof to Landlord prior to the construction and installation thereof (and Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, to obtain such permits and approvals relating thereto), and Tenant shall be responsible for maintaining any and all such permits and approvals in effect throughout the Term (as long as

Tenant has the right to keep such Exterior Signs).  If Tenant's proposed and Landlord-approved Exterior Signs require changes due to applicable Requirements and/or any Governmental Authorities, Landlord and Tenant shall reasonably cooperate, in good faith, to provide Tenant with fully legally-compliant, reasonably equivalent Exterior Signs (as reasonably similar to those proposed and previously acceptable to the parties, in terms of size, number, location, visibility, prominence and relative scale as compared to other tenant signs shown on Exhibit K) as is reasonably achievable under the circumstances.  Tenant shall promptly repair any damage to the Building occasioned by the construction, installation or removal of any portion of the Exterior Signs.  Tenant shall maintain the Exterior Signs in good condition and repair at all times during the Term.  Tenant shall, at its sole cost and expense, promptly remove the Exterior Signs upon the expiration or sooner termination of the Term, or earlier termination of the Exterior Signs right granted pursuant to the terms hereof.  If Tenant wishes to illuminate the Exterior Signs, Tenant may do so subject to Landlord having approved of such illuminated signage as set forth above, which approval shall not be unreasonably withheld, conditioned or delayed (it being understood, however, that Landlord, in approving or disapproving such illumination, shall not have the right to disapprove the same on the basis of the nature of such signage, as opposed to the details thereof (e.g., materials, method of installation, power requirements, etc.), and Tenant shall pay Landlord, as Additional Rent, the cost of all electricity required to do so (as measured by a check meter to be installed by Tenant at Tenant's sole cost and expense).  The rights granted herein with respect to Tenant's permitted Exterior Signs are personal to:  (i) the named Tenant herein only (i.e., World Wresting Entertainment, Inc.), (ii) any assignee of this Lease permitted under Section 19.01(c), and (iii) any party to which this Lease may be assigned or subleased with Landlord's consent pursuant to Section 19.01(a), which Tenant and/or such assignee or sublessee pursuant to Section 19.01(a) must occupy a minimum of 100,000 rentable square feet of the Premises, and shall apply only if and so long as this Lease remains in full force and effect.

(c)    Exterior Flags.  Tenant, at Tenant's sole cost and expense, subject to the terms hereinafter provided, shall have the exclusive right to install and maintain, up to three  (3) flagpoles and flags (for a maximum total of six  (6) flagpoles and flags) in both of the following Pavilion Building areas: (i) the entrance area to the Pavilion Building off of Washington Boulevard; and (ii) the terrace located on the fifth (5th) floor of the Pavilion Building, in each case as more particularly shown on Exhibit N attached hereto (collectively, the "Flagpoles").  The Flagpoles shall display only the name of Tenant (or Tenant's bona-fide corporate subsidiaries or corporate entities under control of or common control with Tenant)  and/or its then current standard corporate logo, or a standard State of Connecticut flag or a standard United States of America flag, and no other lettering, logo, design or other content without Landlord's prior written approval (such approval not to be unreasonably withheld, conditioned or delayed, provided same is consistent with the Complex Standard).  To the extent the same materially differs from the Exterior Flag and Flagpole specifications set forth on Exhibit N, the size, dimensions, color, appearance and location of the Flagpoles, the construction plans for and the size and color of the lettering on the Flagpoles, the materials of which the Flagpoles are constructed, the means and techniques of fabrication and installation, and any and all alterations or modifications to any of the foregoing components of the Flagpoles, shall all be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby approves the renderings of the Flagpoles and all specifications therefor set forth on Exhibit N attached hereto (including, without limitation, the size, design, dimensions, color, appearance and location of the Flagpoles as shown thereon).

Tenant shall ensure, at Tenant's sole cost and expense, that the Flagpoles comply with all applicable Requirements and are consistent with the Complex Standard.  In addition, Tenant shall obtain, at its sole cost and expense, all required permits and approvals of applicable Governmental Authorities for the installation of the Flagpoles and deliver copies thereof to Landlord prior to the construction and installation thereof (and Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, to obtain such permits and approvals relating thereto), and Tenant shall be responsible for maintaining any and all such permits and approvals in effect throughout the Term (as long as Tenant has the right to keep such Flagpoles).  Tenant shall promptly repair any damage to the Building or Land occasioned by the construction, installation or removal of any portion of the Flagpoles.  Tenant shall maintain the Flagpoles in good condition and repair at all times during the Term.  Tenant shall, at its sole cost and expense, promptly remove the Flagpoles upon the expiration or sooner termination of the Term, or earlier termination of the Flagpoles rights granted pursuant to the terms hereof.    Neither Landlord nor any other tenant or third parties shall have the right to install or maintain exterior flag(s) or flagpole(s) at the Pavilion Building, unless required by applicable Requirements.  The rights granted herein with respect to the Flagpoles are personal to:  (i) the named Tenant herein only (i.e., World Wresting Entertainment, Inc.), (ii) any assignee of this Lease permitted under Section 19.01(c), and (iii) and any party to which this Lease may be assigned or subleased with Landlord's consent pursuant to Section 19.01(a), which Tenant and/or such assignee or sublessee pursuant to Section 19.01(a) must occupy a minimum of seventy-five percent (75%) of the rentable square feet of the Premises, and in any and all events such rights shall apply solely to the Pavilion Building and only if and so long as this Lease remains in full force and effect.

(d)    Pavilion Branding. Tenant, at Tenant's sole cost and expense, subject to the terms hereinafter provided, including, without limitation, Article 9 hereof, shall have the exclusive right and discretion to design and brand the Pavilion Building lobby, the Pavilion Building Common Areas, and certain portions of the Pavilion Garage and Pavilion Garage entrances, such design and branding to include commercially reasonable and appropriate exterior and interior lobby signage, design and finishes (collectively, the "Branding"), consistent with the Complex Standard.  Landlord acknowledges and agrees that Tenant's Branding in the Pavilion Building garage and at the entrance(s) to the Pavilion Building garage shall be included on the directional signage for drivers entering, and for drivers and pedestrians in, the Pavilion Building garage.  Landlord hereby approves the Branding on the directional signage set forth on Exhibit O attached hereto.  Tenant shall ensure, at Tenant's sole cost and expense, that all portions of the Branding comply with all applicable Requirements.  In addition, Tenant shall obtain, at its sole cost and expense, all required permits and approvals of applicable Governmental Authorities for the installation of the Branding and deliver copies thereof to Landlord prior to the construction and installation thereof (and Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, to obtain such permits and approvals relating thereto), and Tenant shall be responsible for maintaining any and all such permits and approvals in effect throughout the Term (as long as Tenant has the right to keep such Branding).  Tenant shall promptly repair any damage to the Building or Land occasioned by the construction, installation or removal of any portion of the Branding.  Tenant shall maintain the Branding in good condition and repair at all times during the Term.  Tenant shall, at its sole cost and expense, promptly remove all portions of the Branding upon the expiration or sooner termination of the Term, or earlier termination of the Branding rights granted pursuant to the terms hereof.  The rights granted herein with respect to the Pavilion Building Branding are personal to:  (i) the named Tenant herein only (i.e., World

Wresting Entertainment, Inc.), (ii) any assignee of this Lease permitted under Section 19.01(c), (iii) and any party to which this Lease may be assigned or subleased with Landlord's consent pursuant to Section 19.01(a),  and further provided that Tenant must lease (and pay Rent for) 100% of the Pavilion Premises, and Tenant and/or any such assignee or sublessee must occupy fifty percent (50%) of the Pavilion Premises, and shall apply only if and so long as this Lease remains in full force and effect.

(e)    Pavilion Monument Signage.  Tenant, at Tenant's sole cost and expense, subject to the terms hereinafter provided, shall have the exclusive right to install and maintain, monument signage at the main entrance off of Washington Boulevard to the Pavilion Building, as more particularly shown on Exhibit P attached hereto (the "Monument Signage").  The Monument Signage shall display only the name of Tenant and/or its then current standard logo, and no other lettering, logo, design or other content.  To the extent the same materially differs from the Monument Signage details set forth on Exhibit P, the size, dimensions, color, appearance and location of the Monument Signage, the construction plans for and the size and color of the lettering on the Monument Signage, the materials of which the Monument Signage is constructed, the means and techniques of fabrication and installation, and any and all alterations to the Monument Signage, shall all be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby approves the renderings of the Monument Signage and all specifications related to the Monument Signage set forth on Exhibit P attached hereto (including, without limitation, the size, design, dimensions, color, appearance and location of the Monument Signage as shown thereon).  Tenant may grant proportionate rights to the Monument Signage to any permitted assignee or subtenant occupying a portion of the Pavilion Premises.  Tenant shall ensure, at Tenant's sole cost and expense, that the Monument Signage complies with all applicable Requirements.  In addition, Tenant shall obtain, at its sole cost and expense, all required permits and approvals of applicable Governmental Authorities for the installation of the Monument Signage and deliver copies thereof to Landlord prior to the construction and installation thereof (and Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, to obtain such permits and approvals relating thereto), and Tenant shall be responsible for maintaining any and all such permits and approvals in effect throughout the Term (as long as Tenant has the right to keep such Monument Signage).  Tenant shall promptly repair any damage to the Building or Land occasioned by the construction, installation or removal of any portion of the Monument Signage.  Tenant shall maintain the Monument Signage in good condition and repair at all times during the Term, or earlier termination of the Monument Signage rights granted pursuant to the terms hereof.  Tenant shall, at its sole cost and expense, promptly remove the Monument Signage upon the expiration or sooner termination of the Term.  The rights granted herein with respect to the Monument Signage are personal to:  (i) the named Tenant herein only (i.e., World Wresting Entertainment, Inc.), (ii) any assignee of this Lease permitted under Section 19.01(c), and (iii) and any party to which this Lease may be assigned or subleased with Landlord's consent pursuant to Section 19.01(a),  and further provided Tenant must lease (and pay Rent for) 100% of the Pavilion Premises, and Tenant and/or any such assignee or sublessee must occupy a minimum of fifty percent (50%) of the rentable square feet of the Premises, and shall apply only if and so long as this Lease remains in full force and effect.

Section 11.10    Cafeteria.

(a)    From and after the Occupancy Date, and continuing during the Term, subject, however, to the terms of this Section 11.10, Landlord shall operate a full service cafeteria facility (the "Cafeteria") located on the fifth (5th) floor of the Tower Building as more particularly shown on the preliminary plans attached hereto as Exhibit Q.  The Cafeteria shall be available on a non-exclusive basis to all tenants of the Complex during the hours of 7:00 AM to 3:00 PM on Business Days.  The Cafeteria operations shall be operated in a manner consistent with the Complex Standard and shall provide, at a minimum, the food and beverage services set forth on Exhibit Q.   As consideration for Landlord’s agreement to locate the Cafeteria on the fifth (5th) floor of the Tower Building, Tenant shall pay, throughout the Term, as Additional Rent, on a monthly basis, the spread or difference, as reasonably estimated by Landlord, of the rent Landlord would have received had Landlord leased the Tower Building cafeteria space to an office tenant, as opposed to locating a cafeteria, as previously planned, in the Pavilion Building, but in no event shall Tenant be obligated to pay more than $0.25 per rentable square foot of the Premises (based on 415,256 rentable square feet) on a per annum basis.  The costs and expenses incurred in connection with Cafeteria shall be subject to recoupment to the extent permitted under Article 6 of this Lease.  Landlord shall reasonably confer with Tenant concerning the selection of the food service provider that operates the Cafeteria (with any such final selection decision being Landlord's). If Tenant shall not be reasonably satisfied with the quality, variety and/or costs of the food service provider, then Tenant may request and require Landlord, no more than once every (3) years, to competitively bid the service to alternative, reputable providers, in which case, any alternative food service provider shall be subject to Landlord reasonably conferring with Tenant concerning such selection (but with any final decision being Landlord's).

(b)    Notwithstanding anything to the contrary contained in this Lease, with respect to the services described in this Section 11.10, as well as those in Sections 11.11, 11.12 and 11.13, Landlord reserves the right to temporarily suspend such services when necessary by reason of accident or emergency, or applicable Requirements, temporary remodeling, casualty or condemnation losses, or any cause beyond Landlord's reasonable control.  Landlord shall use commercially reasonable efforts to restore such services as soon thereafter as is reasonably practicable and in the event any such amenities and services will be temporarily unavailable due to any pre-planned and scheduled activities, Landlord shall provide Tenant with reasonable advance  notice of any such planned and scheduled temporary unavailability.

Section 11.11    Fitness Facility.  From and after the Occupancy Date, and continuing during the Term, subject, however, to the terms of Section 11.10(b) and this Section 11.11, Landlord shall open and operate a commercially reasonable fitness facility (the "Fitness Facility") located on the ground floor of the Tower Building and as more particularly shown on the plans attached hereto as Exhibit S.  The Fitness Facility shall be available, on a non-exclusive basis, to all tenants of the Complex and shall be available to Tenant's employees at the then current market rate per month offered to all other tenants of the Complex, which monthly rate shall be subject to reasonable and market increases from time to time.  The Fitness Facility shall be operated in a manner consistent with the Complex Standard and shall provide, at a minimum, the services and amenities set forth on Exhibit R.  The Fitness Facility shall be available for use, at a minimum, during the hours of 6:00 AM to 8:00 PM on Business Days.  The costs and expenses incurred in connection with Fitness Facility shall be subject to recoupment to the extent permitted under Article 6 of this Lease.

Section 11.12    Conference Facilities.  From and after the Occupancy Date, and continuing during the Term, subject, however, to the terms of Section 11.10(b) and this Section 11.12, Landlord shall open and operate a  commercially reasonable  conference center facility (the "Conference Facilities") located on the ground floor of the Tower Building and as more particularly shown on the preliminary plans attached hereto as Exhibit S, which shall be available, on a non-exclusive basis, to all tenants of the Complex.  The Conference Facilities shall be operated in a manner consistent with the Complex Standard and shall provide, at a minimum, the services and amenities set forth on Exhibit S.  The costs and expenses incurred in connection with the Conference Facilities shall be subject to recoupment to the extent permitted under  Article 6 of this Lease.

ARTICLE 12
Damage to or Destruction of the Premises

Section 12.01    Restoration; Abatement.

(a)    If the Premises or any part thereof shall be partially damaged by fire or other casualty, Tenant shall give reasonably prompt notice thereof to Landlord, and upon such notice Landlord shall proceed with reasonable diligence to repair or replace or cause to be repaired or replaced the structural portions of the Premises (excluding any structural Tenant Alterations) and Building Systems serving the Premises, such that the basic structure of the Premises and its ability to receive services through the Building Systems (to the extent otherwise required by the terms of this Lease) and the Building standard finish conditions are in substantially the same condition as prior to the fire or other casualty. Landlord shall also restore reasonable access to the Premises (if necessary).

(b)    The Fixed Rent and Additional Rent shall be abated in the proportion that the Premises shall have been rendered untenantable, such abatement to be from the date of such damage or destruction until Landlord delivers the Premises to Tenant having substantially completed the repair and/or restoration thereof as and to the extent required by Section 12.01(a) above. If (i) a material part of the Premises shall be damaged; (ii) Tenant shall be unable to operate its business in the remaining part of the Premises in substantially the same manner as such business was operated prior to the damage; and (iii) if Tenant shall be required to vacate all or substantially all of the Premises, then all Fixed Rent and Additional Rent shall abate until the earlier of: the ninety (90) days after Landlord delivers the Premises to Tenant having substantially completed the repair and/or restoration thereof as and to the extent required by Section 12.01(a) above; or the date Tenant reoccupies the Premises.

Section 12.02    Tenant's Right of Termination.

(a)    Within thirty (30) days after notice to Landlord of any damage described in Section 12.01 hereof, Landlord shall deliver to Tenant a statement prepared by a licensed, independent architect setting forth such architect's estimate (the "Estimate") as to the time required to repair such damage, exclusive of time required to repair any Tenant's Alterations. If the estimated time period exceeds twelve (12) months from the date of the Estimate or if the

Premises are totally damaged by casualty, Tenant may elect to terminate this Lease by notice to Landlord not later than ninety  (90) days following receipt of the Estimate or the date of such casualty, as applicable. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 18 hereof. If Tenant shall not have elected to terminate this Lease pursuant to this Article 12 (or is not entitled to terminate this Lease pursuant to this Article 12), the damage shall be diligently repaired by and at the expense of Landlord as, and to the extent, required by Section 12.01(a) above, subject to Unavoidable Delays. If the estimated period of repair does not exceed twelve (12) months and, thereafter, Landlord fails to substantially complete such repairs within such twelve (12) month period, Tenant may terminate this Lease by notice to Landlord within thirty (30) days following the expiration of the twelve (12) month period.

(b)    Notwithstanding the foregoing, if such damage occurs during the last twelve (12) months of the Term of this Lease and if the estimated time period set forth in the Estimate delivered pursuant to Section 12.02(a) above exceeds ninety  (90) days from the date of the Estimate (exclusive of time required to repair any Tenant's Alterations), then Tenant or Landlord may serve notice on the other of its intention to terminate this Lease, and this Lease shall terminate on the date which is thirty (30) days after the date of Tenant's or Landlord's notice, as applicable, as if such termination date were the Expiration Date, and any prepaid portion of Fixed Rent and Additional Rent shall be abated as of such date of damage or destruction and shall be promptly refunded by Landlord to Tenant.

Section 12.03    Landlord's Right of Termination.  If more than thirty-five percent (35%) of either the Pavilion Building or the Tower Building (the Building so damaged, the "Damaged Building") shall be damaged by fire or other casualty, then in such event Landlord may, at its option, terminate this Lease as to the Damaged Building by giving Tenant not less than thirty (30) days' notice of such termination, which notice shall be given within ninety  (90) days after the date of such damage. In the event that such notice of termination shall be given, (a) this Lease shall terminate as to the Damaged Building as of the date ninety  (90) days after the giving of the notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and subject to Section 12.06 below, (b) the applicable Fixed Rent and Additional Rent shall be apportioned as of the date of damage or destruction, and (c) any prepaid portion of applicable Fixed and Additional Rent shall be abated as of the date of damage or destruction and shall be promptly refunded by Landlord to Tenant. If, at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 12.02, the holder of a Superior Mortgage takes possession of the Damaged Building through foreclosure or otherwise, such holder or party shall have a further period of thirty (30) days from the date of so taking possession to terminate this Lease, under the same terms and conditions as set forth in this Section 12.03, by thirty (30) days written notice of termination. If such notice shall be given, this Lease shall terminate as of the date provided ninety  (90) days after the giving of the notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and, subject to Section 12.06 below, the Fixed Rent and Additional Rent shall be abated as of the date of damage or destruction and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 12.04    Liability.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's Property or Tenant's Alterations nor shall it be required to repair any Tenant's Property or Tenant's Alterations.

Section 12.05    Cooperation.  Landlord and Tenant agree that they shall reasonably cooperate with the other in providing information to an insurance company with respect to any loss or damage occurring in the Premises and shall not unreasonably interfere with the other's collection of insurance proceeds.

Section 12.06    Willful Misconduct.  Nothing herein contained shall relieve either party from any liability to the other caused by such party's willful misconduct or criminally liable acts in connection with any damage to the Premises or the Building by fire or other casualty.

Section 12.07    Express Agreement.  This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and any law providing for such contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case.

Section 12.08    Disputes.  Any disputes under this Article 12 shall be determined by binding, expedited arbitration pursuant to Article 25 hereof initiated by either party.

ARTICLE 13
Eminent Domain

Section 13.01    Termination Rights.

(a)    If the whole of the Premises, or such substantial part thereof as will render the remainder untenantable for the conduct of Tenant's business consistent with Tenant's past practices shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation) with the same effect as if said date were the Expiration Date. If only a part of the Premises shall be so acquired or condemned, then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent shall be an amount which bears the same ratio to the Fixed Rent payable immediately prior to such condemnation pursuant to this Lease as the value of the untaken portion of the Premises (appraised after the taking and repair of any damage to the Building pursuant to this Section) bears to the value of the entire Premises immediately before the taking and any Additional Rent payable or credits receivable pursuant to Article 6 shall be adjusted to reflect the diminution of the Premises. The value of the Premises before and after the taking shall be determined for the purposes of this Section by an independent appraiser, said appraiser shall be chosen by arbitration pursuant to Article 25.

(b)    If more than ten percent (10%) of either the Pavilion Building or the Tower Building or a material part of the Land shall be so acquired or condemned, then: (i) Landlord, at Landlord's sole option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, ninety (90) days' notice of termination of this Lease; and (ii) if the part of the Building so acquired or condemned shall contain more than fifty percent (50%) of the total rentable area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has the ability to conduct its business in the Premises substantially in a manner consistent with past practices, or reasonable means of access to the Premises, Tenant, at Tenant's sole option, may give to Landlord, within sixty (60) days following the date upon which Tenant shall have received notice of vesting of title, ninety (90) days' notice of termination of this Lease. Any dispute concerning the exercise by Landlord or Tenant of an option to terminate this Lease pursuant to this Section 13.01 shall be submitted to binding, expedited arbitration pursuant to Article 25 below initiated by either party. In the event any such ninety (90) days' notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of said ninety (90) days with the same effect as if the date were the Expiration Date. If a part of the Premises shall be so acquired or condemned, and the Lease shall not be terminated pursuant to the provisions of this Section, Landlord, at Landlord's expense (but subject to recoupment from the proceeds of any award) shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit in substantially the same condition as prior thereto. In the event of any termination of this Lease pursuant to the provisions of this Section, the Fixed Rent and Additional Rent shall be apportioned as of the date of such termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 13.02    The Award.  In the event of any such acquisition or condemnation of all or any part of the Building and/or Land, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any moving expenses and for the value of any Tenant's Property and Tenant's Alterations (in excess of Landlord's contribution thereto, if any).

Section 13.03    Temporary Taking.  If the temporary use or occupancy of all or any part of the Premises shall be condemned or taken for any public or quasi-public use or purpose during the Term, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue to be responsible for all of its obligations hereunder and it shall continue to pay the Fixed Rent and Additional Rent, but all such Fixed Rent and Additional Rent shall be abated proportionately as to the part of the Premises so temporarily condemned and not occupied by Tenant. In the event of the termination of such public or quasi-public occupancy prior to the Expiration Date, Tenant shall, at its own expense, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking provided, however, that Tenant shall have no obligation to expend any sum in excess of the condemnation proceeds received by Tenant under this Section 13.03 to restore the Premises in accordance with this Section.

ARTICLE 14
Default

Section 14.01    Events of Default.  Each of the following events shall be an "Event of Default" hereunder:

(a)    if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property; or

(b)    if there shall be filed against Tenant an involuntary petition in bankruptcy or insolvency, or if Tenant shall be adjudicated a bankrupt or insolvent, and if within ninety (90) days after the commencement of any such proceeding against Tenant such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or a substantial part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

(c)    if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent and such failure continues for more than five (5) Business Days after written notice; or

(d)    if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, and/or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; provided, however, that Tenant shall in all events complete such remedy or of such default within one hundred-twenty (120) days after receipt of Landlord's notice if such default would subject Landlord to liability or fine; or

(e)    if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant except as is expressly permitted under Article 19;

then in any of said events Landlord may give to Tenant written notice of intention to end the Term at the expiration of ten  (10)  Business Days following the date of the giving of such notice, and, in the event such notice is given and Tenant shall not have cured such default prior to the expiration of said ten (10) Business Day period, this Lease (whether or not the Term shall have commenced) shall terminate upon the expiration of said ten  (10)  Business Days with the same effect as if that day were the Expiration Date, and all rights of Tenant under this Lease shall expire and terminate and Tenant shall immediately quit and surrender the Premises but Tenant shall remain liable for all of its obligations hereunder and for damages to the extent provided in Article 15.

Section 14.02    Use and Occupancy Payments.  Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (a) and (b) of Section 14.01 shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under Section 14.01.

ARTICLE 15
Landlord Remedies

Section 15.01    Remedies.  If an Event of Default shall occur under this Lease, or if this Lease and the Term shall terminate as provided for in Article 14 hereof (or pursuant to any summary proceeding or in any other formal action or proceeding), or if Landlord shall re-enter the Premises pursuant to applicable law or a court order under any summary proceeding or any other action or proceeding, then, in any of said events:

(a)    Tenant shall pay to Landlord all Fixed Rent and Additional Rent to the date upon which this Lease and the Term shall have terminated pursuant to the adjudication of any court of competent jurisdiction or to the date of re-entry, as the case may be;

(b)    Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due at the time of such termination or re-entry, or at Landlord's option, against any damages payable by Tenant;

(c)    Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between (i) the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and (ii) the net amount, if any, of any rents ("Net Rents") collected under any reletting effected pursuant to the provisions of Section 15.01(b) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease or Landlord's re-entry upon the Premises and in connection with such reletting including but not limited to all prorated brokerage commissions, reasonable legal expenses, reasonable attorneys' fees, alteration costs and other reasonable expenses of preparing the Premises for such reletting);

(d)    Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

(e)    Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall, at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term following the last deficiency collected (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, each party shall be entitled to have an expert testify before such court, commission or tribunal as to its determination of the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting and the decision made by the judge of such court, commission or tribunal shall be binding upon the parties; and

(f)    In no event (i) shall Tenant be entitled to receive any excess of the Net Rents over the sums payable by Tenant to Landlord hereunder, or (ii) shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be relet in combination with other space, then equitable apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

(g)    Nothing contained herein shall be construed to limit or preclude recovery by Landlord against Tenant any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled to by reason of any Tenant breach or Event of Default under this Lease.

Section 15.02    Covenants.

(a)    If this Lease is terminated by Landlord as provided herein or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises pursuant to applicable law or a court order under any summary proceeding or any other action or proceeding, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease:

(i)    That the Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which the Tenant has agreed to surrender them to Landlord at the expiration of the Term hereof;

(ii)    That Tenant, on or before the occurrence of any Event of Default, shall have performed every covenant contained in this Lease for the making of any improvement, alteration or betterment to the Premises, or for restoring or rebuilding any part hereof; and

(iii)    That, for the breach of either Subdivision (a) or (b) of this Subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for damages therefor, the then actual cost of performing such covenant incurred by Landlord, plus interest thereon at the Default Rate.

(b)    Each and every covenant contained in this Section shall be deemed separate and independent, and not dependent on other provisions of this Lease. It is understood that the consideration for the covenants in this Section is the making of this Lease, and the damages for failure to perform the same shall be deemed to be in addition to and separate and independent of the damages accruing by reason of default in observing any other covenant contained in this Lease.

Section 15.03    Cumulative Remedies.  Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise through a court of competent jurisdiction.  In the context of an adjudication of any court of competent jurisdiction, and the related actions and proceedings before such court, Landlord shall not be restricted from enforcing any of its remedies at law, or in equity, pursuant to a court order, which, among other relief, terminates this Lease.  The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity by statute or otherwise.  Notwithstanding anything to the contrary contained herein, in no event shall Landlord or Tenant be liable to the other under this Lease for any lost profits or special, consequential or punitive damages in connection with this Lease (except for Tenant's liability for holdover damages pursuant to Article 18 hereof).

Section 15.04    Duty to Mitigate Damages.  Landlord and Tenant shall each use commercially reasonable efforts, under the circumstances, to reasonably mitigate its damages following any default of the other party's obligations under this Lease, taking into account applicable customs and practices in the commercial real estate industry.

ARTICLE 16
Curing Tenant's Defaults; Fees and Expenses

Section 16.01    Cure By Landlord.  If Tenant shall commit an Event of Default beyond any applicable notice and cure periods, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, upon prior written notice except in the case of emergency (when no prior notice shall be required). Bills for any reasonable, actual, out-of-pocket expense incurred by Landlord in connection with any such performance by it for the account of Tenant following an Event of Default, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect Fixed Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law may be sent by Landlord to Tenant monthly or immediately, and shall be due and payable as Additional Rent within twenty (20)

days after written demand therefor. Any such bills shall be payable with interest at the Default Rate from the date Landlord incurs the charge or expense to the date of payment by Tenant to Landlord. Tenant's obligations under this Section shall survive the Expiration Date or sooner termination of the Term.

Section 16.02    Late Charge.  If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of rent when due and payable hereunder, Tenant shall pay to Landlord from and after the date such payment was due hereunder, in addition to such installment of Fixed Rent, Additional Rent or other item of Rent, as the case may be, as a late charge and as Additional Rent, a sum equal to five percent (5%) on the amount unpaid;  provided, however, that no such late charge shall be due on the first occasion during any calendar year period unless Tenant fails to make such payment within five  (5) days of written notice from Landlord.

ARTICLE 17
Non-Liability and Indemnification

Section 17.01    Indemnification By Tenant.  Except as expressly set forth to the contrary in this Lease or in the case of Landlord's gross negligence or willful misconduct, from and after the Commencement Date, Tenant shall indemnify, defend and save Landlord and Landlord's agents harmless of and from all reasonable, actual, out-of-pocket loss, cost, liability, claim, damage and expense, including, without limitation, reasonable counsel fees, penalties and fines incurred by Landlord to the extent caused by: (a) the use or occupancy of the Premises or Outside Areas by Tenant or any party claiming by, under or through Tenant, and (b) any negligence or willful misconduct of Tenant (or of any such party claiming by, under or through Tenant, or the contractors, agents, servants, employees, visitors, or licensees of Tenant or any such party claiming by, under or through Tenant), in or about the Premises or the Building or the Complex either prior to or during the Term, including without limitation any negligence or willful misconduct in the making or performing of any Alterations. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such indemnified claim or proceeding brought thereon, and the defense thereof. Any Building employees to whom any personal property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agents with respect to such personal property and neither Landlord nor Landlord's agents shall be liable for any loss of or damage to any such property by theft or otherwise.

Section 17.02    Indemnification by Landlord.  Except as expressly set forth to the contrary in this Lease, from and after the date hereof, Landlord shall indemnify and save Tenant and Tenant's agents harmless of and from all reasonable, actual, out-of-pocket loss, cost, liability, claim, damage and expense, including, without limitation, reasonable counsel fees, penalties and fines incurred by Tenant to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors.

Section 17.03    Constructive Eviction.  Except as expressly set forth to the contrary in this Lease, neither (a) the performance by Landlord, Tenant or others of any decorations, construction, repairs, alterations, additions or improvements in, to or on the Building, Land of the Premises, nor (b) any damage to the Premises or to Tenant's Property, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (c) any temporary covering or bricking up of any windows of the Premises for any reason whatsoever including Landlord's own acts, nor any permanent covering or bricking up of any such windows if required by law, order or regulation of Federal, county, state or municipal authorities or by any direction pursuant to law or any public officer, nor (d) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (d) shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's agents.

Section 17.04    Defense of Actions.  If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld, conditioned or delayed. Attorneys for the indemnifying party's insurer are hereby deemed approved for purposes of this Section.

Section 17.05    Payments.  All Tenant payments pursuant to this Article shall be paid within thirty (30) days following rendition of bills or statements therefor (together with pertinent back-up documents upon the written request of Tenant). The provisions of this Article shall survive the Expiration Date or sooner termination of the Term.

ARTICLE 18
Surrender

Section 18.01    Condition of Premises.  On the last day of the Term or upon any earlier termination of this Lease, Tenant shall, at its own expense, vacate and surrender exclusive possession of the Premises and the Outdoor Areas to Landlord broom clean, in as good order, condition and repair as at the Commencement Date (except with respect to Landlord's obligations pursuant to the provisions of Article 10 of this Lease, and except for ordinary wear, tear and damage by fire or other insured casualty or condemnation), together with all improvements which have been made upon the Premises (except as may be required to be removed pursuant to Section 9(b) hereof). Tenant shall remove from the Premises, the Outdoor Areas and the Building all of Tenant's Property and all personal property and personal effects of all persons claiming through or under Tenant, including, without limitation, any and all Specialty Alterations that Landlord has designated for removal in accordance with Section 9.01.  Further, Tenant shall pay Landlord, as Additional Rent, the reasonable, actual, out-of-pocket cost of repairing all damage to the Premises, the Outdoor Areas and the Building occasioned by such removal.   Tenant's obligations under this Section shall survive the Term.

Section 18.02    Holdover By Tenant.

(a)    If the Premises and/or the Outdoor Areas are not surrendered at the expiration or earlier termination of the Term pursuant to the terms of this Lease, and such failure continues following thirty (30) days' notice from Landlord, Tenant hereby agrees to indemnify, defend and hold harmless Landlord against any and all loss, liability, claim or actual damage (other than consequential damages and punitive damages,) resulting from delay by Tenant in so surrendering the Premises and/or the Outdoor Areas.  Tenant further agrees that if possession of the Premises and/or the Outdoor Areas are not surrendered to Landlord on the Expiration Date or sooner termination of the Term (time being of the essence), in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord on account of use and occupancy of the Premises and/or the Outdoor Areas for each month and for each portion of any month during which Tenant holds over in the Premises and/or the Outdoor Areas after the Expiration Date or sooner termination of the Term, a sum (the "Holdover Rent") equal to one hundred fifty percent (150%) for up to the first one hundred eighty (180) days of Tenant's holdover, and then two hundred percent (200%) thereafter, of the aggregate of Fixed Rent and Additional Rent which was payable under this Lease during the last month of the Term for the portion of the Premises and/or the Outdoor Area that has not been surrendered by Tenant pursuant to the terms of this Lease.

(b)    Except as provided in the last sentence of Section 18.02(a) or in Section 18.02(c) below, nothing contained in this Section 18.02 shall be deemed to permit Tenant to retain possession of the Premises and/or the Outdoor Areas after the expiration or earlier termination of this Lease or to limit Tenant's payment of the Holdover Rent from and after the Expiration Date, or Landlord's right to regain possession of the Premises through summary proceedings, or any other formal court action or lawful proceeding, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section.

(c)    Notwithstanding anything to the contrary contained herein, Tenant shall have the right, by delivering written notice to Landlord no less than twelve (12) months prior to the Expiration Date, time being of the essence, to remain in possession of the Premises for up to an additional four (4) months after the Expiration Date (the "Elective Holdover Period") under the same terms and conditions of this Lease then in effect.  After the expiration of the Elective Holdover Period, any continued holdover by Tenant shall be deemed a month-to-month tenancy, which tenancy may be terminated by either Landlord or Tenant upon no less than thirty (30) days' prior written notice.  Tenant shall pay for each month and for each portion of any month of such holdover month-to-month tenancy a sum equal to one hundred fifty percent (150%) for up to the first sixty (60) days of such month-to-month tenancy, and then two hundred percent (200%) thereafter, of the aggregate of Fixed Rent and Additional Rent which was payable under this Lease during the last month of the Elective Holdover Period.

Section 18.03    Survival.  Tenant's obligations under this Article shall survive the Expiration Date or sooner termination of this Lease.

ARTICLE 19
Assignment, Mortgaging and Subletting

Section 19.01    Landlord's Consent Required.

(a)    Except as otherwise expressly permitted hereunder, Tenant shall not (i) assign or otherwise transfer this Lease or the Term and estate hereby granted; (ii) sublet the Premises, the Outdoor Areas or any part thereof or allow the same to be used or occupied by or in violation of Article 5 or any other provision of this Lease (including this Article 19); (iii) mortgage, pledge or encumber this Lease, the Outdoor Areas, or the Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant or otherwise (each, a "Transfer"), without in each instance obtaining the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its cancellation, recapture or sublease rights in Section 19.06(b),  (c) or (d) below.

(b)    For purposes of this Article 19, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate Tenant, or of a corporate subtenant, or the transfer of a majority of the total interest or of the partnership or limited liability company interest in any partnership or limited liability company Tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, or the creation of new stock, partnership interests, or limited liability company interests by which an aggregate of more than fifty (50%) percent of Tenant's stock, partnership, or limited liability company interests shall be vested in a party or parties who are not stockholders or holders of partnership or limited liability company interests as of the date hereof, shall be deemed a Transfer (it being agreed that for purposes of this Article 19, references to a "partnership" shall be deemed also to refer to limited liability partnerships, registered limited liability partnerships and all other similar partnership entities), except that the sale of the capital stock of any corporate Tenant by the corporate Tenant or by any holder of such stock through the ‘over-the-counter market' or through any recognized stock exchange shall not be deemed to be a Transfer; (ii) a takeover agreement of a corporate Tenant shall be deemed a Transfer; (iii) any person or, legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 19; and (iv) a modification, amendment or extension of a sublease by Tenant shall be deemed a Transfer. For the purposes of this Article 19, Tenant acknowledges that it will be liable to pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and reasonable, out-of-pocket expenses incurred in connection with reviewing Tenant's request for a Transfer.

(c)    Landlord's approval or consent shall not be required with respect to, and the other foregoing provisions of this Section 19.01 (together with the provisions of Sections 19.06 and 19.07) shall not apply to:

(i)    a Transfer that occurs as part of the merger, consolidation, sale of all or substantially all of Tenant's assets, or the sale of all or substantially all of the ownership interests of Tenant, in either case, in one transaction or a series of related transactions that is (or are) not principally for the purpose of transferring Tenant's interest in this Lease; provided that, in each case, Tenant gives Landlord notice of such transaction not later than thirty (30) days prior thereto (unless (1) such prior notice is prohibited by applicable Requirements (in which case Tenant shall give Landlord such notice promptly when permissible) or (2) such prior notice is prohibited by an applicable confidentiality agreement (in which case Tenant shall give Landlord such notice within five (5) days after the applicable Transfer)); and provided, further that, together with Tenant's notice to Landlord of such transaction, Tenant delivers to Landlord balance sheets for Tenant and the assignee that are dated no earlier than the last day of the most recently ended fiscal quarter (or the last day of the fiscal quarter that immediately precedes the most recently ended fiscal quarter, if the applicable transaction notice occurs less than sixty (60) days after the last day of the most recently ended fiscal quarter) and that reflect that the assignee's tangible net worth, as determined in accordance with generally accepted accounting principles and practices, consistently applied, is not less than the greater of (I) the tangible net worth of Tenant on the Commencement Date, and (II) the tangible net worth of Tenant on the date of such most recent balance sheet, as aforesaid. The balance sheets shall be certified as true and correct by the Chief Financial Officer of Tenant and the Chief Financial Officer of the assignee; or

(ii)    a Transfer to (including a Transfer that occurs as part of the merger or consolidation of Tenant with or into) an entity that will, Control, be Controlled by, or be under common Control with, Tenant, provided that Tenant gives Landlord notice of such Transfer not less than thirty (30) days prior to such Transfer (unless (1) such prior notice is prohibited by applicable Requirements (in which case Tenant shall give Landlord such notice promptly when permissible) or (2) such prior notice is prohibited by an applicable confidentiality agreement (in which case Tenant shall give Landlord such notice within five (5) days after the applicable Transfer)) and, together with such transaction notice, documentation to Landlord proving the required affiliation between Tenant and such entity.

Section 19.02    Assumption of Lease by Transferee; No Release of Tenant.  Any Transfer, whether or not made with Landlord's consent as required by Section 19.01 hereof, shall be made only if, and shall not be effective until, the recipient of a Transfer ("Transferee") executes, acknowledges and delivers to Landlord a written agreement, in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes the obligations and performance of this Lease and agrees to be personally bound by all of the covenants, agreements, terms, provisions and conditions of this Lease to be performed or observed by Tenant and whereby the Transferee agrees that the provisions of Section 19.01 shall, notwithstanding the Transfer, continue to be binding upon it in the future. Notwithstanding any Transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent or Additional Rent by Landlord from a Transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the Fixed Rent and Additional Rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease to be performed or observed by Tenant.

Section 19.03    Modifications to Lease after Transfer.  Except for any amendments or modifications not expressly executed and delivered by Tenant, the liability of Tenant for the due performance by Tenant of this Lease, shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord with any Transferee, extending the time for performance of any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, and Tenant shall continue to be liable under this Lease. Landlord shall not be required to give any demand or notice of default to Tenant after a Transfer. Tenant hereby waives any such demand or notice.

Section 19.04    No Advertising.  Tenant shall not, without the prior written consent of Landlord, list or advertise or permit to be listed or advertised, or offered to any broker for listing or advertisement, all or any part of the Premises at rental rates less than those rates then being offered by Landlord for other similar space in the Complex.

Section 19.05    Required Documentation.  If Tenant desires to enter into any Transfer which requires Landlord's approval hereunder, it shall notify Landlord of such intention before offering the same to any party either directly or through any broker.  In no event may such an offer be made to an occupant of any part of the Building nor may such an offer be made to any other prospective Transferee unless, to the best of Tenant's knowledge, the prospective Transferee has not negotiated with Landlord for comparable space in the Building within the six (6) month period prior to the time Landlord is first notified of Tenant's intention to Transfer unless Landlord was not able to accommodate such party's space needs in the Complex. If a Transfer is thereafter arranged with a permitted Transferee, Tenant shall, at least thirty (30) days before the proposed date of consummation thereof, notify Landlord thereof and deliver to Landlord:

(a)    Reasonably detailed information concerning the nature of the business and the financial status of the proposed Transferee;

(b)    A copy of a signed term sheet or letter of intent, as the case may be, signed by the proposed subtenant or assignee and by Tenant, which shall contain all of the substantive terms of the proposed sublease or assignment, including, if a sublease is involved, the term, the rent, and date of commencement thereof or, if an assignment is involved, the effective date thereof and the amount of all consideration and to whom payable; and

(c)    Any other related information reasonably required by Landlord.

Section 19.06    Landlord's Cancellation and Recapture Rights.  Within the thirty (30) day period described in Section 19.05 hereof, but only with respect to a Transfer which requires Landlord's approval hereunder and which would constitute an assignment or a sublease of all or substantially all of the Premises for all or substantially all of the balance of the Term (it being expressly acknowledged by Landlord that the provisions of this Section 19.06 shall not apply to any Transfer that is permitted under Section 19.01(c)), Landlord shall have the right, exercisable by sending notice to Tenant prior to the expiration of said thirty (30) day period, to exercise any of the following rights:

(a)    consent or refuse to consent to the Transfer; provided that if Landlord does not exercise any of the rights or options set forth in subsections 19.06(b),  (c) or (d) below, Landlord agrees not to unreasonably withhold, condition or delay its consent to any such Transfer and to provide Tenant with a detailed reason for withholding any requested consent;

(b)    in the case of a proposed assignment, cancel this Lease as to the space proposed to be assigned, in which event such cancellation shall become effective on the date of the proposed assignment or the date specified in Landlord's notice (but not to exceed 90 days from the date Landlord exercises its right to cancel), whichever is later; and

(c)    in the case of a proposed subletting of all or substantially all of the Premises for all or substantially all of the balance of the Term, elect to recapture the Premises. The recapture of the portion of the Premises shall become effective on the date specified in Landlord's notice (but not to exceed ninety (90) days from the date Landlord exercises its right to recapture).

Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the preemptive right to notify Landlord of its bona fide intent to assign this Lease or to sublease all or substantially all of the Premises for all or substantially all of the balance of the Term without identifying or proposing a transferee, but including in such notice the material business terms upon which it intends to assign the Lease or sublease the Premises.  If Tenant submits a preemptive offer notice and Landlord declines to exercise its right to cancel this Lease or recapture the Premises within thirty (30) days after receipt thereof, then any subsequent assignment or sublease, including the proposed assignee or subtenant, shall be otherwise subject to Landlord's consent in accordance with this Article 19.

Section 19.07    Profit Sharing.  If Landlord consents to any Transfer (and specifically excluding those Transfers, which do not require Landlord's consent under Section 19.01(c) hereinabove, or are otherwise  permitted, without Landlord's consent, pursuant to the provisions of this Article 19, and, as to all of which the provisions of Section 19.06 and this Section 19.07 shall not apply), Tenant shall in consideration therefor pay to Landlord, as Additional Rent a sum equal to fifty percent (50%) of: any rent or other consideration paid to Tenant (or any affiliate, parent or subsidiary or principal of Tenant) by any Transferee (or any affiliate, parent, subsidiary or principal of Transferee) (including, without limitation, rent or other consideration paid for furniture, fixtures or leasehold improvements paid for either entirely or substantially by Landlord) which is in excess of the Fixed Annual Rent and Additional Rent then being paid by Tenant to Landlord pursuant to the terms of this Lease and Tenant's commercially reasonable advertising, brokerage commissions, legal fees, improvements, allowances and all subtenant/assignee concessions, in each case, related to the assignment or subletting at issue.

The sums payable under this Section 19.07 shall be paid to Landlord as and when paid by the Transferee to Tenant.  Tenant's obligations under this Section 19.07 shall survive the expiration or earlier termination of this Lease.

Section 19.08    Lease Obligations Control.  Landlord's consent to any Transfer shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to all of the occupants of the Premises (including Tenant and the Transferee) in addition to the terms of the sublease or assignment, and, if and to the extent of a conflict between this Lease and the sublease or assignment, only as between Landlord, on the one hand, and Tenant and the Transferee, on the other, this Lease shall be controlling in the same manner as if the Transfer had not been made.  Tenant and any Transferee may be required, as a condition of Landlord granting its consent to a Transfer for which Landlord's approval is required hereunder, to execute and deliver to Landlord Landlord's Complex-standard form of Landlord Consent, provided same is reasonably consistent in form and substance to the form set forth in Exhibit I hereto.  Notwithstanding any Transfer, Tenant shall remain fully liable for the payment of Fixed Rent and Additional Rent and for the performance by Tenant of all of its other obligations under this Lease.  Landlord may collect rent directly from any assignee of Tenant's interest in this Lease or the Premises. If Tenant defaults in the payment of any Rent, Landlord is authorized to collect any rents due or accruing from any subtenant, Transferee or other occupant of the Premises and to apply the net amounts collected to the total Rent due under this Lease and the receipt of any such amount by Landlord from a Transferee or other occupant of the Premises, shall not be deemed or construed as releasing Tenant from Tenant's obligations under this Lease or the acceptance of that Transferee as a direct Tenant.

Section 19.09    No Further Transfers without Landlord's Prior Consent.  Except for Transfers permitted under Section 19.01(c), in each subletting permitted by this Article 19, and in each further subletting with the consent of Landlord, Tenant shall include, or cause to be included, in the sublease a provision prohibiting the assignment of the sublease or any further subletting thereunder without the consent of the Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) in each instance obtained in accordance with this Article 19. If the sublease or any sublease is assigned or further sublet without the consent of Landlord obtained in each instance, then Tenant shall immediately terminate such sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.

Section 19.10    Landlord's Failure to Consent.  If Landlord is determined to have unreasonably withheld its consent to a Transfer, Tenant's sole remedy as a result thereof shall be the right to have such consent granted (by injunctive relief and otherwise at law or in equity), and in no event shall Landlord be liable for any damages as a result of such failure to consent, unless a court of competent jurisdiction determines that Landlord acted in bad faith, maliciously or capriciously in willful disregard of Tenant's rights contained in this Lease.

ARTICLE 20
Subordination and Attornment

Section 20.01    Subordination; Nondisturbance Agreement.

(a)    Upon the execution and delivery by all relevant parties of an SNDA (as defined in Section 20.04) this Lease shall be subject and subordinate to the interests of any lessor under a Superior Lease (herein, a "Lessor") and/or to the lien or encumbrance of any trustee, mortgagee or holder of a Superior Mortgage (herein, a "Mortgagee"), as well as any and all revised common interest ownership and/or condominium documents affecting the Complex. This clause shall be self-operative and, except for the SNDA, no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee or holder of a common interest ownership interest (herein, a "Holder") superior to the interest of Tenant hereunder. Tenant, however, at Tenant's sole cost and expense, shall execute and deliver promptly any commercially reasonable agreement that Landlord or any Lessor or Mortgagee or Holder may request in confirmation of such subordination so long as any such agreement contains commercially reasonable attornment and non-disturbance provisions with respect to Tenant's tenancy, consistent with the provisions of Section 20.04 below.

(b)    Subject to Tenant's receipt of an SNDA as required herein,  if required by the Mortgagee, Lessor or Holder, within seven (7) days after notice thereof, Tenant shall join in any commercially reasonable agreement to indicate its concurrence with the provisions thereof and its agreement set forth in Section 20.02 hereof to attorn to such Mortgagee or Lessor or Holder, as the case may be, as Tenant's landlord hereunder.  Tenant shall promptly so accept, execute and deliver any said commercially reasonable agreement proposed by any such Mortgagee or Lessor or Holder. Any such agreement may also contain other terms and conditions as may otherwise be reasonably required by such Mortgagee or Lessor or Holder, as the case may be, which do not increase Tenant's monetary obligations under this Lease, or materially adversely affect or diminish the rights, or materially increase the other obligations of Tenant under this Lease.

Section 20.02    Attornment.  If at any time prior to the expiration of the Term, any Superior Lease or the Complex's or Landlord's ownership structure shall terminate or be terminated for any reason or any Mortgagee or Holder takes title to the Land, Complex or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Land, Complex or the Building, or of the Lessor, or Holder, or of any Mortgagee who takes title to the Land, Complex or the Building, to attorn, from time to time, to any such owner, Lessor, Holder or Mortgagee or any party acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, then upon the executory terms and conditions of this Lease, subject to the provisions of Section 20.01 hereof, for the remainder of the Term, provided that such owner, Lessor, Holder, or Mortgagee, as the case may be, shall then be entitled to possession of the Premises, and such owner, Lessor, Holder, or Mortgagee, as the case may be, agrees to likewise recognize this Lease and attorn to Tenant hereunder pursuant to an SNDA as required herein. The provisions of this Section 20.02 shall inure to the benefit of any such owner, Lessor, Holder, or Mortgagee and shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease (it being agreed that there shall be no resulting merger or extinguishment of this Lease), and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.  Tenant, however, upon demand of any such owner, Lessor, Holder, or Mortgagee, shall execute, at Tenant's expense, from time to time, commercially reasonable instruments, in recordable form, in confirmation of the foregoing provisions of this Section 20.02, reasonably satisfactory to any such owner, Lessor, Holder or Mortgagee in each instance, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 20.02 shall be construed to impair any right otherwise exercisable by any such owner, Lessor, Holder or Mortgagee.

Section 20.03    Intentionally Omitted.

Section 20.04    Mortgagee SNDA.  Notwithstanding anything to the contrary contained in this Article 20, Tenant's subordination hereunder shall be subject to and conditioned upon, and Landlord shall obtain from any future Holder and deliver to Tenant, a subordination, non-disturbance and attornment agreement in such Holder's standard form and in commercially reasonable form reasonably acceptable to Tenant (an "SNDA") recognizing Tenant's tenancy and its rights hereunder as long as no Event of Default by Tenant exists, which SNDA shall be subject to commercially reasonable comment by Landlord and Tenant and shall provide that the

Holder shall not be responsible for liability arising from previously-accrued defaults of the prior landlord, however, the Holder shall be responsible for all ongoing maintenance and repair obligations of the Landlord under this Lease regardless of when such obligation arose or was not satisfied by a prior landlord, and Tenant shall be entitled to all previously accrued offset rights expressly provided in this Lease.  Landlord's failure to obtain such an SNDA from a Holder shall not be deemed a default by Landlord or give rise to any right or remedy of Tenant, create any liability of Landlord to Tenant, or affect this Lease in any manner (other than that this Lease shall not be subordinate to the applicable Superior Lease or Superior Mortgage).

Section 20.05    Condominium Conversion.  Tenant acknowledges that all or portion(s) of the Land, the Building and/or Complex may be subjected by Landlord to a revised or restructured condominium, PUD and/or common interest ownership structure prior to the end of the Term.  Subject to Tenant's receipt of a commercially reasonable subordination, non-disturbance and attornment agreement from the applicable declarant or board of managers of such a future condominium or common interest ownership community recognizing Tenant's tenancy and its rights hereunder, Tenant agrees that if, at any time during the Term, all or portion(s) of the Land, the Building and/or the Complex shall be subjected to such condominium or common interest ownership community structure, then this Lease and all rights of Tenant hereunder are and shall be subordinate in all respects to any condominium or common interest ownership declaration and any other related documents (collectively, the "Condominium Documents") which shall be recorded in order to convert to a condominium or common interest ownership structure in accordance with applicable Requirements.  If any such declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this Lease in such respects as may be reasonably necessary to conform to such condominiumization or common interest ownership structure, including, without limitation, any appropriate adjustments to the Base Taxes, the Base Expenses, Tenant's Proportionate Share and the Building's Share; provided,  however, that no such adjustments shall increase Tenant's payments with respect to Additional Rent payable under Article 6 above such payments that Tenant would have incurred had such conversion not occurred, and provided further, that Tenant's rights and obligations with respect to the Premises shall not be affected (except to a de minimis extent) and the services to be provided by Landlord shall not be diminished.    Nothing in the conversion process shall reduce the obligations of Landlord to provide services to the Premises that Landlord is obligated to provide under this Lease.

ARTICLE 21
Access; Change in Facilities

Section 21.01    Changes in Facilities.  Subject to Tenant's rights under this Lease including, without limitation, Section 2.01(f),  Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building or Complex and their fixtures and equipment, as well as in the entrances (but not preventing access to the Premises located on the ground floor), passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other public parts of the Building or Complex, as it may deem reasonably necessary or desirable, provided any such change does not deprive Tenant of access to, the Building or the Premises substantially equivalent to its access as of the date hereof and does not render the Premises untenantable for Tenant's use, and Landlord shall make commercially reasonable efforts to minimize interference with Tenant's access to and use of the

Premises, including Landlord's endeavoring, in good faith, to give Tenant not less than two (2) Business Days' advance notice of any pre-planned material projects (excluding emergencies) that would materially affect Tenant's use and occupancy of the Premises.

Section 21.02    Installation.  Tenant shall permit Landlord to install, use and maintain concealed pipes, ducts and conduits within or through the demising walls of the Premises, or through the walls, columns and ceilings therein, provided that the installation work shall be performed at such times and by such methods as will not reduce the usable office space in the Premises or unreasonably interfere with Tenant's use and occupancy of the Premises and provided further that the same shall not reduce the size of the Premises nor materially and adversely affect any Tenant installations in the Premises.

Section 21.03    Access.  Landlord or Landlord's agents shall have the right to enter the Premises during normal business hours, upon reasonable prior notice to Tenant (at least 24 hours' notice, except in the event of an emergency, in which case no notice shall be required), for any of the purposes specified in this Article, including, without limitation: (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this Lease; (b) to exhibit the Premises to a prospective purchaser, mortgagee, ground Landlord of the Building at any time, or to a prospective tenant during the last twelve (12) months of the Term; (c) to make such repairs, alterations, improvements or additions or to perform such maintenance, including the maintenance of all air conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems as Landlord is required to perform and/or is necessary for Landlord to maintain the Complex consistent with the Complex Standard; and (d) to temporarily take all materials into and upon the Premises that may be required in connection with any such repairs, alterations, improvements, additions or maintenance, provided Landlord removes or reasonably stores any such materials by the end of each day in a commercially reasonable manner under the circumstances. Except in the case of an emergency, such access shall be during business hours, in the company of a designated Tenant representative (provided Tenant makes same available), and conducted in such a way as to reasonably minimize disruption to Tenant's business and be subject to Tenant's commercially reasonable security requirements.

Section 21.04    Constructive Eviction.  The exercise of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or Landlord's agents, or upon the holder of a Superior Mortgage.

ARTICLE 22
Inability to Perform

Section 22.01    Inability to Perform.  This Lease and the obligations of Tenant to pay Fixed Rent and Additional Rent and to perform all of the terms, covenants and conditions on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord, due to Unavoidable Delay, is (a) unable to fulfill any of its obligations under this Lease, or (b) unable to supply or delayed in supplying any service expressly or impliedly to be supplied, or (c) unable to make or delayed in making any repairs, replacements, additions, alterations or decorations, or (d) unable to supply or delayed in supplying any equipment or fixtures.  Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as is commercially reasonable under the circumstances.

ARTICLE 23
Waiver

Section 23.01    Trial by Jury.  To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

Section 23.02    Survival.  The provisions of this Article shall survive the expiration or any sooner termination of this Lease.

ARTICLE 24
No Other Waiver

Section 24.01    No Waiver.  The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission whether of a similar nature or otherwise.

Section 24.02    Specific Examples.  The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

(a)    No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord and Tenant. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises.

(b)    The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.

(c)    No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

ARTICLE 25
Arbitration

Section 25.01    Procedures.  The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically and unequivocally provided for in this Lease. Any arbitration applicable under this Lease shall be final and binding on the parties (and judgment may be had on the decision and award of the Arbitrator so rendered in any court of competent jurisdiction, each party hereby consenting to the entry of such judgment in any such court) and shall be conducted in the City and in accordance with the rules of the AAA under the Expedited Procedures of its Commercial Arbitration Rules in effect at that time (or if the AAA is no longer in existence, by the expedited arbitration procedures of any succeeding or substantially similar dispute resolution organization); provided, however, that it shall be conducted by a sole arbitrator (the "Arbitrator") who shall determine the allocation of costs of such arbitration proceeding. The prevailing party shall also be entitled to interest on the amount of the award, if any, at the Default Rate. Landlord and Tenant shall, during the pendency of any such arbitration proceeding, continue to perform their obligations hereunder (without prejudice to their respective positions), including without limitation, with respect to Tenant, the timely payment of all items of Fixed Rent and Additional Rent.  Any Arbitrator acting under this Section 25.01 in connection with any matter shall (a) be experienced in the field to which the dispute relates, (b) have been actively engaged in such field for a period of at least ten (10) years before the date of his or her appointment as arbitrator hereunder, (c) be sworn fairly and impartially to perform his or her respective duties as an arbitrator, (d) not be an employee or past employee of Landlord or Tenant or of any affiliate of Tenant or of Landlord and (e) never have represented or been retained for any reason whatsoever by Landlord or Tenant or any affiliate of Tenant or of Landlord (unless both Landlord and Tenant waive the requirement set forth in this clause (e) in writing).  The obligations of Landlord and Tenant under the provisions of this Article 25 shall survive the expiration or earlier termination of the Term.

ARTICLE 26
Quiet Enjoyment

Section 26.01    Covenant.  Landlord covenants and agrees that so long as Tenant is not in default beyond any applicable notice or cure period in paying all Fixed Rent and Additional Rent and all other charges herein provided for and upon observing and keeping all the material covenants, agreements and provisions of this Lease on its part to be observed and kept, Tenant shall quietly hold and enjoy the Premises during the Term of this Lease without hindrance or molestation by or from any party claiming by, through or under Landlord.

ARTICLE 27
Rules and Regulations

Section 27.01    Compliance.  Tenant shall, and Tenant shall use commercially reasonable effort to cause, its servants, employees, agents, visitors, invitees, and licensees to, observe and comply in all material respects with the Rules and Regulations annexed hereto as Exhibit C, and such reasonable changes therein applicable uniformly to all similarly situated tenants in the Complex and their invitees, licensees, agents and employees (whether by modification, elimination or addition) as Landlord hereafter may make and communicate in writing to Tenant ("Rules and Regulations").

Section 27.02    Enforcement.  Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations consistently among all tenants in the Complex.  The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations against Tenant and/or any other tenant in the Complex shall not be deemed a waiver of any such Rules and Regulations.  Landlord shall not enforce any Rule or Regulation against Tenant which shall not be generally applicable to all other similarly situated office tenants in the Complex (other than Landlord or its affiliates). Landlord shall not enforce the Rules and Regulations in a bad faith, discriminatory manner.

ARTICLE 28
Shoring

Section 28.01    Access to the Premises.  If an excavation or other substructure shall be undertaken or authorized upon land adjacent to the Building or in subsurface space, Tenant, without liability on the part of Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall use reasonable efforts to have such entry accomplished during reasonable hours and within a reasonable time in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, except as provided in Article 22 or impose any liability upon Landlord or Landlord's agents.  Landlord shall exercise its rights under this Article in a manner that will not unreasonably interfere with Tenant's use of the Premises or Tenant's operation in the Premises.

ARTICLE 29
Notice of Accidents

Section 29.01    Notice.  Tenant shall give prompt notice to Landlord of: (a) any accident in or about the Premises; (b) any fire or casualty in the Premises; (c) any and all damages to or defects in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord's Property; and (d) all damage to or defects in any parts or appurtenances of the Building's air conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems located in or passing through the Premises, provided same are known to or manifestly apparent to Tenant.

ARTICLE 30
Brokerage

Section 30.01    Representation; Payment.  Landlord and Tenant each represent to the other that in the negotiation of this Lease it has not dealt with any real estate broker, other than Jones Lang LaSalle, and George Comfort & Sons, Inc. (collectively, "Broker").  Each party hereby agrees to indemnify, defend and hold the other harmless from any and all liabilities, losses, damages, claims and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and reasonable attorneys' fees. Landlord shall pay Broker pursuant to a separate commission agreement(s). Landlord shall have no liability for brokerage commissions arising out of a sublease or assignment by Tenant and Tenant shall and does hereby indemnify, defend and hold Landlord harmless from any and all liabilities, losses, damages, claims and expenses for any actual or claimed brokerage commissions arising out of any such sublease or assignment.  The indemnities in this Section shall survive the expiration or earlier termination of this Lease.

ARTICLE 31
Window Cleaning

Section 31.01    Consent; Indemnity.  Tenant will not require, permit, suffer or allow the cleaning of any window in the Premises from the outside without Landlord's prior written consent and unless the equipment and safety devices required by law, ordinance, rules and regulations are provided and used, and Tenant hereby agrees to indemnify, defend and hold harmless Landlord and Landlord's agents for all liabilities, losses, damages, claims, expenses or fines suffered by them as a result of Tenant's requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside by Tenant's contractor or in violation of the requirements of the aforesaid laws, ordinances, regulations and rules.  Landlord shall cause window cleaning to be performed in accordance with the specifications set forth in Exhibit D, subject to commercially reasonable changes.

ARTICLE 32
Notices

Section 32.01    Method; Address.  All notices, demands or communications given under this Lease shall be in writing and shall be sent to the addresses first set forth in the introductory paragraph above or at such other addresses as the parties may respectively designate from time to time by written notice, and shall be by prepaid registered or certified U.S. mail, return receipt requested, or by a recognized commercial overnight courier, postage prepaid, return receipt requested, and shall be deemed given on the date received. Copies of each notice to Landlord shall (until further notice) also be sent to Landlord's address set forth in the preamble to this Lease to the attention of Peter S. Duncan. Copies of each notice to Tenant shall (until further notice) be sent to the address set forth in the preamble to this Lease to the attention of Tenant's Chief Financial Officer with copies to Tenant's General Counsel at the same address and to Day Pitney LLP, One Stamford Plaza, Stamford, Connecticut 06901, Attn:  Michael P. Byrne, Esq.; or at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises.  Either party may, by notice as aforesaid, designate from time to time a different address or addresses for its intended notices hereunder.  Notices sent by the parties' respective counsel in accordance with this Section shall be deemed valid notices.

ARTICLE 33
Estoppel Certificate; Memorandum

Section 33.01    Estoppel.  At any time and from time to time within fifteen (15) Business Days after written notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing in a form provided by such requesting party certifying that: (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that same is in full force and effect as modified and stating the modifications), (b) the dates to which the Fixed Rent and Additional Rent have been paid, (c) whether there are any offsets then known to Tenant's obligation to pay rent thereunder and describing them, if any, and (d) stating whether or not to the knowledge of Tenant, Landlord is in default in performance of any term, covenant or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, and any other commercially reasonable information concerning this Lease that may be reasonably requested; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Land and/or the Complex and/or the Building or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, or by any Landlord or prospective Landlord thereof. At any time and from time to time within fifteen (15) Business Days after written notice by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a statement in writing in a form provided by such requesting party certifying that: (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that same is in full force and effect as modified and stating the modifications), and (b) stating whether or not to the knowledge of Landlord, Tenant is in default in performance of any term, covenant or condition contained in this Lease and, if so, specifying each such default of which Landlord may have knowledge, and any other commercially reasonable information concerning this Lease that may be reasonably requested; it being intended that any such statement delivered pursuant hereto may be relied upon by Tenant and any prospective subtenant or assignee of Tenant.

Section 33.02    Notice of Lease.  Simultaneously with the execution of this Lease, Landlord shall execute and deliver to Tenant and Tenant may record a Connecticut-form, statutory Notice of Lease substantially in the form attached hereto as Exhibit T provided that Tenant concurrently therewith executes and delivers to Landlord a Release of Notice of Lease substantially in the form attached hereto as Exhibit T for recording following the expiration or sooner termination of the Term.  Tenant shall not otherwise record (or cause to be recorded) this Lease or any terms, portions of or references to this Lease.  Landlord shall have no right to record the Release of Notice of Lease prior to the actual expiration or earlier termination of this Lease, said duty to be specified in the Release of Notice of Lease.

ARTICLE 34
Intentionally Omitted

ARTICLE 35
Parties Bound

Section 35.01    Successors and Assigns.  The terms, covenants and conditions contained in this Lease shall bind and benefit the parties hereto and their respective successors and assigns with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 19 shall operate to vest any rights in any successor or assignee or occupant of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 14.

Section 35.02    Transfer By Landlord.  The obligations of Landlord thereafter accruing under this Lease shall not be binding upon Landlord named herein after the sale, assignment or transfer (including, without limitation, pursuant to a foreclosure of a Superior Mortgage or a deed-in-lieu of foreclosure) by Landlord named herein (or upon any subsequent Landlord after the sale, assignment or transfer by such subsequent Landlord) of its interest in the Building as owner or Tenant, and in the event of such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest that executes an agreement assuming Landlord's obligations under this Lease arising following the Transfer. The foregoing notwithstanding, the provisions of Article 20 shall apply in the event of a transfer pursuant to a foreclosure of a Superior Mortgage. A lease of Landlord's entire interest in the Building shall be deemed a transfer for the purpose of this Section.

Section 35.03    Nonrecourse Obligation.  Tenant shall look solely to the estate and property of Landlord and its interests in the Land, Building and Complex and all proceeds derived from such interests for the satisfaction of Tenant's remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no property or assets of any general or limited partner, member, partner, manager, shareholder or officer of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

ARTICLE 36
Right of First Offer

Section 36.01    Unless this Lease is sooner terminated, Tenant shall have a continuous and ongoing right of first offer (the "Right of First Offer") to lease any portions of office space comprising up to (but not exceeding) one (1) full floor of the Tower Building and not originally leased to Tenant under this Lease (which spaces are hereafter referred to as the "ROFO Space") as the same shall become "available for leasing" to a third party, subject to the following terms and conditions set forth in this Section 36.01.  The Right of First Offer shall apply to all rentable office space in the Tower Building that is leased to third parties at any time during the Term that subsequently terminates, expires and is vacated by said third-party tenant and is available to be leased to another third party. The Right of First Offer shall also apply to all rentable office space in the Tower Building that is vacant as of the date of this Lease on the terms set forth in this Section 36.01.

(a)    If, following the initial leasing of such space after the date hereof, any portion of such ROFO Space becomes, or Landlord reasonably anticipates will become, "available for leasing", and Landlord desires to lease same, before leasing such ROFO Space to any third party, Landlord shall deliver a written notice to Tenant (the "Offer Notice") specifying (A) the location and rentable square footage of such ROFO Space, (B) Landlord's determination of the Fair Offer Rental (as such term is hereinafter defined), and (C) the date or estimated date that such ROFO Space has or shall become available (the "Anticipated Inclusion Date").  An

Offer Notice shall be given not more than sixteen (16) months nor less than three (3) months prior to the date set forth therein as the Anticipated Inclusion Date with respect to the applicable ROFO Space.  For purposes of this Article 36, no ROFO Space shall be deemed to become "available for leasing" if the then tenant of such ROFO Space or any assignee, successor, subtenant or other occupant holding by, through or under such tenant, shall (i) exercise an option or other right to, or enter into any agreement with Landlord to, extend the letting agreement affecting the ROFO Space or (ii) enter into any new lease with Landlord affecting the ROFO Space.

(b)    Tenant shall thereafter have the option, exercisable by notice (an "Acceptance Notice") given to Landlord within ten (10) days after the giving of the Offer Notice (time being of the essence with respect to the giving of such Acceptance Notice by such date) to include the ROFO Space in the Premises.

(c)    The Fixed Rent with respect to such ROFO Space shall be the Fair Offer Rental for such ROFO Space, which Fixed Rent shall be determined as of the Anticipated Inclusion Date and shall be set forth in the Offer Notice.  Landlord's determination of the Fair Offer Rental as set forth in the Offer Notice is hereinafter referred to as "Landlord's Offer Determination".  "Fair Offer Rental" means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the applicable ROFO Space, taking into account all relevant factors, whether favorable to Landlord or Tenant.  Tenant's Acceptance Notice shall indicate whether Tenant accepts or disputes Landlord's Offer Determination, and if Tenant disputes Landlord's Offer Determination, the Acceptance Notice shall set forth Tenant's good faith determination of the Fair Offer Rental for such ROFO Space ("Tenant's Offer Determination").  If Tenant fails to object to Landlord's Offer Determination in Tenant's Acceptance Notice and to set forth therein Tenant's Offer Determination, then Tenant shall be deemed to have accepted Landlord's Offer Determination as the Fair Offer Rental for such ROFO Space.

(d)    If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant, broom clean possession of the ROFO Space to Tenant (the "ROFO Space Inclusion Date"), the ROFO Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) Fixed Rent shall be equal to the Fair Offer Rental, (ii) Tenant's Proportionate Share with respect to such ROFO Space shall be a fraction, expressed as a percentage, the numerator of which is the number of rentable square feet in the ROFO Space and the denominator of which is the number of rentable square feet in the applicable Building, measured according to the same methodology Landlord used to measure the size of the Premises, (iii) the Base Taxes with respect to such ROFO Space shall be the Taxes for the Tax Year in which the Anticipated Inclusion Date occurs, (iv) the Base Expenses with respect to such ROFO Space shall be the Cost of Operation and Maintenance for the calendar year in which the Anticipated Inclusion Date occurs, (v) the term of the lease of the ROFO Space shall be coterminous with the term of this Lease, (vi) Tenant shall be entitled to an abatement of the Fixed Rent payable with respect to the ROFO Space in an amount equal to the product of (a) Fair Offer Rental (determined as provided herein) per rentable square foot of the ROFO Space for the first year of the term with respect to the ROFO Space multiplied by (b) the rentable area of the ROFO Space multiplied by (c) a fraction, the numerator of which is the number of full calendar months in the period commencing on the ROFO Space Inclusion Date and ending on the Expiration Date, and the denominator of which is 180; (vii) Tenant shall be entitled to a Tenant Improvement Allowance with respect to the ROFO Space in an amount equal to the product of (a) $90.00 multiplied by (b) the rentable area of the ROFO Space multiplied by (c) a fraction, the numerator of which is the number of full calendar months in the period commencing on the ROFO Space Inclusion Date and ending on the Expiration Date, and the denominator of which is 180; and (viii) except as expressly provided above, Landlord shall not be required to perform any Landlord's Work or any other work, pay a Landlord's contribution or a work allowance or any other amount, or render any services to make the Building or the ROFO Space ready for Tenant's use or occupancy, and Tenant shall accept the ROFO Space in its "as is" condition on the ROFO Space Inclusion Date.

(e)    If in Tenant's Acceptance Notice, Tenant disputes Landlord's determination of Fair Offer Rental, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of Tenant's Acceptance Notice, then the dispute shall be resolved by arbitration in the same manner as a dispute involving annual fair market rental rate pursuant to Section 2.05(h) herein mutatis mutandis.  If the dispute shall not have been resolved on or before the ROFO Space Inclusion Date, then pending such resolution, Tenant shall pay, as Fixed Rent for the applicable ROFO Space, an amount equal to the average of Landlord's Offer Determination and Tenant's Offer Determination.  If, based upon the final determination of the Fair Offer Rental, such Fixed Rent payments made by Tenant were (i) underpaid, then Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days after such final determination, or (ii) overpaid, then Landlord shall refund to Tenant any overpayment or credit Tenant against Fixed Rent and/or Additional Rent next coming due at Landlord's option.

(f)    Landlord shall use commercially reasonable efforts to deliver the ROFO Space to Tenant promptly following the Anticipated Inclusion Date.  If Landlord is unable to deliver possession of the ROFO Space to Tenant on or before the Anticipated Inclusion Date for any reason, the ROFO Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired.

(g)     If Tenant fails timely to give an Acceptance Notice, then (i) Landlord may enter into one or more leases of the particular ROFO Space with respect to which Tenant did not give an Acceptance Notice with third parties on such terms and conditions as Landlord shall determine (collectively, "Future ROFO Space Leases"), and (ii) Landlord shall have no further obligation to offer such ROFO Space to Tenant; provided, however, that (I) if Landlord has not leased such ROFO Space within nine (9) months thereafter, and all of the conditions to Tenant's exercise of the Right of First Offer are then satisfied, then Landlord shall re-offer such ROFO Space to Tenant, and Tenant shall have the right to exercise such Right of First Offer, pursuant to and in accordance with the terms of this Article, (II) if all or any portion of such ROFO Space becomes Available (or Landlord reasonably anticipates it will become Available) after the expiration or termination of any applicable Future ROFO Space Lease and all of the conditions to Tenant's exercise of the Right of First Offer are then satisfied, then Landlord shall re-offer such ROFO Space to Tenant, and Tenant shall have the right to exercise such Right of First Offer, pursuant to and in accordance with the terms of this Article, and (III) if the net effective rent which Landlord is to lease the ROFO Space to such thirty party is less than ninety percent (90%) of that offered to Tenant, Landlord will resubmit to Tenant an offer for the ROFO Space on such more favorable third party net effective rental terms and Tenant shall thereafter have ten (10) days in which to accept (on the same terms and conditions as Landlord's revised offer) or reject such offer, any acceptance to be pursuant to a written acceptance notice delivered to Landlord, within such ten (10) day period, time being of the essence, with Tenant's rejection or failure to so accept such offer within such ten (10) day period being deemed a waiver of its Right of First Offer, notwithstanding any principles of law or equity to the contrary.

(h)    Promptly after the occurrence of the ROFO Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof, the inclusion of the ROFO Space in the Premises, by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the ROFO Space in the Premises in accordance with this Article 36.

(i)    Notwithstanding anything to the contrary contained in this Lease, Tenant's Right of First Offer is subject to all of the following conditions:  (i) as of the date of Landlord's offer (and as of the date of Tenant's acceptance of Landlord's offer), this Lease must be in full force and effect and no Event of Default by Tenant shall exist; (ii) as of the date of the Offer Notice, Tenant is occupying seventy-five percent (75%) of the Premises demised hereunder; (iii) such Right of First Offer shall apply only during the period(s) set forth herein, and then only with respect to the entire ROFO Space as offered by Landlord, and may not be exercised with respect to only a portion of such offered space; (iv) such Right of First Offer is personal to the named Tenant herein and any party to which this Lease may be assigned without Landlord's consent; and (v) such Right of First Offer shall not apply to nor have any force or effect during the last three (3) Lease Years of the Term, unless Tenant shall have theretofore exercised its then applicable option to renew and extend the Term pursuant to Section 2.05 hereof (or exercises such option concurrently with the exercise of its Right of First Offer and, accordingly, Landlord shall continue to give Tenant an Offer Notice unless and until such options shall have lapsed).

ARTICLE 37
No Relocation

Section 37.01    No Relocation. Landlord shall have no unilateral right to relocate Tenant's Premises during the Term.

ARTICLE 38
Tenant Expansion Options

Section 38.01    First Expansion Option.

(a)    First Option to Expand.  During the time period beginning on the Commencement Date and ending on the date that is one hundred eighty (180) days prior to the fifth (5th) anniversary of the Rent Commencement Date (the "First Expansion Period"), provided no Event of Default has occurred and is continuing under this Lease at the time same is exercised, Tenant shall have the option to expand the Premises (the "First Option to Expand") by no less than 10,000 contiguous rentable square feet on, and no more than the entire remainder of, the fifth (5th) floor of the Tower Building (i.e., 26,772 rentable square feet) (such fifth (5th) floor space being hereinafter referred to as the "First Expansion Space"), subject to and in accordance with all of the terms hereof.  The exercise of the First Option to Expand shall be accomplished as follows: prior to expiration of the First Expansion Period, Tenant, if it wishes to exercise such option, shall notify Landlord in writing that Tenant elects to expand the Premises to include the First Expansion Space.  Tenant's expansion election notice shall include the approximate size of the First Expansion Space (which shall be a minimum of 10,000 contiguous rentable square feet of fifth (5th) floor space in the Tower Building, but not exceeding the entire remainder of such fifth (5th) floor space).  Following receipt of Tenant's expansion election notice, Landlord and Tenant shall mutually and reasonably agree on the final size and location of the demised area for the First Expansion Space provided that Landlord and Tenant acknowledge and agree that the final size shall be substantially the same size specified in Tenant's expansion notice.  Landlord shall deliver to Tenant exclusive possession of the Expansion Space in the condition required hereunder no later than the fifth (5th) anniversary of the Rent Commencement Date, subject to per diem adjustment due to Unavoidable Delays (the "First Expansion Date").

(b)    Documentation.  If Tenant validly exercises the First Option to Expand as provided herein, the parties shall, at Landlord's request, execute and deliver such commercially reasonable documentation as Landlord reasonably requires in order to confirm the expansion of the Premises, but an otherwise valid exercise of the First Option to Expand herein shall be fully effective, whether or not such confirmatory documentation is executed and delivered.

(c)    Terms of Leasing First Expansion Space.  If Tenant properly exercises the First Option to Expand in accordance with the terms of this Section 38, (i) Landlord shall deliver possession of the First Expansion Space to Tenant in vacant, broom-clean condition but otherwise in its existing condition and state of repair, "AS IS" on the Expansion Date, subject only to Landlord's obligation to perform all items of Landlord's Delivery Work applicable to the First Expansion Space; (ii) the term of the First Expansion Space shall be co-terminus with the then remaining Term for the Premises as set forth in this Lease (subject to all extension rights under Section 2.05); (iii) from and after the First Expansion Date: (1) the Expansion Space shall be and be deemed to be a part of the Premises; (2) Tenant shall receive an initial abatement of Fixed Rent for the First Expansion Space equal to that granted for the originally demised Premises, but prorated for the then remaining Term relating to the First Expansion Space; (3) the annual Fixed Rent rate applicable to the Expansion Space shall be payable as follows: (I) if the First Expansion Space is located on floors four (4), five (5) or eight (8) of the Tower Building, then Fixed Rent (on a per rentable square foot basis) therefor shall be the same as Fixed Rent payable hereunder for floors six (6) and seven (7) of the Tower Building; and (II) if the First Expansion Space is located on floors nine (9) through eleven (11) of the Tower Building, then Fixed Rent (on a per rentable square foot basis) therefor shall be the same as Fixed Rent payable hereunder for floors twelve (12) and thirteen (13) of the Tower Building; (4) the Tax Base Year and the Operational Base Year for the First Expansion Space shall be the same as the Tax Base Year and the Operational Base Year as the Premises initially demised hereunder; (5) to the extent separate proportionate shares are not separately calculated and applied for the First Expansion Space, Tenant's Proportionate Share and Tenant's Proportionate Tower Share shall be proportionately increased by the incremental rentable square footage applicable to the First Expansion Space; (6) Tenant shall receive a fit-up allowance for the First Expansion Space equal to $90.00 per rentable square foot of the Expansion Space, but prorated to reflect the ratio of the then remaining Term with respect to the Expansion Space, which allowance shall be funded pursuant to the same requirements as for the Tenant Improvement Allowance set forth in Article 3 of this Lease; (7) Tenant's parking allocation shall be increased on a pro-rata basis based on the applicable parking space ratio used for the originally-demised Premises; and (8) all of the other terms and conditions set forth in this Lease shall apply to the First Expansion Space.

(d)    Limited Parties.  The First Option to Expand shall be available exclusively to the named Tenant herein (i.e., World Wrestling Entertainment, Inc.) and may not be assigned, pledged or otherwise transferred to any other party (except pursuant to a permitted assignment of Tenant's leasehold pursuant to Article 19 of this Lease).

(e)    Exclusions.  The First Option to Expand shall not apply with respect to any non-office space portions of the First Expansion Space, and shall exclude any portions which Landlord, in its sole discretion, may elect to dedicate or have used as Common Areas or common amenities for the Tower Building and/or the Complex (such as, without limitation, cafeterias, fitness center facilities, management offices, etc.).

(f)    Limitations.  Notwithstanding anything to the contrary contained in this Lease, Tenant's First Option to Expand is subject to all of the following conditions:  (A) as of the date of Tenant's option notice, this Lease must be in full force and effect and no Event of Default shall have occurred and be continuing; (B) as of the date of Tenant's option notice, Tenant must be in occupancy of seventy-five percent (75%) of the Premises as then demised under this Lease; and (C) such First Option to Expand shall apply only during the First Expansion Period set forth herein, and then only with respect to all of the required portions of the First Expansion Space as provided above.

Section 38.02    Second Expansion Option.

(a)    Second Option to Expand.  During the time period beginning on the fifth (5th) anniversary of the Rent Commencement Date and ending on the date that is one hundred eighty (180) days prior to the tenth (10th) anniversary of the Rent Commencement Date (the "Second Expansion Period"), provided no Event of Default has occurred and is continuing under this Lease at the time same is exercised, Tenant shall have the option to expand the Premises (the "Second Option to Expand") by no less than 10,000 contiguous rentable square feet and no more than 18,000 contiguous rentable square feet of a floor in the Tower Building; provided, however, Landlord may elect to make available to Tenant more than 18,000 contiguous rentable square feet in the Tower Building (such space being hereinafter referred to as the "Second Expansion Space"), subject to and in accordance with all of the terms hereof.  The exercise of the Second Option to Expand shall be accomplished as follows: prior to expiration of the Second Expansion Period, Tenant, if it wishes to exercise such option, shall notify Landlord in writing that Tenant elects to expand the Premises to include the Second Expansion Space.  Tenant's expansion election notice shall include the approximate size of the Second Expansion Space (which shall be a minimum of 10,000 contiguous rentable square feet but no more than 18,000 contiguous rentable square feet of a floor in the Tower Building, unless Landlord elects to make available to Tenant more than 18,000 contiguous rentable square feet of a floor in the Tower Building, as aforesaid).  Following receipt of Tenant's expansion election notice, Landlord and Tenant shall mutually and reasonably agree on the final size and location of the demised area for the Second Expansion Space provided that Landlord and Tenant acknowledge and agree that the final size shall be substantially the same size specified in Tenant's expansion notice.  Landlord shall deliver to Tenant exclusive possession of the Second Expansion Space in the condition required hereunder no later than the tenth (10th) anniversary of the Rent Commencement Date, subject to per diem adjustment due to Unavoidable Delays (the "Second Expansion Date").

(b)    Documentation.  If Tenant validly exercises the Second Option to Expand as provided herein, the parties shall, at Landlord's request, execute and deliver such commercially reasonable documentation as Landlord reasonably requires in order to confirm the expansion of the Premises, but an otherwise valid exercise of the Second Option to Expand herein shall be fully effective, whether or not such confirmatory documentation is executed and delivered.

(c)    Terms of Leasing Second Expansion Space.  If Tenant properly exercises the Second Option to Expand in accordance with the terms of this Section 38, (i) Landlord shall deliver possession of the Second Expansion Space to Tenant in vacant, broom-clean condition but otherwise in its existing condition and state of repair, "AS IS" on the Expansion Date, subject only to Landlord's obligation to perform all items of Landlord's Delivery Work applicable to the Second Expansion Space; (ii) the term of the Second Expansion Space shall be co-terminus with the then remaining Term for the Premises as set forth in this Lease (subject to all extension rights under Section 2.05); (iii) from and after the Second Expansion Date: (1) the Expansion Space shall be and be deemed to be a part of the Premises; (2) the annual Fixed Rent rate applicable to the Expansion Space shall be the annual fair market rental rate as determined in accordance with Section 2.05(h) above, which such determination shall also factor in any amount of initial abated Fixed Rent, any Tenant Improvement Allowance, and any updated Tax Base Year and Operational Base Year; (3) to the extent separate proportionate shares are not separately calculated and applied for the Second Expansion Space, Tenant's Proportionate Share and Tenant's Proportionate Tower Share shall be proportionately increased by the incremental rentable square footage applicable to the Second Expansion Space; (4) Tenant's parking allocation shall be increased on a pro-rata basis based on the applicable parking space ratio used for the originally-demised Premises; and (5) all of the other terms and conditions set forth in this Lease shall apply to the Second Expansion Space.

(d)    Limited Parties.  The Second Option to Expand shall be available exclusively to the named Tenant herein (i.e., World Wrestling Entertainment, Inc.) and may not be assigned, pledged or otherwise transferred to any other party (except pursuant to a permitted assignment of Tenant's leasehold pursuant to Article 19 of this Lease).

(e)    Exclusions.  The Second Option to Expand shall not apply with respect to any non-office space portions of the Second Expansion Space, and shall exclude any portions which Landlord, in its sole discretion, may elect to dedicate or have used as Common Areas or common amenities for the Tower Building and/or the Complex (such as, without limitation, cafeterias, fitness center facilities, management offices, etc.).

(f)    Limitations.  Notwithstanding anything to the contrary contained in this Lease, Tenant's Second Option to Expand is subject to all of the following conditions:  (A) as of the date of Tenant's option notice, this Lease must be in full force and effect and no Event of Default shall have occurred and be continuing; (B) as of the date of Tenant's option notice, Tenant must be in occupancy of seventy-five percent (75%) of the Premises as then demised under this Lease; and (C) such Second Option to Expand shall apply only during the Second Expansion Period set forth herein, and then only with respect to all of the required portions of the Second Expansion Space as provided above.

ARTICLE 39
Entire Agreement; No Other Representations; Governing Law; Separability; Incentives

Section 39.01    Governing Law; Etc.  This Lease shall be governed in all respects by the laws of the State of Connecticut.  The parties hereto hereby consent to the non-exclusive jurisdiction of the courts of the State of Connecticut, as well as the Federal District Courts of Connecticut, in connection with adjudicating any cases, claims, suits, proceedings or disputes under this Lease, except for those disputes specifically reserved for arbitration pursuant to Article 25 hereof.

Section 39.02    No Representations.  Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

Section 39.03    Separability.  Each covenant and agreement in this Lease shall be construed to be a separate and independent covenant and agreement and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligations to perform every covenant and agreement of this Lease to be performed by Tenant. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby.

Section 39.04    Entire Agreement.  This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, except by a written instrument executed by the parties hereto or their respective permitted successors in interest.

Section 39.05    Authorization.  Each party represents and warrants to the other that the execution and delivery of this Lease has been duly authorized and that the officers executing this Lease on behalf of both parties have been duly authorized to do so and that no other action or approval is required with respect to this transaction.

Section 39.06    Survival.  All unsatisfied or unperformed obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and which by their nature or under the circumstances can only be, or by the provisions of this Lease are expressly permitted to be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease.

Section 39.07    Counterparts; Etc.  This Lease may be executed and delivered in individual, duplicate counterparts, which, when executed and delivered by both parties, shall be deemed one and the same instrument.  This Lease may be executed and delivered via fax or PDF transmission, and any faxed or PDF'd signatures shall be deemed original signatures.  This Lease shall not be binding on either party until duplicate counterparts of this Lease have been executed and delivered by both parties.  Promptly following any facsimile transmittal or email transmittal of "PDF" format signatures, upon the written request of a party, each party shall deliver to the other parties the original executed Lease by reputable overnight courier to the addresses set forth on the herein, or such other address(es) as any party may designate by written notice, provided that a party or parties failure to do so shall not constitute the default of a party hereunder or affect in any way whatsoever the validity or enforceability of this Lease.  This Lease is a present lease and not a contract to enter into a lease.

Section 39.08    Incentives.

 Landlord acknowledges that the realization of governmental economic incentives is a material consideration in Tenant's decision to enter into this Lease.  To the extent possible, Landlord shall reasonably assist Tenant, at no cost or expense to Landlord, in obtaining any local, city or State concessions or incentives offered by the applicable Governmental Authorities.  Each of Landlord and Tenant acknowledge and agree that receipt by Tenant of any such incentives shall not be a condition to the effectiveness of this Lease.

ARTICLE 40
Tenant Roof Rights

Section 40.01    Tenant's Rooftop Equipment.  Tenant may install and maintain commercially reasonable and code-compliant antennae, satellite dishes and/or other commercially reasonable communications equipment, as well as other commercially reasonable and code-compliant communications devices, all on the roof of the Pavilion Building and/or Tower Building, and Landlord shall not charge Tenant any Additional Rent or any other license or other fees or charges for the use of the roof for such equipment (the deck, antenna, satellite dishes or other communication equipment, and electrical, fiber and other wiring apparatus connecting the equipment and the Pavilion Premises are herein collectively referred to as, the "Rooftop Equipment"), subject to Landlord's prior written, reasonable approval of the size, location, installation and type of any and all such Rooftop Equipment.  Subject to the terms and conditions of this Section 40.01, Landlord hereby approves Tenant's installation of no more than three (3) commercially reasonable and code-compliant satellite dishes (each to be installed on a base not exceeding 5' in height, and each dish having a diameter of no greater than 3 meters) all such installations to be located within a 645 square foot area that provides unobstructed sightlines to southwest exposure, which area shall be designated by Landlord on the shared roof of the Tower Building.  Landlord shall make available to Tenant reasonable access to the roof for the installation, maintenance, repair, operation and use of the Rooftop Equipment.  All installation, maintenance, repair, and operation activities shall be conducted at Tenant's sole cost and expense. All Rooftop Equipment and any replacements thereof shall be deemed a Specialty Alteration for purposes of this Lease and must be removed by Tenant at the expiration or sooner termination of the Term with Tenant being responsible to repair and restore any areas affected by such installations or removal.  Tenant's removal, repair and restoration obligations under this Article 39 shall survive the expiration or sooner termination of this Lease.  Landlord shall reasonably cooperate with Tenant in connection with connecting the Rooftop Equipment and the Premises and permitting reasonable, non-exclusive access through the Pavilion Building's existing risers and conduits, as may be necessary, subject to Landlord's reasonable approval.  Tenant shall also have the right, at its sole cost and expense, to reasonably connect its own fiber optic systems to the systems existing in the Pavilion Building and Tower Building, subject to Landlord's reasonable approval as to the nature and details of such connections.

Section 40.02    Interference.  Tenant shall use the Rooftop Equipment so as not to cause any interference to other tenants or Landlord in the Complex or interference with or disturbance to the operation of other equipment, or to the reception or transmission of communication signals by or from any existing antennae, dishes, or other similar equipment, in either case, installed by Landlord or any other tenant in the Complex, or damage to or interference with the operation of the Building or the Building Systems. If the Rooftop Equipment causes any such interference, damage or disturbance, then Tenant, at its sole cost and expense, shall relocate said equipment to another area on the roof designated by Landlord. If such interference or disturbance still occurs despite such relocation, or if no portion of the roof is available for such relocation, Tenant, at its sole cost and expense, shall remove the Rooftop Equipment from the roof of the Pavilion Building. In the event, Tenant fails to relocate or remove the Rooftop Equipment, Landlord may do so, and Tenant shall promptly reimburse Landlord for any costs incurred by Landlord in connection therewith, as Additional Rent.  Landlord shall use commercially reasonable efforts to not interfere with Tenant's Rooftop Equipment and shall use commercially reasonable efforts to cause other tenants in the Complex not to interfere with Tenant's Rooftop Equipment.

Section 40.03    Tenant's Default.  If Tenant is in default after notice and expiration of the applicable cure period (other than in the event of an emergency, in which case no notice shall be required) under any provision of this Article 40 then, without limiting Landlord's rights and remedies Landlord may otherwise have under this Lease, Tenant, upon written notice from Landlord, shall, at Tenant's sole cost and expense, immediately discontinue its use of the Rooftop Equipment and, unless being contested in a formal action or proceeding, remove the same from the roof of the Building and repair and restore any areas affected by such removal.

Section 40.04    Tenant's Obligations.

(a)    Landlord shall not have any obligations with respect to the Rooftop Equipment or compliance with any Requirements relating thereto (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof), nor shall Landlord be responsible for any damage that may be caused to Tenant or to the Rooftop Equipment by any other tenant or occupant of the Building. Landlord makes no representation that the Rooftop Equipment will be able to operate without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor.  Notwithstanding the foregoing in this Section 40.04, Landlord shall have the obligation, acting in a commercially reasonable manner, not to take any unreasonable action, or suffer, allow or permit any unreasonable action or circumstances, the direct result or effect of which is to unreasonably interfere with or disturb the Rooftop Equipment and/or the operation thereof or Tenant's rights under this Article 40.

(b)    Tenant shall (i) be solely responsible for any damage caused to the Landlord or any other person or property as a result of the installation, maintenance, repair, replacement or use of Rooftop Equipment, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the installation, maintenance or use of the Rooftop Equipment, (iii) promptly comply with all precautions and safeguards recommended by Landlord's insurance company and all Governmental Authorities, and (iv) pay for all necessary insurance relating to the Rooftop Equipment and perform all necessary repairs or replacements to, or maintenance of, the Rooftop Equipment, except that at Landlord's option, after notice to Tenant and the expiration of the applicable cure period (other than in the event of an emergency, in which case no notice shall be required) Landlord may elect to procure such insurance and perform such repairs, replacements or maintenance at Tenant's sole cost and expense.

Section 40.05    License.  Tenant acknowledges and agrees that the privileges granted Tenant under this Article 40 shall merely constitute a license and shall not, now or at any time after the installation of the Rooftop Equipment, be deemed to grant Tenant a leasehold or other real property interest in the roof of the Pavilion Building. The license granted to Tenant in this Article 40 shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. The foregoing notwithstanding, upon request by Landlord, Tenant, at Tenant's sole cost and expense, promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of Tenant's right to use the roof of the Building upon the termination of this Lease.

ARTICLE 41
(Intentionally Omitted)

ARTICLE 42
Confidentiality

Section 42.01    Tenant and Landlord hereby agree not to disclose, in any manner, to any third parties, any of the material or economic terms of this Lease, by press release, general publication or other disclosure, without prior consultation with, and the reasonable approval of, the other party, as to the timing, nature and content of such disclosure.  Each of Landlord and Tenant agrees not to unreasonably withhold or delay its approval under this Article.  This non-disclosure covenant shall not apply to commercially reasonable disclosures to Tenant's or Landlord's employees, attorneys, lenders, accountants, consultants or actual or prospective successors-in-interest who have a need to know the relevant information, nor shall such covenant apply to any disclosures required by applicable Requirements, or to any claims or suits to enforce either party's rights or obligations under this Lease.  Landlord hereby acknowledges and agrees that Tenant will file this Lease and a summary thereof with the United States Securities and Exchange Commission.

ARTICLE 43
Right of First Offer to Purchase

Section 43.01    Right of First Offer to Purchase.  Subject to the terms hereof, Tenant shall have a one-time, right of first offer to purchase Landlord's right, title and interest (whether fee and/or leasehold) in each of the Pavilion Building and the Tower Building (the "ROFO to Purchase") on the following terms and conditions: (i) if and when Landlord, in its sole discretion, determines to offer to sell either or both of the Tower Building or Pavilion Building

(Landlord and Tenant hereby acknowledging that Landlord may elect to sell each such Building in separate transactions and that Tenant's ROFO to Purchase would apply to each such transaction, but if Landlord elects to sell both such Buildings as part of a single transaction, then Tenant's ROFO to Purchase must be exercised with respect to both or neither of such Buildings) to any unrelated third party on terms acceptable to Landlord, then Landlord shall promptly deliver to Tenant a written offer notice (the "Offer") specifying the terms of any such proposed sale of the Building, which Offer shall accurately identify the purchase price, closing date, type of deed of conveyance (if applicable) and all other relevant material business terms acceptable to Landlord (including, without limitation, if applicable, any financing terms offered in connection with the sale, etc.); (ii) following Tenant's receipt of said Offer, Tenant shall have thirty (30) days (time being of the essence) to accept or reject the Offer (on the same terms submitted by Landlord in the Offer) by written notice sent to Landlord.  If Tenant rejects or fails to accept such Offer within said thirty (30) day period, Landlord shall be free to sell the Building to any party on whatever terms Landlord determines within a period of one (1) year of the date of such Offer, provided that if the purchase price which Landlord is to sell the Building to such third party is less than 90% of that offered to Tenant, Landlord will resubmit to Tenant a new written offer (the "Re-Offer") on the economic terms then being offered to such party, in which event Tenant shall accept or reject such Re-Offer in the manner provided above for Landlord's Offer; (iii) if Tenant accepts the Offer (or Re-Offer, if applicable) as provided above, Landlord shall convey to Tenant, and Tenant shall purchase, the Building on the terms set forth in such Offer (or Re-Offer, if applicable) and otherwise on any additional terms mutually agreed to in a writing signed by both parties within ten (10) Business Days of Tenant's notice accepting such Offer (or Re-offer, if applicable); (iv) no reduction or credit in the purchase price to Tenant shall apply for any fit-up made to the Premises or Complex by Tenant or for any other items; (v) intentionally deleted (vi) notwithstanding the foregoing, if an Event of Default by Tenant exists either at the time it elects to exercise its ROFO to Purchase (or at the time Tenant purchases the Building) hereunder, Landlord shall have the option to rescind such election by Tenant; (vii) this ROFO to Purchase shall not apply to any sale by Landlord to any "related parties" of Landlord (said term to mean any principals or officers of, or any entities affiliated with Landlord, or Landlord's parent company, or any parties Controlled by or any parties under common Control with Landlord, or any divisional entities of Landlord or Landlord's parent or affiliates, or any present or future joint venture partners of or with Landlord, or any parties arising by merger or consolidation with Landlord, or any parties purchasing all or substantially all of Landlord's stock or assets); (viii) Tenant shall not record its ROFO to Purchase in the Stamford Land Records; (ix) this ROFO to Purchase is personal to the named Tenant only (i.e., World Wrestling Entertainment, Inc.) and to any permitted assignee under Section 19.01(c) and shall not apply to any subtenants, successors or assigns of Tenant; (x) this ROFO to Purchase shall not apply if Tenant is not in full occupancy of seventy-five percent (75%) of the Premises; and (xi) if Tenant breaches its obligations under this ROFO to Purchase, Landlord may, at Landlord's option, treat such breach as a default under this Lease and/or seek any other rights or remedies which Landlord may have at law or in equity.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF Landlord and Tenant have duly executed this Lease as of the day and year first above written.

Signed, Sealed and Delivered in the Presence of:

LANDLORD:

Stamford Washington Office LLC,
a Delaware limited liability company

By:	/s/ Peter S. Duncan
Name:	Peter S. Duncan
Title:	Manager	, duly authorized

TENANT:

WORLD WRESTLING ENTERTAINMENT, INC.,
a Delaware corporation

By:	/s/ George A. Barrios
Name:	George A. Barrios
Title:	Co-President	, duly authorized

[SIGNATURE PAGE TO LEASE]

EXHIBIT A

The Premises

TELCOM
MEN
WOMEN
STAIR A
ELEC
STAIR B
TELCOM
SERVICE
STAIR D

677 Washington Boulevard

Floor 12

George Comfort & Sons, Inc.
200 Madison Avenue New York, NY 10016

Prepared by PlanData Systems Corp
March 1, 2019

0 10 20 30 40

COOLING TOWERS
MECH. ROOM
EXPANSION TANK ROOM

677 Washington Boulevard

Floor 13

George Comfort & Sons, Inc.
200 Madison Avenue New York, NY 10016

Prepared by PlanData Systems Corp
March 1, 2019

0 10 20 30 40

EXHIBIT B

The Land

Units 2, 3, 4, and 5 of the UBS Site Planned Community (the "Planned Community"), a leasehold planned community created by that certain Amended and Restated Declaration of UBS Site Planned Community dated January 14, 2004 and recorded I Volume 7350 at Page 27 of the Land Records of the City of Stamford (as it may be amended from time to time, the "PUC Declaration").  The Planned Community is located in the City of Stamford, Connecticut.

And

Units B-1, B-2, B-3 and C-2 of the UBS Center I Condominium (the "Condominium"), a leasehold condominium created by that certain Amended and Restated Declaration of UBS Center I Condominium dated January 14, 2004 and recorded in Volume 7350 at Page 117 of the Land Records of the City of Stamford (as it may be amended from time to time, the "Condo Declaration").  The Condominium is located in the City of Stamford, Connecticut.

B-1

EXHIBIT C

Rules and Regulations

1.    The Building Common Areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises, and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

2.    The rights of Tenant in the entrances, corridors, stairways and elevators in the Building are limited to ingress and egress to and from the Premises for Tenant, its employees, licensees and invitees. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of, or use, or permit the use of such entrances, corridors, stairways or elevators for any purpose other than such ingress and egress. Tenant shall not invite to the Premises or permit the visit of, persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment of any of the entrances, corridors, stairways, elevators, or other facilities in the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by Tenant, its employees, licensees or invitees. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as all facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. Subject to the parties' mutual waivers of subrogation, the cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by Tenant or the employees, licensees or invitees of Tenant, shall be paid by Tenant.

3.    No awnings or other projections shall be attached to the outside walls or windows of the Building or any entrance to the Premises.

4.    Intentionally Deleted.

5.    No acids, vapors or other materials which may damage the waste lines, vents or flues of the Building shall be discharged or permitted to be discharged. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6.    Tenant shall not in any way deface any part of the Premises or the Building.

7.    No bicycles, vehicles or animals, fish or birds of any kind shall be brought into or kept in or about the Premises. Bicycles shall be parked and locked in Landlord-designated area(s) of the Complex Garages.   Notwithstanding the preceding sentence, if constructed by Tenant pursuant to the terms of the Lease, Tenant may park and store its bicycles in a commercially reasonable, enclosed bicycle storage room facility located within the Pavilion Building. Tenant shall not cause or permit any objectionable odors to be produced upon or permeate from the Premises. Tenant shall not throw anything out of the doors, windows, or skylights, or down the passageways.

C-1

8.    No space in the Building shall be used for manufacturing, for the storage of merchandise, goods or property (except storage permitted hereunder) or for any kind of auction.

9.    No noise, including the playing of musical instruments or the operation of radio, television, or audio devices, which, in the judgment of Landlord, might unreasonably disturb other tenants in the Building, shall be made or permitted by Tenant. Except as permitted under the Lease, no cooking shall be done in the Premises. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by Tenant or with the permission of Tenant.

10.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without Landlord's consent. In such event, Tenant shall provide Landlord with keys or other means of entry to the Premises. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

11.    All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the freight elevator.

12.    Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by Landlord or Tenant. Tenant shall be responsible for all persons for whom Tenant has requested a pass and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation or interest of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building for the safety of the tenants and protection of property in the Building.

13.    The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

14.    Tenant shall reasonably cooperate with Landlord in obtaining maximum effectiveness of the air conditioning system by lowering and closing Venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the Premises.

C-2

EXHIBIT D

CLEANING SPECIFICATIONS

MISCELLANEOUS

The quality of the cleaning will be consistent with the services rendered in comparable, multi-tenant, first-class office buildings in the City.

All cleaning services, except those performed by day porters, matrons and window cleaners are to be performed nightly, five nights per week excluding Saturdays, Sundays or Building holidays.

Tenant will be charged for cleaning services in the areas of the Premises used for special purposes requiring greater and more difficult cleaning work than typical office areas, including, but not limited to, data processing areas, mail rooms, private restrooms, toilets and showers, pantries, pantry tables and chairs, glass partitions, white boards, shampooing of carpets, polishing and stripping of vinyl floors, polishing woodwork or desks and cleaning furniture, etc.

RECYCLING

Landlord shall provide recycling services and receive any income there from.

Arrangements can be made for the removal of excess recycling material including electronics, e-waste, batteries, etc. at the cost of the tenant.

GENERAL OFFICE CLEANING

DAILY

1.    Sweep or dry mop all stone, resilient tile and wood floors; Floor finishing, if any, will be done at Tenant's expense.

2.    Empty and damp wipe waste baskets.

3.    Remove trash to designated area.

4.    Dust all horizontal surfaces with treated dust cloths; this includes furniture, fixtures, window sills, etc. that can be reached without use of a ladder.

5.    Damp wipe all telephones with germicidal solutions.

6.    Spot clean to remove smudges, marks and fingerprints from walls, equipment, doors, partitions, light switches, etc. within reach.

7.    Clean main entrance doors to office.

8.    Turn off all lights when areas have been cleaned.

WEEKLY

1.    Vacuum three times weekly.

QUARTERLY

1.    High dust all horizontal and vertical surfaces not reached in nightly cleaning such as pipes, light fixtures, door frames, picture frames, etc.

2.    Vacuum all ceiling and wall air supply and exhaust diffusers and grills.

3.    Vacuum or dust all books in place.

4.    Damp wipe diffusers, vents, grills, etc., including surrounding wall or ceiling areas that are soiled.

SEMI-ANNUAL

1.    Wash interior/exterior windows.

ANNUALLY

1.    Wash light fixtures including reflectors, globes, diffusers and trim.

2.    Clean all vertical surfaces not attended to in nightly, weekly, monthly or quarterly schedules.

COMMON AREA

NIGHTLY

1.    Remove trash.

2.    Sweep or dry mop all stone, resilient tile and wood floors;

3.    Empty outdoor ashtrays.

4.    Dust all horizontal surfaces with treated dust cloths; this includes furniture, blinds, louvers, etc. that can be reached without a ladder.

5.    Spot clean to remove smudges, marks and fingerprints from walls, equipment, doors, partitions, light switches, etc. within reach.

6.    Clean lobby entrance doors and glass.

7.    Wash water fountains with germicidal solution.

8.    Wash cafeteria tables and chairs.

9.    Damp mop all non-resilient floors.

10.    Thoroughly clean all elevator cabs and landing doors.

11.    Wash glass displays, building directory, entrance doors both sides.

12.    Vacuum.

WEEKLY

1.    Sweep all stairwell areas.

2.    Scrub and recondition resilient tile floors.

3.    Brush/wipe all fabric covered chairs.

MONTHLY

1.    Wash stairwell landing and treads.

2.    Vacuum all ceiling and wall air supply and exhaust diffusers and grills monthly.

3.    Scrub and recondition resilient tile using buffable nonslip floor finish.

QUARTERLY

1.    High dust all horizontal and vertical surfaces not reached in nightly cleaning such as pipes, light fixtures, door frames, picture frames, etc.

2.    Damp wipe diffusers, vents, grills, etc., including surrounding wall or ceiling areas that are soiled.

3.    Wash and polish vertical terrazzo or marble surfaces.

ANNUALLY

1.    Wash light fixtures including reflectors, globes, diffusers and trim.

2.    Wash walls in corridors, lobbies and cafeteria.

3.    Clean all vertical surfaces not attended to in nightly, weekly, monthly or quarterly schedules.

COMMON RESTROOMS

DAILY

1.    Clean mirrors, soap dispensers, shelves, basins, exposed plumbing, dispensers and disposal units using disinfectant solution.

2.    Damp wipe all ledges, toilet stalls and doors.

3.    Spot clean light switches, doors and walls.

4.    Thoroughly clean commodes and urinals with disinfectant solution.

5.    Pour one ounce of bowl cleaner into bowls and urinals when finished cleaning.  Do not flush.

6.    Remove all trash to designated area.

7.    Refill all soap, toilet tissue and towel and other dispensers.

8.    Damp mop tile floors with disinfectant solution.

9.    Clean all baseboards.

WEEKLY

1.    Brush all fabric covered chairs and couches in the Ladies lounges with a lint brush.

MONTHLY

1.    Vacuum all ceiling and wall air supply and exhaust units.

QUARTERLY

1.    High dust all horizontal and vertical surfaces not reached in nightly cleaning.

2.    Damp wash diffusers, vents and grills.

ANNUALLY

1.    Wash light fixtures.

2.    Wash walls with disinfectant solution.

3.    Machine scrub floors using disinfectant solution.

EXHIBIT E

OFFICE TOWER HVAC SPECIFICATIONS

Heat and Air Conditioning Performance

Specifications and Conditions

The existing HVAC equipment servicing the Premises shall be capable of producing sufficient cooling during normal Business Hours to meet the following specifications:

1.    A maximum of 76 degF +/- 2 degF indoors, w/50% relative humidity when outside temperature is 90 degF DB/75 degF WB; and

2.    A minimum of 70 degF +/- 2 degF indoors, when outside temperature is 5 degF DB.

This specification is based on an average of 5 watts per USF for lighting and power and one person per 150 USF and assuming properly engineered distribution and blinds to be installed by Tenant as part of Tenant's Work to the Premises.

E-1

EXHIBIT F

LANDLORD'S WORK

1.    Landlord, at its sole cost and expense, shall cause to be performed the following work (collectively, "Landlord's Work"), which shall consist of "Landlord's Delivery Work" to be substantially completed on or before the Possession Date, and "Landlord's Post-Delivery Work" to be substantially completed after the Possession Date but in accordance with the commercially reasonable construction schedule attached hereto, subject to: (1) any Tenant Delay; and (2) any adjustments as set forth therein and as mutually agreed upon between Landlord and Tenant:

(a)    Landlord's Delivery Work:

(i)    Deliver the Premises in broom-clean condition and free of any encumbrances for Tenant to begin Tenant's Work.

(ii)    Demise Pavilion Building lobby in accordance with a mutually agreeable plan including the demising of the entry from the Pavilion Garage, again subject to a mutually agreeable plan.

(iii)    Separate all electrical and mechanical systems between the Tower Building and Pavilion Building.

(iv)    Provide sufficient points for tie-ins to the Pavilion/Tower Buildings' life safety and emergency systems.

(v)    Provide main HVAC stub ducts in good working order, including fire dampers, to all of the Premises and floors.

(vi)    Deliver the Base Building common areas and each Building in compliance with all applicable ordinances and codes (including ADA). Tenant shall build out the Premises, and after the Occupancy Date, Tenant shall be responsible for compliance in its Premises due to its use and occupancy and Landlord shall remain responsible for Building code compliance for all Common Areas.

(vii)    Provide the main/core sprinkler loop throughout/in all of the Premises.

(viii)    If needed, install electrical panels and closets, with service and distribution power boards and transformers currently exist; subject to Tenant due diligence.

(ix)    Per Tenant's Plans, remove the Pavilion Building turnstiles and repair floor to accept new finishes. (There are not turnstiles currently in the Tower Building, however there is the potential of same in the new Tower Building lobby.)

(x)    Remove all mutually agreed upon cabling and other equipment and infrastructure below the raised floor and above the ceiling. Landlord shall confirm what if any cabling needs to remain.

(xi)    Repair all floor panels so that they are flush and damage-free.

(xii)    Provided that same does not negatively impact the operation of the HVAC systems, replace vented floor tiles with solid tiles or with new mutually agreed upon vented tiles.

(xiii)    Separate Tower Building and Pavilion Building and Tenant electricity with meters or another solution.

(xiv)    Install an FA control panel dedicated exclusively to the Pavilion Building.

(b)    Landlord's Post-Delivery Work:

(i)    Provide a new roof for the Pavilion Building (and provide a new roof for the Tower Building when required).

(ii)    Renovate all core and Building restrooms in each Building and in the Premises (including compliance with ADA), to mutually agreeable finishes and specifications.

(iii)    Build three  (3) passenger elevators (left of the exiting Pavilion Building lobby to all of the Pavilion Garage and Pavilion Building floors), with state-of-the-art mechanicals, controls and with cab finishes reasonably acceptable to Tenant.

(iv)    Install one (1) freight elevator with access to a dedicated dock and vertical access to floors 5, 6 and the potential expanded mezzanine of the Pavilion Building at a location to be mutually agreed upon. The freight elevator shall be A C2 classification freight car (industrial rated at 15,000-20,000 pounds) with a rough size of 12' wide and 20' long and 12' high.

(v)    Common Area elevator lobby and corridors on any multi-tenant floors to be upgraded per Building standards, to be reasonably approved by Tenant.

(vi)    Segregate/multi-tenant the Tower Building and Pavilion Building Common Areas/lobby to prevent Tower Building access to the Pavilion Building.

(vii)    Install windows on the far end (north side of floors 6 & 7) of the Pavilion Building in a size and spacing that optimizes natural light.

(viii)    Pave or reseal as required and/or stripe all impervious areas and surface lots around each Building.

(ix)    Subject to Tenant's plans, remove and slab over the escalator in the Pavilion Building.

2.    Delivery.  Upon substantial completion of Landlord's Delivery Work, the Premises shall be  turned over to Tenant in broom-clean condition, ready for Tenant to commence Tenant's Work.

3.    Substantial Completion.  Landlord's agreement to perform Landlord's Work shall not require it to incur premium labor or overtime costs and expenses and shall be subject to Unavoidable Delays, Tenant Delays and for any other causes or events beyond Landlord's reasonable control. The terms "substantial completion" or "substantially complete" as to

Landlord's Work shall be deemed to have been achieved on the earliest date when the following criteria have been met:

(a)    In the case of Landlord's Work, said work has been substantially completed such that any requisite certificate of occupancy (or other required sign-offs) have been issued by local Governmental Authorities.

(b)    Tenant acknowledges that Landlord's Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details or minor or insubstantial defects of construction remain to be performed or corrected, so long as the non-completion or non-correction thereof does not materially interfere with the Tenant's construction of Tenant's Work (such items, "Punch List Items").  Landlord shall perform and/or correct such Punch List Items within a commercially reasonable period (not to exceed thirty (30) days, subject to commercially reasonable additional time as reasonably necessary given the scope of the work involved) following the parties' inspection of Landlord's Work and the itemization of a mutually agreed-upon list of Punch List Items, prepared jointly by the parties and/or their respective architects.

4.    Tenant Delay.  A "Tenant Delay"  shall mean any delay actually encountered by Landlord or Landlord's agents, employees, contractors or subcontractors, in the performance of any of Landlord's obligations under the Lease (including, without limitation, Landlord's Work), to the extent such delay is caused by Tenant or Tenant's agents, employees, contractors, subcontractors, architects or representatives.  Landlord shall notify Tenant of any Tenant Delay within five (5) Business Days after Landlord first becomes aware of same.  If Landlord fails to so notify Tenant within such five (5) Business Day period, then no Tenant Delay shall be deemed to have occurred until Landlord gives to Tenant notice of such Tenant Delay.  Any dispute between Landlord and Tenant relating to whether an event constitutes a Tenant Delay shall be resolved by arbitration pursuant to Article 25 of the Lease initiated by either party.

5.    Landlord's Work shall be performed in a good and workmanlike manner, in compliance with all applicable Requirements, and using reputable, experienced contractors and subcontractors, subject to Tenant Delays and Unavoidable Delays.  If Landlord fails to substantially complete Landlord's Post Delivery Work by the scheduled dates in the construction schedule therefor (as same may be adjusted by the parties), and, provided and to the extent (a) such delay is not caused by a Tenant Delay or Unavoidable Delay; and (b) such delay actually causes a delay to Tenant's Occupancy Date, then  the Rent Commencement Date shall be delayed by one (1) day for each day of such delay.    Notwithstanding anything to the contrary contained in the Lease or this Exhibit F, any dispute between Landlord and Tenant relating to the performance or non-performance of Landlord's Work or Tenant's Work or the Possession Date or Rent Commencement Date or the Abatement Period shall be resolved by binding, expedited arbitration pursuant to Article 25 of the Lease initiated by either party.

WWE Real Estate

Project Red Rocks

Landlord Performance Schedule Targets

The items below are identified as the items that the Landlord is to complete on behalf of WWE, as Tenant, in their Lease for the Premises. The dates identified are approximate but the critical aspects of what needs to be finished prior to WWE construction/occupancy are of note. The dates are based on a Lease execution of March 1, 2019 and an Occupancy 24-27 months after Lease execution and are subject to final design, review, coordination and scheduling. Both parties will endeavor in good faith to support requests and alterations to the schedule targets below based on real time information as the project evolves.

Landlord Work Item	Lease Section	Target Completion Date	Comments
Terrace Upgrades	2.01 e	12/1/2020	
Overall Premises Delivery	2.04	7/1/2019	
Haz Mat Remediation	5.06 (b)	12/1/2019	
Latent Defect Repair	10.02 e	12/1/2019	
Delivery of heated, cooled and outside air	11.01 (a)	12/1/2019	Base Building HVAC
Delivery of meters in pavilion and tower	11.03 (a)	10/1/2020	
Tune up and Turn over Pavilion generators	11.03 (f)	10/1/2020	
Roll-up Generator Connectivity	11.03 (f)	3/1/2021	
Replacement of Generators	11.03 (f)	N/A	
Water Meter Installation	11.04	N/A	If required
Full Service Cafeteria Operation	11.10	2/1/2021	
Fitness Facility	11.11	2/1/2021	
Conference Facility	11.12	2/1/2021	
Daycare Facility		N/A	N/A - no longer required
Exhibit F			
Premises Delivery	(a) (i)	7/1/2019	
Demise Pavilion Building	(a) (ii)	7/1/2019	
Slab over Escalator in Pavilion	(b) ix	12/1/2019	
Separation of all MEP systems	(a) (iii)	10/1/2019	Subject to final engineering review and mutually agreeable schedule.
Tie in points for life safety	(a) (iv)	7/1/2019	
HVAC stub ducts	(a) (v)	7/1/2019	
Base Building Common Area Delivery	(a) (vi)	8/1/2020	
Main core sprinkler loop	(a) (vii)	7/1/2019	Existing loop to remain in place
Electrical panels and closets	(a) (viii)	7/1/2019	
Remove Pavilion Turnstiles and repair floor	(a) (ix)	8/1/2020	
Remove all low voltage and electrical wiring and equipment under the floors	(a) (x)	7/1/2019

EXHIBIT G

TENANT'S WORK LETTER

1.    Tenant's Work.  Except as expressly provided in this Lease and except with respect to Landlord's Work in Section 3.01 and Exhibit F of the Lease, Tenant has agreed to accept the Premises "as is" and without any warranties, representations or obligations (express or implied) on Landlord's part with respect to the preparation or construction of the Premises or either Building with respect to Tenant's occupancy.  The construction of the fit-up improvements and alterations for Tenant's occupancy (collectively, the "Initial Alterations" or "Tenant's Work") shall be performed by Tenant, subject to the terms and conditions of the Lease and this Exhibit G.

2.    Costs.  Except as otherwise specifically set forth in Section 3.02 of the Lease, Tenant shall pay all costs and expenses (collectively, the "Work Costs") associated with Tenant's Work, when and as incurred.  Said Work Costs shall include, without limitation, all costs for permits, approvals, authorizations, licenses, inspections, space planners, contractors, architects, engineers, utility connections, labor, materials, bonds, certificates of occupancy, insurance, taxes and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any mechanical, electrical, plumbing or other systems and equipment required as a result of the layout, design or construction of Tenant's Work.

3.    Tenant Improvement Allowance; Plans.  Provided Tenant is not in default of any of its obligations under the Lease (including this Exhibit G, as applicable) beyond any applicable notice and cure periods, Tenant shall be entitled to the Tenant Improvement Allowance as provided in Section 3.02 of the Lease.

Except as specifically provided in Section 3.02 of the Lease, Landlord shall have no liability whatsoever for the payment of any costs or expenses associated with Tenant's Work or Tenant's Plans (as hereinafter defined), Tenant being fully responsible therefor.  Tenant shall keep the Premises, Building and Complex free of mechanics' and materialmen's liens in connection with Tenant's Work, subject to the terms of Paragraph 12 hereof.  Tenant's Work shall be performed in accordance with the plans, specifications and drawings of partition layouts (including openings), ceiling and lighting layouts, colors, mechanical and electrical drawings, HVAC system design and distribution plans and specifications, and necessary and sufficient to obtain a building permit and to complete the Initial Alterations to the Premises in accordance with this Exhibit G (such plans are collectively referred to herein as "Tenant's Plans" or the "Plans"), which Plans shall be prepared by Tenant's architects, engineers, and reputable, duly-licensed space planners, who shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall not charge any supervisory or review fee in connection with Tenant's Work or Tenant's Plans.  Tenant's Plans shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord agrees to provide its written approval (or disapproval, with reasons for such disapproval) of Tenant's Plans with ten (10) Business Days of receipt of same, and within five (5) Business Days of receipt of Tenant's revised Plans given in response to Landlord's reasons for disapproval, if any.  Said Plans shall also be prepared in accordance with all applicable Requirements.  Tenant acknowledges that Landlord's approval of the Plans shall not in any way be deemed a warranty or approval of same with respect to their quality, adequacy or compliance with the aforementioned requirements.  In the event that any material aspects of Tenant's Work are not performed substantially in accordance with the approved Plans, Tenant shall not be permitted to occupy the Premises until the same reasonably complies in all material respects with said approved Plans, but such inability to occupy shall not relieve Tenant of any obligations to pay any rent under the Lease.

4.    Change Orders.  No material changes, modifications, alterations or additions to the approved Plans shall be made without the prior written approval of Landlord in each instance, after written request therefor by Tenant.  Landlord's approval to any such changes shall not be unreasonably withheld, conditioned or delayed.  Any such change order approval or disapproval shall be given within five (5) Business Days after receiving the same, with any disapproval reasonably specifying the reasons therefor.

5.    Tenant's Work Standards.  Tenant's Work shall be performed by any of the contractors pre-approved by Landlord under Section 9.01 of the Lease or by any other reputable, commercial general contractor first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall contract directly with such Landlord-approved general contractor for the performance of Tenant's Work; provided, however, that if, for accounting purposes, Tenant reasonably determines that it is advisable that such contract be held by Landlord rather than Tenant, then Landlord shall agree to contract directly with such general contractor, but the performance and supervision of Tenant's Work shall otherwise be carried out in accordance with and subject to the terms and conditions of this Exhibit G.  Such contractor shall be insured as provided in Paragraph 7 of this Exhibit G, and shall work in harmony with any workers at the Building and Complex so as to maintain proper labor relations and so as to avoid any work stoppages.  Landlord will give its approval or disapproval of any contractors within five (5) Business Days of receipt of written request of same from Tenant.  Tenant's Work shall comply with the current design standards, structural and mechanical criteria, and the general layout of the Building.  Said Tenant's Work shall be commenced promptly after Tenant, at its sole cost and expense, obtains all necessary permits, consents, authorizations, licenses and approvals therefor.  Any required zoning approval (including the zoning permit and zoning certificate of compliance) obtained in connection with Tenant's Work shall be obtained at Tenant's expense.  Landlord shall reasonably cooperate with Tenant, at Tenant's expense, in connection with Tenant obtaining the permits, consents, etc., which Tenant is required to obtain hereunder.  Tenant's Work shall be performed diligently until completion, by trained, supervised and adequately staffed personnel and strictly in accordance with the approved Plans and all Requirements (including, without limitation, applicable zoning, fire, health, building and disability codes).  Tenant's Work shall be performed in a good and workmanlike manner as to workmanship and materials, and so as not to unreasonably interfere with any work or construction by Landlord, or the management, operations or occupancies of the Complex.  Tenant shall obtain Landlord's prior written approval for any space outside the Premises, which Tenant (or Tenant's contractors or subcontractors) desire(s) to use for storage, handling or moving of any materials and equipment, as well as the location of any facilities for personnel, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant (or its contractors or subcontractors) shall be required to remove from the Premises and the Building and dispose of at least once per week (or more frequently as Landlord may reasonably direct), all debris and rubbish caused by or resulting from Tenant's Work.  Said removal and disposal shall be performed in compliance with all Requirements.  Upon completion of Tenant's Work, said contractors and subcontractors shall remove all surplus materials, equipment, debris and rubbish of whatever kind remaining on or at the Building associated with Tenant's Work. If rubbish, surplus material or temporary structures within three (3) days after notice from Landlord to Tenant, then Landlord may cause the same to be removed at Tenant's sole cost and expense.  Tenant shall, at its sole cost and expense, diligently apply for and obtain any and all building permits and certificates of occupancy and zoning compliance with respect to the Tenant's Work (and provided originals thereof to Landlord upon Tenant's obtaining same).  Notwithstanding anything to the contrary contained herein, Tenant's Work shall be performed so as to not materially interfere with other occupants of the Complex (or Landlord's management or operation of the Complex), and said Tenant's Work shall be subject to such additional commercially reasonable rules or criteria as Landlord may reasonably require.

6.    Indemnity.  Tenant's Work shall be performed at Tenant's sole risk.  Tenant hereby agrees to indemnify, defend and hold Landlord (and Landlord's employees and agents) harmless from and against any and all claims, liabilities, reasonable costs, damages or expenses (including, without limitation, reasonable attorney's fees and disbursements) arising from or in connection with the installation, performance or nonperformance of Tenant's Work or Tenant's breach of any of its obligations under this Exhibit G.

7.    Insurance.  Tenant (and its contractors and subcontractors) shall carry and maintain at all times during the performance of Tenant's Work, comprehensive public liability insurance, contractual liability insurance, property damage insurance and worker's compensation insurance, all issued by insurers and having coverage amount which are reasonably satisfactory to Landlord.  In no event shall the coverage amounts be less than those required in the Lease.  Said insurance policies shall name Landlord and any mortgagee designated by Landlord as additional insured(s) as their interests may appear.  Certificates of insurance shall be delivered to Landlord before the commencement of Tenant's Work.  Each such policy shall require that the carrier give Landlord at least thirty (30) days' written notice before any cancellation, lapse or change in coverage.

8.    Completion; C/O. The completion (or non-completion) of Tenant's Work on the Premises, shall not affect, in any way, the Rent Commencement Date or the commencement of Tenant's obligations to pay Fixed Rent and Additional Rent under the Lease.  Within sixty (60) days following the completion of Tenant's Work on the Premises, Tenant shall provide Landlord with final "as-built" plans and specifications accurately reflecting all of Tenant's Work, including, without limitation, any approved change orders thereto.  Tenant shall also be responsible for obtaining and delivering to Landlord, at its sole cost and expense, a duly issued, valid, certificate of occupancy from the appropriate Stamford authorities confirming that Tenant's Work has been completed in accordance with the Plans and permitting lawful occupancy of Premises (said certificate to be in form and substance reasonably satisfactory to Landlord prior to Tenant's occupancy of the Premises.

9.    Conflicts; Default.  Notwithstanding anything to the contrary contained in the Lease, in the event of any express inconsistencies between the Lease and this Exhibit G, this Exhibit G shall govern and control in each instance with respect to the parties' respective obligations under this Exhibit G.  If Tenant shall fail to duly perform any of its obligations required in this Exhibit G, such failure shall, following five (5) Business Days' notice (except in cases of genuine emergency, when only immediate notice shall be required), Landlord may order that all Tenant's Work be stopped immediately until Tenant corrects any non-compliance.  Tenant shall comply immediately with any such stop orders.  Notwithstanding anything to the contrary contained herein or in the Lease, from and after the date of the Lease and at all times thereafter, Tenant shall comply strictly with all of the provisions of this Exhibit G and any applicable obligations of Tenant under Lease.  The Lease (including this Exhibit G) is a present lease and not a contract to make a lease at some future date, even though the Term has not yet commenced.  Tenant agrees to move into the Premises and commence its business operations therein, upon or promptly after the substantial completion of Tenant's Work.

10.    Access; Inspections.  Landlord shall at all times have reasonable access into and about the Premises, at Landlord's sole risk, during the performance of Tenant's Work for purposes of inspecting same and to monitor compliance with this Exhibit G (Landlord agreeing to exercise such access in a commercially reasonable manner).  Tenant shall regularly and promptly keep Landlord duly apprised of the progress of Tenant's Work.  Subject to the terms of this Exhibit G, Landlord and Tenant shall cooperate with each other (and their respective agents and contractors) reasonably and in good faith in connection with any work being performed by Landlord and Tenant so as not to unreasonably interfere with any other party's work.

11.    Warranties.  Tenant shall use commercially reasonable, good faith efforts to obtain, to the extent same is available at a reasonable cost, from its contractors a warranty, for the benefit of Landlord and Tenant, warranting that Tenant's Work shall be free from defects in workmanship, materials and installation for a period of one (1) year following the completion of Tenant's Work.

12.    Liens.  Notice is hereby given that neither Landlord, any lessor, any ground lessor, nor any mortgagee of the Premises shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's, materialman's or other lien for such labor or material shall attach to or affect any estate or interest of Landlord, any ground lessor or any mortgagee of the Premises.  Tenant, at its expense, and with diligence and dispatch, shall, procure the cancellation or discharge of all notices of violation arising from or otherwise connected with any Tenant's Work, or any work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by any public authority having or asserting jurisdiction Tenant hereby agrees to defend, indemnify and save harmless Landlord from and against any and all mechanic's, materialman's and other liens and encumbrances filed in connection with Tenant's Work or any work, labor, services or materials done for or supplied to Tenant or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon.

EXHIBIT H

Intentionally Omitted

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EXHIBIT I

Form of Landlord Consent to Transfer

CONSENT TO LEASE ASSIGNMENT

This Consent to Lease Assignment (the "Consent") is dated as of ____________, 20____, by and amongst ______________ ("Landlord"), a _______________, having an address at _____________ ____________________________, and ____________________ ("Tenant"), a _____________________, having an address at ______________________________, and _____________________ ("Assignee"), a ______________________, with an address at ______________________________________________.

W I T N E S S E T H  :

WHEREAS, pursuant to that certain lease dated as of _____________, as amended by that certain ____________________ dated as of _______________ (said lease, as so amended, collectively, the "Lease"), Landlord leases unto Tenant certain ________ floor office premises comprised of ______ rentable square feet of space as more particularly described therein (the "Premises"), located at that certain office complex known as 677 Washington Boulevard, Stamford, Connecticut (the "Complex"); and

WHEREAS, pursuant to that certain, proposed Lease Assignment and Assumption Agreement dated as of ____________, 20___ (the "Assignment"), a true and complete copy of which is attached hereto as Exhibit A, Tenant proposes to assign, and Assignee proposes to assume, Tenant's leasehold under the Lease; and

WHEREAS, Tenant has requested Landlord's consent to the Assignment, and Landlord is willing to grant such consent, subject to and in accordance with the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, notwithstanding anything to the contrary contained in the Lease or the Assignment:

1.    Assignment Subject to Lease.  The Assignment shall be subject at all times to the Lease and to all of the provisions, covenants, agreements, terms and conditions of the Lease and this Consent, and Assignee shall not do or permit anything to be done in connection with Assignee's use and occupancy of the  Premises which would violate any of said provisions, covenants, agreements, terms and conditions.

2.    No Additional Lease Consideration; Representations and Warranties.  Tenant and Assignee each represent and warrant that no rent or other fee or consideration is being paid or is payable to Tenant in connection with the Assignment or for the right of Assignee to use or occupy the Premises or for the use, sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, and Tenant and Assignee each represent and warrant that the Assignment set forth in Exhibit A is the complete, true and correct agreement

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between the parties with respect to the subject matter contained therein or contemplated thereby.  Tenant and Assignee hereby represent and warrant to Landlord that (a) the Lease is in full force and effect and, except as specifically cited above, has not been assigned, modified, supplemented or amended in any way, (b) the Lease represents the entire agreement between the parties with respect to the Premises, (c) any fit-up and other construction obligations to be performed by Landlord, if any, have been satisfied, (d) all required payments by Landlord, if any, to Tenant for tenant improvements have been made, (e) on this date there are no existing offsets or defenses which Tenant or Assignee has against the enforcement of the Lease by Landlord, and neither Tenant nor Assignee has any knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under said Lease, and (f) neither Tenant nor Assignee is presently entitled to any offsets, abatements, deductions or other claims against the rent payable under the Lease except as follows: ____________________________________.

3.    No Waiver, Modification, Release, Etc.  Neither Landlord's execution and delivery of this Consent nor the consummation of the assignment transaction contemplated under the Assignment and this Consent (the "Assignment Transaction"), nor any acceptance of rent or other consideration from Assignee or Tenant by Landlord or Landlord's agent, shall operate to or be construed to (a) modify, waive, impair, release or in any manner affect any of the provisions, covenants, agreements, terms or conditions contained in the Lease or Tenant's or Assignee's obligations or liability thereunder, (b) waive any Tenant's or Assignee's breach or violation of any provisions of the Lease or any rights or remedies of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, (c) enlarge or increase Landlord's obligations (or diminish Landlord's rights) under the Lease or otherwise, or (d) enlarge or increase any of Tenant's or Assignee's rights or diminish, release or discharge Tenant's or Assignee's obligations under the Lease or otherwise; and (e) all provisions, covenants, agreements, terms, rights and conditions of the Lease are hereby ratified and affirmed.  Except with respect to the Assignment, this Consent shall not constitute a consent to any sale, assignment, transfer or disposition of Tenant's or Assignee's interests or rights under the Lease or a subleasing of the Premises (or any portion thereof) thereunder, nor shall any such sale, assignment, transfer, disposition or subleasing be made except in accordance with the provisions of the Lease.

4.    Nature of Consent; Default.  Tenant and Assignee each acknowledge and agree that Landlord's consent as set forth herein is conditioned upon full performance and observance by  Tenant and Assignee of all of the conditions hereof and their respective obligations hereunder and upon the truth and accuracy of all representations or warranties of Tenant or Assignee contained herein.  In the event that any of such conditions and obligations are not fully observed and performed, or any such representation or warranty should prove to be untrue, the occurrence of any such event may, at Landlord's option, be deemed an event of default under the Lease, and Landlord shall have all of the rights, powers and remedies provided for in the Lease or at law or in equity or by statute or otherwise with respect to defaults.

5.    Indemnity.  Tenant and Assignee hereby each indemnify, defend and hold harmless Landlord from and against all liabilities, claims, obligations, damages (but not consequential, speculative or indirect damages), penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) which Landlord may incur or suffer by reason of,

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or which may arise out of (a) any default by Tenant or Assignee, their agents, contractors, employees, invitees or licensees, of any covenant, agreement, term, provision or condition of the Assignment or the Lease, (b) the consummation of the Assignment Transaction, or (c) any claims for brokerage commissions or compensation or any taxes arising in connection with the Assignment or the Assignment Transaction.  In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant or Assignee, upon written notice from Landlord, shall, at Tenant's or Assignee's sole cost and expense, as the case may be, resist or defend such action or proceeding using counsel approved by Landlord, which approval shall not be unreasonably withheld or delayed.  In addition, Tenant shall reimburse Landlord for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and costs) which Landlord may incur by reason of, or in connection with, the consummation of the Assignment Transaction.  The provisions of this Paragraph 5 shall survive the expiration or earlier termination of the Term of the Lease.

6.    Conflict.  If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Consent or the Lease and the terms, covenants and conditions of the Assignment, then the terms, covenants and conditions of this Consent or the Lease, as the case may be, shall prevail.  In the event that there shall be any conflict or inconsistency between this Consent and the Lease, such conflict or inconsistency shall be determined for the benefit of Landlord.

7.    Entire Agreement.  this Consent contains the entire agreement of the parties with respect to the matters contained herein and may not be modified, amended or otherwise changed except by a written instrument signed by the parties sought to be bound.  Furthermore, Tenant and Assignee each acknowledge and represent that, other than this Consent, the Lease and the Assignment, there are no other agreements oral or otherwise, or representations or warranties of any kind or nature referring or relating to, or in connection with, the Lease and the Assignment or the use and occupancy of the Premises or any portion thereof.

8.    Governing Law.  This Consent shall for all purposes be construed in accordance with, and governed by, the laws of the State of Connecticut.

9.    Use.  Subject to all of the provisions, covenants, agreements, terms and conditions of the Lease, the Premises shall be used by Assignee solely for the permitted uses expressly provided in the Lease, and otherwise in compliance with the Lease, and for no other purpose.

10.    Expiration; Holdover.  Notwithstanding anything to the contrary contained in the Assignment, if Assignee shall continue in possession of any portion of the Premises after the expiration or termination of the Lease without Landlord's prior written consent, then, at Landlord's option, such holdover shall be deemed an event of default under the Lease (for which no notice or cure period shall be applicable), entitling Landlord to all rights and remedies afforded to Landlord under the Lease, at law or in equity.  Upon written notice from Landlord, Tenant shall immediately and vigorously pursue against Assignee all rights and remedies available to Tenant under the Assignment, or at law or in equity, in order to cure any such holdover.

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11.    Review Payment and Demising Obligations; Assignment Profits.  Tenant hereby agrees to pay Landlord, as Additional Rent under the Lease, within twenty-five (25) days after Landlord's submission of a bill therefor, Landlord's reasonable, out-of-pocket costs or fees incurred in connection with this Consent and the Assignment (including, without limitation, Landlord's reasonable attorneys' fees and/or review costs).  Tenant and Assignee warrant and represent that neither Tenant nor Assignee intend (nor shall either perform) any separate demising of the Premises.  Any alterations to the Premises shall be Assignee 's responsibility and shall be performed in accordance with all applicable terms of the Lease, including, without limitation, Article 9 thereof.  Assignee  shall provide final, code-compliant plans and specifications (certified by a licensed architect) to Landlord for Landlord's review and approval before commencing any such work, which approval shall not be unreasonably withheld, conditioned or delayed.  Assignee  shall be solely responsible, without cost or expense to Landlord, for timely obtaining any and all required building permits and certificates of occupancy in connection with any alterations to the Premises.  Tenant hereby acknowledges and confirms that Tenant shall pay Prime Landlord, as Additional Rent, fifty percent (50%) of any and all net profits pursuant to the terms of Section 19.07 of the Prime Lease.

12.    Ratification.  By Tenant and Assignee executing the Assignment, such parties shall be deemed conclusively to have agreed to the terms of this Consent, and acknowledge that Landlord has agreed to execute this Consent based upon Tenant's and Assignee's acceptance of the terms and conditions herein.

13.    Insurance.  Assignee shall, at all times during the term of the Assignment, maintain those policies and coverages of insurance as set forth in accordance with Article 7 of the Lease with respect to the Premises.  Such policies shall name Landlord and Landlord's managing agent and mortgagee, as additional insured(s).

14.    Effectiveness; Execution.  Notwithstanding anything to the contrary contained herein, nothing herein or otherwise shall be deemed a consent by Landlord to the Assignment unless and until Landlord, Tenant and Assignee shall each have executed the signature provisions set forth below and delivered duplicate, fully executed counterparts of this Consent to the other.  It is expressly understood and agreed that Landlord shall have no obligation whatsoever to execute and deliver this Consent, and that Landlord shall not commence its formal review and approval process for doing so, unless and until Landlord receives (a) executed counterparts of this Consent signed by Tenant and Assignee; and (b) all insurance certificates and other deliverables of Tenant or Assignee required under this Consent and/or the Lease.  Notwithstanding the foregoing, Landlord agrees that Tenant may pay Landlord the payments required under Paragraph 11 above within twenty-five (25) days after the date of this Consent, failing which, Tenant, at Landlord's option, shall be deemed in default of the Lease.  This Consent may be executed in duplicate counterparts, each of which, once so executed and delivered, shall be considered an original and all of which together shall constitute one and the same document.  Executed counterparts of this Consent may be transmitted and delivered via facsimile or PDF, and any resulting faxed or PDF'd signatures shall be deemed original signatures.

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15.     Notices.  All notices, requests, communications and approvals hereunder shall be in writing.  Assignee shall simultaneously deliver a copy to Landlord of any Assignment notices sent to Tenant, and Tenant shall simultaneously deliver a copy to Landlord of any Assignment notices sent to Assignee, personally or by United States registered or certified mail (or commercial overnight courier service), postage pre-paid, return-receipt requested, as follows:  (a) if to Landlord, at Landlord's address first set forth above, with copies to Cummings & Lockwood LLC, Six Landmark Square, Stamford, Connecticut  06901, Attn: Jonathan B. Mills, Esq.; (b) if to Tenant, at its address first set forth above, Attn: ______________; and (c) if to Assignee, at its address first set forth above, Attn: __________________.  Notwithstanding the foregoing, any party entitled to receive notices under this Consent shall have the right to change its notice and/or copy address(es), from time to time, by written notice sent to the other parties in accordance with this Paragraph.

16.    Brokerage.  Tenant and Assignee each hereby warrants, represents, and covenants to Landlord that no broker or agent was engaged in connection with procuring the Assignment, and no commission or compensation is payable with respect thereto except for ______________.

17.    Miscellaneous.  Paragraph headings herein are used for convenience only.  This Consent shall not be modified except by a writing executed and delivered by Landlord.  This Consent shall bind and enure to the benefit of the parties hereto and their respective successors and assigns, but nothing herein shall be deemed to permit any violations of any applicable subletting, assignment, hypothecation or transfer provisions of the Lease.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

TENANT:

______________________

By: ________________________________________

   Name: ________________________

   Its ______________, duly authorized

ASSIGNEE:

______________________

By: ________________________________________

   Name: ________________________

   Its ______________, duly authorized

LANDLORD:

______________________

By: ________________________________________

   Name: ________________________

   Its ______________, duly authorized

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Exhibit A

[Copy of Fully-Executed Lease Assignment and Assumption Agreement]

I-7

CONSENT TO SUBLEASE

This Consent to Sublease (the "Consent") is dated as of ___________, 20___, by and amongst __________________________ ("Prime Landlord"), a _____________, having an address at ________________________, and __________________________ ("Tenant"), a ________________, having an address at ___________________________, and ____________ ("Subtenant"), a ______________, having an address at _______________________________.

W I T N E S S E T H  :

WHEREAS, pursuant to that certain Lease dated as of _______________ (as same may have been heretofore amended, collectively, the "Prime Lease"), Prime Landlord leases unto Tenant certain premises consisting of approximately ________ rentable square feet of space located on the _________ (_____) floor (the "Premises"), at that certain office complex (the "Complex"), known as and located at 677 Washington Boulevard, Stamford, Connecticut; and

WHEREAS, pursuant to that certain sublease dated as of ___________, 20___ (the "Sublease"), a copy of which is attached hereto as Exhibit A, Tenant proposes to sublease to Subtenant certain premises containing approximately ________ rentable square feet and more particularly described therein (the "Sublease Premises"); and

WHEREAS, Tenant has requested Prime Landlord's consent to the Sublease, and Prime Landlord is willing to consent to the Sublease subject to and in accordance with the terms and conditions contained in this Consent;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, notwithstanding anything to the contrary contained in the Prime Lease or Sublease:

1.    Assignment; Sublease Documentation.  This Consent shall not be assignable.  This Consent relates solely to the Sublease between Tenant and Subtenant, a true and complete copy of a fully-executed counterpart of which Tenant warrants and represents is attached as Exhibit A hereto.

2.    Scope of Consent.  Except as otherwise expressly provided in this Consent, nothing herein or in the Sublease shall be deemed or construed to modify, waive, impair or affect any of the terms, provisions, covenants or conditions contained in the Prime Lease, or to impair or prejudice any of Prime Landlord's rights of remedies under the Prime Lease (or at law or in equity), or to enlarge or increase Prime Landlord's obligations under the Prime Lease.  Nothing in this Consent or in the Sublease shall: constitute approval or ratification by Prime Landlord of any of the provisions of the Sublease or any other agreement relating thereto (other than the actual subleasing of the Sublease Premises to Subtenant from Tenant); or constitute a warranty, representation or covenant on behalf of Prime Landlord; or waive or release Tenant or any party claiming by, under or through Tenant (including, without limitation, Subtenant) from any of Tenant's obligations under the Prime Lease or under any other document affecting the Premises; or waive any present of future breach or default or violation of Tenant under the Prime Lease; or be construed as an acknowledgement of any obligation of Landlord under the Prime Lease or with respect to the Premises.  To the extent provided for in the Prime Lease, Prime Landlord reserves the right to consent (or withhold consent) with respect to any other matter set forth in the Prime Lease, including, without limitation:  (a) any further sublettings or occupancies of all or any portion of the Premises; (b) any assignments, hypothecations or other transfers of all or any interest(s) in the Prime Lease or Premises; and (c) any alterations to any portion of the Premises, pursuant to Article 9 of the Prime Lease.  Prime Landlord makes no warranty or representation of any kind in connection with Sublease or this Consent, and Prime Landlord takes no position as to whether any of the warranties or representations made by Tenant or Subtenant under the Sublease are true or accurate.

3.    Liability of Tenant; Sublease Rents.  Notwithstanding the Sublease hereby consented to, Tenant shall be and remain primarily and fully liable for the timely payment of all Fixed Rent, Additional Rent, and other sums due under the Prime Lease and for the timely performance of all covenants, agreements and obligations under the Prime Lease on the part of the Tenant to be performed, including, without limitation, any and all insurance and indemnity obligations, the obligation to cure any breach or default under the Prime Lease (whether such breach or default is caused by Tenant, Subtenant or any party claiming by, under or through either).  Prime Landlord shall be under no obligation to collect rent from the Subtenant.  Prime Landlord shall not be obligated to furnish any services or materials with respect to the Sublease Premises, except to the extent required for the Premises under the terms of the Prime Lease.  If Prime Landlord performs any services for Subtenant with Tenant's consent, and Subtenant fails to pay Prime Landlord for same as and when due, then Tenant shall pay such amounts as Additional Rent under the Prime Lease.  If Prime Landlord shall notify Subtenant to make any payment directly to Prime Landlord, then Subtenant shall do so and same shall not create any privity of contract with Prime Landlord or any right of Subtenant under the Prime Lease.  Any and all acts or omissions of Tenant or Subtenant or any parties claiming by, under or through Tenant or Subtenant which shall be in violation, breach or default (beyond any applicable notice and grace periods) of any of the terms, provisions or covenants contained in the Prime Lease on the part of the Tenant to be performed shall, at Prime Landlord's option, be deemed to be a violation, breach or default under the Prime Lease.  Notwithstanding anything to the contrary contained in the Sublease or Prime Lease, Tenant and Subtenant hereby agree, that following any breach or default of Tenant under the Prime Lease beyond any applicable notice and grace periods, Prime Landlord reserves the right, at its option, to collect Subtenant's rents and payments due and payable under the Sublease directly from Subtenant.  Prime Landlord shall exercise such election by written notice to Subtenant, and Tenant and Subtenant hereby agree that Subtenant thereupon and thereafter shall make all future rent and other payments under the Sublease directly to Prime Landlord, until otherwise directed by Prime Landlord in writing.  Tenant hereby irrevocably authorizes and directs Subtenant to comply with any such election from Prime Landlord, without the necessity of any further consent or direction from Tenant and notwithstanding any contrary instructions that Tenant may give.

4.    Subordination.  The Sublease is and shall be subject and subordinate to all of the terms, provisions, covenants and agreements contained in the Prime Lease and in this Consent and to any matters or instruments to which the Prime Lease and/or this Consent are or shall be subject and subordinate, and Tenant and Subtenant shall not do or permit anything to be done which shall violate any of said terms, provisions, covenants, agreements, instruments, and maters.  Prime Landlord shall be bound solely by the terms and conditions of the Prime Lease, and not by the terms and conditions of the Sublease.

5.    No Consent; Amendments to Sublease.  This Consent shall not be deemed or construed as a consent by Prime Landlord to, or as permitting, any amendment of the Sublease or any further subletting or assignment or transfer by Tenant or any parties claiming by, under or through Tenant (including, without limitation, Subtenant).  No amendment to the Sublease shall be effective without the prior written approval of Prime Landlord in each instance, which approval shall be governed by the applicable provisions of the Prime Lease, notwithstanding anything to the contrary set forth in the Sublease. In no event shall any amendment to the Sublease affect or modify the Prime Lease in any respect.

6.    Expiration; Condition of Sublease Premises at Term End; Holdover.  Notwithstanding anything to the contrary contained in the Sublease, the term of the Sublease shall expire and terminate at least one (1) day prior to the expiration or termination of the term of the Prime Lease applicable to the Sublease Premises.  On the expiration or earlier termination of the Sublease term, Subtenant shall quit and surrender the Sublease Premises vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Subtenant is not responsible under the terms of this Sublease or the Prime Lease excepted, and otherwise in compliance with the applicable terms of the Prime Lease.  Tenant and Subtenant hereby acknowledge and confirm that there is no option to renew or extend the Sublease.  If Subtenant shall continue in possession of any portion of the Sublease Premises after the expiration or termination of the Prime Lease without Prime Landlord's prior written consent, then, at Prime Landlord's option, such holdover shall be deemed an event of default under the Prime Lease (for which no notice or cure period shall be applicable), entitling Prime Landlord to all rights and remedies afforded to Prime Landlord under the Prime Lease, or at law or in equity.  Tenant shall immediately and vigorously pursue against Subtenant all rights and remedies available to Tenant under the Sublease, or at law or in equity, in order to cure any such holdover.

7.    Sublease Profits.  Tenant hereby acknowledges and confirms that Tenant shall pay Prime Landlord, as Additional Rent, fifty percent (50%) of any and all net profits pursuant to the terms of Section 19.07 of the Prime Lease).

8.    Review Payment.  Tenant hereby agrees to pay Prime Landlord, as Additional Rent, within twenty-five (25) days after being billed therefor, Prime Landlord's reasonable, out-of-pocket costs incurred in connection with the Sublease (including, without limitation, Prime Landlord's reasonable attorneys' fees and disbursements), to which Prime Landlord is entitled pursuant to Article 19 of the Prime Lease.

9.    Attornment; Privity.  Except as otherwise expressly provided herein or in the event of any Prime Landlord-elected attornment referred to in any applicable provisions of the

Prime Lease, nothing in this Consent or in the Prime Lease or Sublease, shall be deemed or construed to create any privity of contract or landlord-tenant relationship between Prime Landlord and Subtenant.  If the Prime Lease terminates or expires for any reason before the expiration or termination of the Sublease, then the Sublease shall be deemed to have terminated one (1) day prior to such expiration or termination of the Prime Lease, and Subtenant shall immediately vacate and surrender the Sublease Premises; except Prime Landlord shall have the right, at Prime Landlord's option and upon its written demand to Subtenant, to have Subtenant attorn to Prime Landlord for the then remaining term of the Sublease, such attornment to be upon all of the terms set forth in the Prime Lease (except that the rents set forth in the Sublease shall be substituted for the rents set forth in the Prime Lease, and the Sublease Premises shall be substituted for the Premises).  In no event, however, shall any such attornment cause Prime Landlord to be: (a) liable for any acts or omissions of Tenant; (b) subject to any offsets or defenses which Subtenant had or might have against Tenant; (c) bound by any rent or other payment made by Subtenant to Tenant in advance; or (d) bound by any amendment to the Sublease not consented to in writing by Prime Landlord.  Subtenant agrees to execute and deliver to Prime Landlord, from time to time, any commercially reasonable documents requested by Prime Landlord in confirmation of said attornment.  In the event Prime Landlord elects to exercise such attornment, the provisions of the Paragraph shall be self-operative and shall apply notwithstanding any contrary claim that the Sublease may have been merged or extinguished upon the sooner expiration or termination of the Prime Lease.

10.    Ratification.  By Tenant and Subtenant executing the Sublease, such parties shall be deemed conclusively to have agreed to the terms of this Consent, and acknowledge that Prime Landlord has agreed to execute this Consent based upon Tenant's and Subtenant's acceptance of the terms and conditions contained herein.

11.    Insurance.  Subtenant shall, at all times during the term of the Sublease, maintain those policies of insurance as set forth in accordance with Article 7 of the Prime Lease with respect to the Sublease Premises.  Such policies shall name Prime Landlord and Prime Landlord's agents (including Prime Landlord's managing agent) and Prime Landlord's mortgagee, as additional insured(s) as their interests may appear.

12.    Indemnity.  Tenant and Subtenant each hereby agree to indemnify, defend and hold Prime Landlord and Prime Landlord's agents, employees, partners, members, managers, officers, mortgagee(s) and successors and assigns harmless from and against any and all claims, demands, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) arising in connection with: (a) any brokerage commission and/or compensation and/or related claims by any brokers, realtors, agents or finders in connection with the Sublease; and (b) any property damage, personal injury, lien, claim, liability, cost or expense resulting from any alterations made by or on behalf of Subtenant; and (c) Subtenant's actions, omissions, use and/or occupancy of, and access to/egress from, the Sublease Premises.  This indemnity shall survive the expiration or sooner termination of the Sublease and Prime Lease, respectively.

13.    Conflicts.  In the event of any inconsistency between the terms of this Consent and the terms of the Sublease, the terms of this Consent shall govern and control in each instance. If any term or provision of this Consent shall, to any extent, be invalid or unenforceable, the remainder of this Consent shall not be affected thereby, and the balance of this Consent shall be valid and enforceable to the fullest extent hereunder as permitted by applicable law.

14.    Effectiveness; Execution.  Notwithstanding anything to the contrary contained herein, nothing herein or otherwise shall be deemed a consent by Prime Landlord to the Sublease unless and until Prime Landlord, Tenant and Subtenant shall each have executed the signature provisions set forth below and delivered fully executed counterparts of this Consent to the other.  It is expressly understood and agreed that Prime Landlord shall have no obligation whatsoever to execute and deliver this Consent, and that Prime Landlord shall not commence its formal review and approval process for doing so, unless and until Prime Landlord receives:  (a) executed counterparts of the Sublease and this Consent signed by Tenant and Subtenant; and (b) all insurance certificates of Tenant and Subtenant required under this Consent and/or the Prime Lease or Sublease.  This Consent may be executed in counterparts, each of which, once so executed and delivered, shall be considered an original and all of which together shall constitute one and the same document.  Executed counterparts of this Consent may be transmitted and delivered via facsimile or PDF, and any resulting faxed or PDF'd signatures shall be deemed original signatures.

15.    Notices.  Subtenant shall simultaneously deliver a copy to Prime Landlord of any default notices sent to Tenant, and Tenant shall simultaneously deliver a copy to Prime Landlord of any default notices sent to Subtenant, personally or by United States registered or certified mail (or reputable commercial overnight courier service), postage pre-paid, return-receipt requested, as follows: (a) if to Prime Landlord, at Prime Landlord's address first set forth above, with copies to Cummings & Lockwood LLC, Six Landmark Square, Stamford, Connecticut 06901, Attn: Jonathan B. Mills, Esq.; (b) if to Tenant, at its address first set forth above, Attn: ______________, with a copy to _______________, _________________, __________________, Attn: _________________; and (c) if to Subtenant, at its address first set forth above, Attn: _____________, with a copy to ____________, _______________, ___________, Attn: ____________.  Notwithstanding the foregoing, any party entitled to receive notices under this Consent shall have the right to change its notice and/or copy address(es), from time to time, by written notice sent to the other parties in accordance with this Paragraph.

16.    Representations.  Tenant and Subtenant each hereby warrants, represents, and covenants that: (a) Subtenant's use of the Sublease Premises is not prohibited under any applicable terms of the Prime Lease (including, without limitation, Article 5 thereof): and (b) no broker, realtor, agent or finder was involved in any way in connection with the Sublease except for __________________.

17.    Miscellaneous.  Paragraph headings herein are used for convenience only.  This Consent shall not be modified except by a writing signed by all parties.  This Consent shall be governed by and construed in accordance with the laws of the State of Connecticut.  This Consent shall bind and enure to the benefit of the parties hereto and their respective successors and assigns, but nothing herein shall be deemed to permit any violations of any applicable subletting, assignment, hypothecation or transfer provisions of the Prime Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

TENANT:

________________________

(a ______________________)

By: ________________________________________

     Name:

     Its __________________, duly authorized and empowered

SUBTENANT:

________________________

(a ______________________)

By: _________________________________________

     Name:

     Its __________________, duly authorized and empowered

PRIME LANDLORD:

________________________

(a ______________________)

By: _________________________________________

     Name:

     Its __________________, duly authorized and empowered

Exhibit A

[Copy of Fully-Executed Sublease]

EXHIBIT J

(Intentionally Omitted)

J-1

EXHIBIT L

PAVILION LOBBY MEZZANINE WORK

L-1

EXHIBIT M

(Intentionally Omitted)

M-1

EXHIBIT O

PAVILION BUILDING DIRECTIONAL SIGNAGE

[to be attached]

O-1

EXHIBIT Q

CAFETERIA PLANS

Q-1

EXHIBIT R

RESERVED PARKING PLANS

Floor 1 Total 18

Floor 2 Total 16

Floor 3 Total 16

Floor 4 Total 15

Basement 1 Total 15

EXHIBIT S

FITNESS CENTER AND CONFERENCE CENTER PLANS

(E) EXPANSION JOINT
2HR - RATED
SMALL RECEPTION DESK
YOGA STUDIO / CLASSROOM
STOR.
SECURITY SERVER
AV
MAIN ENTRANCE
STORAGE
FEATURE WALL
WOMEN'S LOCKER
WOMEN'S WC
MEN'S WC
MEN'S LOCKER
MOVABLE GLASS PARTITION
CONF. / FLEX SPACE
(E) WC
(E) WC
CONF.
CONF. / FLEX
ANTE-ROOM
WORK LOUNGE/ PRE-FUNCTION
AV / STORAGE
TOWNHALL
CONF.

S-1

EXHIBIT T

NOTICE OF LEASE/RELEASE OF NOTICE OF LEASE

After Recording, Please Return To:

Day Pitney LLP

One Stamford Plaza

Stamford, Connecticut  06901-2047

Attn: Michael P. Byrne, Esq.

NOTICE OF LEASE

Pursuant to §47-19 of the Connecticut General Statutes (1958 revision, as amended), notice is hereby given of the existence of the following Lease:

1.    The date of execution of the Lease is as of March 7, 2019.

2.    The name and address of the Landlord is:  STAMFORD WASHINGTON OFFICE LLC, a Delaware limited liability company, having an address at c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016.

3.    The name and address of the Lessee or Tenant is:  WORLD WRESTLING ENTERTAINMENT, INC., a Delaware corporation, having an address at 1241 East Main Street, Stamford, Connecticut  06902.

4.    The description of the Premises as contained in the Lease is set forth in Schedule A attached hereto and made a part hereof.  The Premises are a part of that office complex (the "Complex") known as and having an address at 677 and 707 Washington Boulevard, Stamford, Connecticut.

5.    The term of the Lease is for approximately seventeen (17) years, commencing on the Commencement Date (as defined in the Lease) and expiring on the last day of the calendar month in which occurs the fifteenth (15th) anniversary of the Rent Commencement Date (as defined in the Lease), unless sooner terminated or otherwise extended and renewed in accordance with the Lease.

6.    Tenant has five (5) consecutive options to extend or renew the Lease for a term of five (5) years each, pursuant to the terms of the Lease.  Tenant has no further option to extend or renew, nor does Tenant have any option to purchase the Premises. Tenant has a right of first offer to purchase the Premises (as well as rights to lease additional space) pursuant to certain terms contained in the Lease.

7.    Copies of said Lease are on file at:  Landlord's address set forth above.

This instrument, is intended to be a Notice of Lease executed for the purpose of complying with §47-19 of the Connecticut General Statutes so as to give constructive notice of said Lease.  This Notice of Lease is not intended to and shall not amend, modify or alter any of the terms and conditions of the Lease and in the event of any conflict or inconsistency between this Notice of Lease and the Lease, the Lease shall govern and control in all respects.

IN WITNESS WHEREOF, the parties hereto have duly executed this Notice of Lease as of March 7, 2019.

WITNESSES:	LANDLORD:
Stamford Washington Office LLC

Name:
By:
Name:
Name:		Its:	___________________, duly authorized

TENANT:
WORLD WRESTLING ENTERTAINMENT, INC.
Name:
By:
Name:
Name:		Its:	___________________, duly authorized

STATE OF NEW YORK	)
	) ss:	New York
COUNTY OF NEW YORK	)

On this _______day of ___________, 2019, personally appeared STAMFORD WASHINGTON OFFICE LLC,  hereunto duly authorized, acting herein by _______________, its ________, hereunto duly authorized, who acknowledged that he signed, sealed and delivered the above and foregoing instrument as his free act and deed, as the free act and deed of said ___________, and as the free act and deed of said limited liability company, for the purposes therein stated, before me.

Notary Public
Commissioner of the Superior Court
My Commission Expires:____________

STATE OF ___________	)
	) ss:	___________
COUNTY OF ___________	)

On this _____ day of ___________, 2019, personally appeared WORLD WRESTLING ENTERTAINMENT, INC., acting herein by _________________________, its _____________________, hereunto duly authorized, who acknowledged that he/she signed, sealed and delivered the above and foregoing instrument as his/her free act and deed, and as the free act and deed of said corporation, for the purposes therein stated, before me.

Notary Public
Commissioner of the Superior Court
My Commission Expires:

SCHEDULE A
Description of Premises

The Premises consist of 415,266 rentable square feet of space, comprising the interior area of the lobby and the interior rentable areas of the entire fifth (5th), sixth (6th), and seventh (7th) floors of the Pavilion Building, and the interior rentable areas comprising the entire sixth (6th), seventh (7th), twelfth (12th), and thirteenth (13th) floors of the Tower Building, located at that certain office complex known as and located at 677 and 707 Washington Boulevard, Stamford, Connecticut.

After Recording, Please Return To:

Cummings & Lockwood LLC

Six Landmark Square

Stamford, CT  06901

Attn: Jonathan B. Mills, Esq.

RELEASE OF NOTICE OF LEASE

WHEREAS, pursuant to that certain lease dated as of March 7, 2019 (the "Lease"), STAMFORD WASHINGTON OFFICE LLC,  as landlord ("Landlord"), leased unto WORLD WRESTLING ENTERTAINMENT, INC.,  as tenant ("Tenant"), certain premises more particularly described therein (the "Premises"), located in that office complex known as 677 and 707 Washington Boulevard, Stamford, Connecticut; and

WHEREAS, pursuant to Section 47-19 of the Connecticut General Statutes, Landlord and Tenant have executed and recorded a statutory Notice of Lease in the Stamford Land Records; and

WHEREAS, in consideration for Landlord permitting Tenant to so record such Notice of Lease, Tenant has agreed to execute and provide Landlord with this Release of Notice of Lease, so as to permit Landlord to record such Release in the Stamford Land Records at the expiration or sooner termination of the Lease in accordance with its terms;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby agrees as follows:

1.    Upon, or at any time after (but not before), the expiration or other termination of the Lease, Landlord shall have the right, without any further consent or agreement of Tenant, to record this Release of Notice of Lease, Tenant hereby releasing and discharging the Notice of Lease effective solely upon such expiration or other termination of the Lease.

2.    Tenant hereby irrevocably appoints Landlord as its attorney-in-fact (coupled with an interest) to record this Release of Notice of Lease in Tenant's name and on Tenant's behalf solely in the event of such expiration or other termination of the Lease.

3.    A copy of said Lease is on file at Landlord's address at c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York  10016.

T-1

IN WITNESS WHEREOF, Tenant has duly executed this Release of Notice of Lease as of March 7, 2019.

WITNESSES:	WORLD WRESTLING ENTERTAINMENT, INC.

Name:	By:
Name:
		Its:	___________________, duly authorized
Name

STATE OF _______________	)
	) ss:	____________
COUNTY OF _____________	)

On this _____ day of ___________, 2019, personally appeared WORLD WRESTLING ENTERTAINMENT, INC., acting herein by _________________________, its _____________________, hereunto duly authorized, who acknowledged that he/she signed, sealed and delivered the above and foregoing instrument as his/her free act and deed, and as the free act and deed of said corporation, for the purposes therein stated, before me.

Notary Public
Commissioner of the Superior Court
My Commission Expires: ________________

T-2

SCHEDULE A

The Premises

The Premises consist of 415,266 rentable square feet of space, comprising the interior area of the lobby and the interior rentable areas of the entire fifth (5th), sixth (6th), and seventh (7th) floors of the Pavilion Building, and the interior rentable areas comprising the entire sixth (6th), seventh (7th), twelfth (12th), and thirteenth (13th) floors of the Tower Building, located at that certain office complex known as and located at 677 and 707 Washington Boulevard, Stamford, Connecticut.

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